EXECUTION COPY





                    STOCK PURCHASE AGREEMENT



                          by and among



             UNITED PARCEL SERVICE OF AMERICA, INC.,



                  UNITED PARCEL SERVICE, INC.,



                            CNF INC.


                               and


                      MENLO WORLDWIDE, LLC



                      As of October 5, 2004









                        TABLE OF CONTENTS

                                                             Page


ARTICLE I CONSTRUCTION; DEFINITIONS                            2
  SECTION 1.1 CONSTRUCTION                                     2
  SECTION 1.2 DEFINITIONS                                      2
  SECTION 1.3 ACCOUNTING TERMS                                 2

ARTICLE II TRANSFER AND ASSUMPTION; PURCHASE AND SALE          2
  SECTION 2.1 TRANSFER OF THE CONVEYED ASSETS AND THE
               EXCLUDED ASSETS                                 2
  SECTION 2.2 ASSUMPTION OF LIABILITIES; EXCLUDED
               LIABILITIES.                                    2
  SECTION 2.3 TRANSFER PROVISIONS                              2
  SECTION 2.4 AGREEMENT TO PURCHASE AND SELL                   2

ARTICLE III PURCHASE PRICE; ADJUSTMENTS                        2
  SECTION 3.1 PURCHASE PRICE                                   2
  SECTION 3.2 PAYMENT OF PURCHASE PRICE                        2
  SECTION 3.3 CASH                                             2
  SECTION 3.4 WORKING CAPITAL ADJUSTMENT                       2
  SECTION 3.5 RELEASES OF LIABILITIES.                         2

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS       2
  SECTION 4.1 ORGANIZATION                                     2
  SECTION 4.2 AUTHORIZATION                                    2
  SECTION 4.3 CAPITAL STOCK                                    2
  SECTION 4.4 SUBSIDIARIES                                     2
  SECTION 4.5 ABSENCE OF RESTRICTIONS AND CONFLICTS            2
  SECTION 4.6 REAL PROPERTY.                                   2
  SECTION 4.7 TITLE TO ASSETS; RELATED MATTERS                 2
  SECTION 4.8 INVENTORY                                        2
  SECTION 4.9 FINANCIAL STATEMENTS                             2
  SECTION 4.10NO UNDISCLOSED LIABILITIES                       2
  SECTION 4.11ABSENCE OF CERTAIN CHANGES                       2
  SECTION 4.12LEGAL PROCEEDINGS                                2
  SECTION 4.13COMPLIANCE WITH LAW                              2
  SECTION 4.14COMPANY CONTRACTS                                2
  SECTION 4.15TAX RETURNS; TAXES                               2
  SECTION 4.16OFFICERS, EMPLOYEES AND INDEPENDENT
               CONTRACTORS                                     2
  SECTION 4.17COMPANY BENEFIT PLANS                            2
  SECTION 4.18LABOR RELATIONS                                  2
  SECTION 4.19INSURANCE POLICIES                               2
  SECTION 4.20ENVIRONMENTAL, HEALTH AND SAFETY MATTERS         2
  SECTION 4.21INTELLECTUAL PROPERTY                            2
  SECTION 4.22SOFTWARE                                         2
  SECTION 4.23NOTES AND ACCOUNTS RECEIVABLE                    2
  SECTION 4.24TRANSACTIONS WITH AFFILIATES                     2
  SECTION 4.25LICENSES                                         2
  SECTION 4.26ETHICAL PRACTICES                                2
  SECTION 4.27BROKERS, FINDERS AND INVESTMENT BANKERS          2
  SECTION 4.28CUSTOMS MATTERS                                  2
  SECTION 4.29INDUSTRIAL REVENUE BONDS                         2

ARTICLE V INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE
SELLERS                                                        2
  SECTION 5.1 AUTHORIZATION                                    2
  SECTION 5.2 ABSENCE OF RESTRICTIONS AND CONFLICTS            2
  SECTION 5.3 OWNERSHIP OF EQUITY                              2
  SECTION 5.4 LEGAL PROCEEDINGS                                2
  SECTION 5.5 AMOUNTS OWED TO SELLERS                          2

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND
PARENT                                                         2
  SECTION 6.1 ORGANIZATION                                     2
  SECTION 6.2 AUTHORIZATION                                    2
  SECTION 6.3 ABSENCE OF RESTRICTIONS AND CONFLICTS            2
  SECTION 6.4 AVAILABILITY OF FUNDS                            2
  SECTION 6.5 PURCHASE FOR INVESTMENT INTENT                   2
  SECTION 6.6 BROKERS, FINDERS AND INVESTMENT BANKERS          2

ARTICLE VII CERTAIN COVENANTS AND AGREEMENTS                   2
  SECTION 7.1 CONDUCT OF BUSINESS BY THE COMPANY AND THE
               COMPANY SUBSIDIARIES PRIOR TO THE CLOSING       2
  SECTION 7.2 INSPECTION AND ACCESS TO INFORMATION             2
  SECTION 7.3 INTERIM FINANCIALS                               2
  SECTION 7.4 NO SOLICITATION OF TRANSACTIONS                  2
  SECTION 7.5 COMMERCIALLY REASONABLE EFFORTS; FURTHER
               ASSURANCES; COOPERATION                         2
  SECTION 7.6 PUBLIC ANNOUNCEMENTS                             2
  SECTION 7.7 SUPPLEMENTS TO SCHEDULES; NOTICES OF CERTAIN
               EVENTS                                          2
  SECTION 7.8 EMPLOYEE AND BENEFIT MATTERS.                    2
  SECTION 7.9 INSURANCE                                        2
  SECTION 7.10NONCOMPETITION AND RELATED MATTERS               2
  SECTION 7.11TAX MATTERS                                      2
  SECTION 7.12CERTAIN TRANSACTIONS.                            2
  SECTION 7.13MINIMUM NET WORTH.                               2
  SECTION 7.14CONSENTS; NOVATION OF GOVERNMENT CONTRACTS.      2
  SECTION 7.15TRANSFER STRUCTURE; TRANSFER DOCUMENTATION.      2
  SECTION 7.16CUSTOMER VISITS                                  2
  SECTION 7.17RENEGOTIATION OF AGREEMENTS; RELEASE OF
               GUARANTEES.                                     2
  SECTION 7.18D&O INSURANCE                                    2

  SECTION 7.19TRANSITION SERVICES AGREEMENT                    2
  SECTION 7.20SELLERS' ACCESS TO BOOKS AND RECORDS             2
  SECTION 7.21VECTOR MENLO SHIPPER'S ASSOCIATION               2
  SECTION 7.22SHARED LICENSES                                  2

ARTICLE VIII CONDITIONS TO CLOSING                             2
  SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS           2
  SECTION 8.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER       2
  SECTION 8.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS         2

ARTICLE IX CLOSING                                             2
  SECTION 9.1 CLOSING..                                        2
  SECTION 9.2 SELLERS CLOSING DELIVERIES                       2
  SECTION 9.3 PURCHASER CLOSING DELIVERIES                     2

ARTICLE X TERMINATION                                          2
  SECTION 10.1TERMINATION                                      2
  SECTION 10.2SPECIFIC PERFORMANCE AND OTHER REMEDIES          2
  SECTION 10.3EFFECT OF TERMINATION                            2

ARTICLE XI INDEMNIFICATION                                     2
  SECTION 11.1INDEMNIFICATION OBLIGATIONS OF THE
               SHAREHOLDER                                     2
  SECTION 11.2INDEMNIFICATION OBLIGATIONS OF THE PURCHASER     2
  SECTION 11.3INDEMNIFICATION PROCEDURE                        2
  SECTION 11.4CLAIMS PERIOD                                    2
  SECTION 11.5LIABILITY LIMITS                                 2
  SECTION 11.6INVESTIGATIONS; TAX TREATMENT                    2
  SECTION 11.7SELLERS' REPRESENTATIONS AND WARRANTIES          2
  SECTION 11.8SUCCESSORS OR ASSIGNS                            2

ARTICLE XII MISCELLANEOUS PROVISIONS                           2
  SECTION 12.1NOTICES                                          2
  SECTION 12.2SCHEDULES AND EXHIBITS                           2
  SECTION 12.3ASSIGNMENT; SUCCESSORS IN INTEREST               2
  SECTION 12.4CAPTIONS                                         2
  SECTION 12.5CONTROLLING LAW; AMENDMENT                       2
  SECTION 12.6CONSENT TO JURISDICTION, ETC                     2
  SECTION 12.7SEVERABILITY                                     2
  SECTION 12.8COUNTERPARTS                                     2
  SECTION 12.9ENFORCEMENT OF CERTAIN RIGHTS                    2
  SECTION 12.10                                         WAIVER 2
  SECTION 12.11                                    INTEGRATION 2
  SECTION 12.12              COOPERATION FOLLOWING THE CLOSING 2
  SECTION 12.13                              TRANSACTION COSTS 2
SECTION 12.14  PARENT GUARANTEE.                               2

                        LIST OF EXHIBITS

Exhibit 1.2(a) ACMI Leases
Exhibit 1.2(b) Assumed Liabilities
Exhibit 1.2(c) Assumed Liabilities - Insurance Plans
Exhibit 1.2(d) Assumed Liabilities - Environmental Laws
Exhibit 1.2(e)      Collective Bargaining Agreements
Exhibit 1.2(f) Company Subsidiaries
Exhibit 1.2(g) Intellectual Property
Exhibit 1.2(h) Excluded Assets
Exhibit 1.2(i) Excluded Employees
Exhibit 1.2(j) Obligations Under Dayton Bonds
Exhibit 1.2(k) Identified Litigation
Exhibit 1.2(l) Key Employees
Exhibit 1.2(m) Persons with Knowledge
Exhibit 1.2(n) Severance Payments
Exhibit 3.1(a) Assumed Debt
Exhibit 3.1(b) Purchase Price Allocations
Exhibit 3.4(a) Working Capital
Exhibit 4.9(c) Accruals
Exhibit 4.28   Importer of Record Policy
Exhibit 5.5    Amounts Owed to Sellers
Exhibit 7.8(a) Transferred Employees
Exhibit 7.8(d) Company Retained Plans
Exhibit 7.8(g) Employee Information
Exhibit 7.8(l) Logistics Contract Employees
Exhibit 7.14(c)     Other Third Party Consents
Exhibit 7.17   Wet and Dry Lease Agreements
Exhibit 7.19   Transition Services Agreement
Exhibit 7.22   Shared Usage Licenses
Exhibit 8.2(f) Form of Secretary Certificate (Sellers)
Exhibit 8.3(e) Form of Secretary Certificate (Purchaser)
Exhibit 11.1(i)     Specific Indemnification Obligations of the
Shareholder
Exhibit 11.2   Specific Indemnification Obligations of the
Purchaser


                        LIST OF SCHEDULES

Schedule 4.1   Company and Company Subsidiaries
Schedule 4.3   Capital Stock
Schedule 4.4   Subsidiaries
Schedule 4.5   Absence of Restrictions and Conflicts
Schedule 4.6(a)     Owned Real Property
Schedule 4.6(b)     Leased Real Property
Schedule 4.6(c)     Leasehold Exceptions
Schedule 4.6(d)     Exceptions to Real Property Compliance with
Law
Schedule 4.6(e)     Real Property Exceptions
Schedule 4.7   Title Exceptions; List of Assets
Schedule 4.8   Customer Inventory
Schedule 4.9(a)     Shareholder Financial Statements; Exceptions
Schedule 4.9(b)     Company Financial Statements
Schedule 4.10  Undisclosed Liabilities
Schedule 4.11  Certain Changes
Schedule 4.12  Legal Proceedings
Schedule 4.13  Exceptions to Compliance with Law
Schedule 4.14  Company Contracts
Schedule 4.15(a)    Tax Exceptions
Schedule 4.15(b)    Tax Returns Due
Schedule 4.15(d)    Taxable Income
Schedule 4.16(a)    Employment Agreements
Schedule 4.16(b)    Officers and Employees
Schedule 4.17(a)    List of Company Benefit Plans
Schedule 4.17(b)    Exceptions to Company Benefit Plans;
Actuarial Assumptions
Schedule 4.17(c)    Multiemployer Plans
Schedule 4.18  Labor Relations
Schedule 4.19  Insurance Policies
Schedule 4.20  Environmental, Health and Safety Matters
Schedule 4.21  Company Registered Intellectual Property
Schedule 4.21(a)    Company Proprietary Intellectual Property
Schedule 4.21(b)    Company Intellectual Property Exceptions
Schedule 4.21(c)    Infringement Notices
Schedule 4.22  Company Software
Schedule 4.22(c)    Company Software Exceptions
Schedule 4.23  Notes Receivable
Schedule 4.24  Transactions with Affiliates
Schedule 4.25  Licenses
Schedule 4.26  Ethical Practices
Schedule 4.28  Customs Brokerage
Schedule 4.29  Dayton Bonds




                    STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 5, 2004, is made and entered into by and among UNITED PARCEL SERVICE OF AMERICA, INC., a Delaware corporation (the
"Purchaser"), CNF INC., a Delaware corporation (the "Shareholder"), MENLO WORLDWIDE, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Shareholder ("Worldwide" and together with the Shareholder, the "Sellers") and, solely for the purposes of Article VI and Section
12.14 of this Agreement, UNITED PARCEL SERVICE, INC., a Delaware corporation ("Parent"). The Purchaser, Parent, the Shareholder and Worldwide are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

                      W I T N E S S E T H:

     WHEREAS,  the  Shareholder  owns  all  of  the  issued   and
outstanding membership interests of Worldwide;

     WHEREAS, Worldwide owns all of the issued and outstanding capital stock of Menlo Worldwide Forwarding, Inc., a Delaware corporation (the "Company");

     WHEREAS, the Company and its subsidiaries are engaged in the Company Business (as hereinafter defined);

     WHEREAS, the Parties desire to enter into this Agreement pursuant to which the Shareholder will cause Worldwide to sell to the Purchaser, and the Purchaser proposes to purchase from Worldwide (the "Acquisition"), all of the issued and outstanding capital stock of the Company; and

     WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:


                            ARTICLE I
                    CONSTRUCTION; DEFINITIONS

          SECTION 1.1    Construction

..   Unless  the  context  of  this  Agreement  otherwise  clearly requires, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other genders, (c) the words "include," "includes" and "including" do not limit the preceding terms or words and shall be deemed to be followed by the words "without limitation", (d) the terms "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (e) the terms "day" and "days" mean and refer to calendar day(s) and (f) the terms "year" and "years" mean and refer to calendar year(s). Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or
agreement   (including   this   Agreement)   (A)   includes   and
incorporates  all  exhibits,  schedules  and  other   attachments
thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and
(ii) a particular Law (as hereinafter defined) means such Law as amended, modified, supplemented or succeeded, from time to time
and   in  effect  at  any  given  time.   All  Article,  Section,
Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.

          Section 1.2    Definitions

..   The  following  terms,  as used herein,  have  the  following meanings:

     "Accruals" has the meaning set forth in Section 4.9(c).

     "ACMI Leases" means the leases identified on Exhibit 1.2(a).

     "Acquiror" has the meaning set forth in Section 7.4(b).

     "Acquisition" has the meaning set forth in the recitals.

     "Acquisition Transaction" has the meaning set forth in 7.10(a).

     "Action of Divestiture" means making proposals, executing or carrying out agreements or complying with Laws providing for the license, sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets that are material to the Purchaser or the Company or the holding separate of the Company capital stock or imposing or seeking to impose any material limitation on the ability of the Purchaser, the Company or any of their respective Subsidiaries, to conduct their respective businesses or own such assets or to acquire, hold or exercise full rights of ownership of the Company Business.

     "ADA"  means  the United States Americans with  Disabilities
Act and the rules and regulations promulgated thereunder.

     "Additional Surviving Obligations" has the meaning set forth in Section 11.4(b).

     "ADEA"  means  the  United  States  Age  Discrimination   in
Employment   Act  and  the  rules  and  regulations   promulgated
thereunder.

     "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

     "Agreement" has the meaning set forth in the preamble.

     "Airfreight Forwarding" means the transportation of goods via air transport on behalf of customers or arrangement for the carrying of goods via air transport on behalf of customers, in each case, issuing air waybills or similar documents to customers and does not include the furnishing of logistical or other services in which the air waybills or similar documents are issued by a third party.

     "ALPA" means the collective bargaining agent known as the Air Line Pilots Association.

     "ALPA Agreement" means that certain collective bargaining agreement executed by and between EWA and ALPA dated September 19, 2000 inclusive of any other related agreements executed at any time by EWA or any of its Affiliates (including but not limited to the Subcontracting Letter Agreement) and ALPA at any time since ALPA was certified as the collective bargaining representative of EWA's pilots and flight engineers.

     "Ancillary   Documents"  means  the  Shareholder   Ancillary
Documents and the Company Ancillary Documents.

     "Applicable Benefit Laws" means all Laws or other legislative, administrative or judicial promulgations, other than ERISA and the Code, including those of a jurisdiction outside the United States of America, applicable to any Company Benefit Plan or ERISA Affiliate Plan.

     "Arbitrator" has the meaning set forth in Section 3.4(c).

     "Assumed Debt" has the meaning set forth in Section 3.1.

     "Assumed Liabilities" means the following liabilities and obligations (whether or not fixed, contingent or absolute, accrued or unaccrued, known or unknown) other than any Purchaser
Losses:

          (i) those certain liabilities and obligations of the Shareholder and/or its Subsidiaries which relate to the Company Business and are listed on Exhibit 1.2(b);

          (ii) liabilities and obligations relating to any Transferred Employees and to any former employees, retired employees, and employees on long term disability leave, of the Company or the Company Subsidiaries whose principal employment was in the Company Business during their tenure with the Company or any Company Subsidiary, including under any Employment Agreement with the Company or any Company Subsidiary and including the items more specifically listed in clauses (iii)-(v), (vii) and (viii); provided, however, that Assumed Liabilities shall not include any liabilities or obligations arising out of or related to litigation brought by or on behalf of any Transferred Employees against any entity other than the Company or any Company Subsidiary or any liabilities or obligations arising out of any Company Benefit Plan (other than a Company Retained Plan) or an
     ERISA  Affiliate  Plan  or  withdrawal  liability  under   a
     Multiemployer Plan (to the extent such withdrawal liability arises from or with respect to actions of the Shareholder, the Company, a Company Subsidiary or an ERISA Affiliate before the Closing) except as otherwise specifically listed in clauses (iii)-
     (v), (vii) and (viii);

          (iii) funding obligations related to the Post-Retirement Medical Liability, which funding shall be satisfied by Purchaser in compliance with the provisions set forth in Section 7.8(i);

(iv) funding obligations related to the Long Term Disability
Liability, which funding shall be satisfied by Purchaser in compliance with the provisions set forth in Section 7.8(j);
          (v) liabilities and obligations from and after the Closing relating to wages for services performed by the Transferred
     Employees in the most recent pay period ending on or after the Closing but due after Closing;

          (vi) past, present and future liabilities and obligations assumed under the plans and policies specifically listed on Exhibit
     1.2(c) maintained by the Sellers or any of their respective Subsidiaries for the benefit of the Company or any Company Subsidiary; provided, however, Assumed Liabilities shall not include any liabilities or obligations arising out of or related to any Wrongful Acts, as defined in the current year directors and officers liability insurance policies or fiduciary liability insurance policies carried by or for the benefit of the Company, the Company Subsidiaries or the Company Business as listed on
     Schedule 4.19 (collectively, the "Plans"), which have been committed by the Company, the Company Subsidiaries or any of its directors, officers or Plans trustees or Plans fiduciaries either prior to or arising out of the Acquisition;

          (vii)     Severance Payments;

(viii) funding obligations related to medical benefits payable under the CNF Inc. Welfare Benefits Plan with respect to any Transferred Employees or their dependants for claims incurred on or before the Closing Date to the extent such claims are submitted within twelve (12) months of the Closing Date or such earlier date as is required under the terms of the CNF Inc. Welfare Benefits Plan;
(ix) all liabilities and obligations under Environmental Laws to the extent arising out of or relating to properties set forth on
Exhibit 1.2(d); and
(x) liabilities related to the Conveyed Assets other than liabilities arising out of the conduct of business of the Shareholder and its Subsidiaries (other than the Company Business).
     "Balance Sheet" means the balance sheet of the Company as of June 30, 2004 included in the Company Financial Statements.

     "Benefit  Plans Administrator" has the meaning set forth  in
Section 7.8(f).

     "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of New York, New York.

     "Cash   Purchase  Price"  has  the  meaning  set  forth   in
Section 3.1.

     "CERCLA" means the United States Comprehensive Environmental
Response,  Compensation, and Liability Act, 42 U.S.C.    9601  et
seq., and the rules and regulations promulgated thereunder.

     "CFCs" has the meaning set forth in Section 7.15(a).

     "Claims Period" means the period during which a claim for indemnification may be asserted hereunder by an Indemnified
Party.

     "Closing" has the meaning set forth in Section 9.1.

     "Closing Date" means the date on which the Closing occurs.

     "Closing Date Cash Balance" means the cash and cash equivalents as set forth on the consolidated general ledger of the Company and each Company Subsidiary (which includes a reconciliation for issued and outstanding checks and deposits in transit) as of the opening of business on the Closing Date minus
(i) the "Drafts Payable" (such amount being calculated consistent with past practice and, for reference purposes, which amount as of June 30, 2004 is reflected on Exhibit 3.4(a) as $16,329,594), minus (ii) all duties, fees, taxes, interest or similar amounts held by the Company or any Company Subsidiary (whether in dedicated accounts or otherwise) for the benefit of a Third Person (which for these purposes shall include the Company or a Company Subsidiary when it acts as an "importer of record" as the term is defined in 19 U.S.C. Section 1484) for remittance to a Governmental Entity for customs matters (e.g., amounts held for remittance to Customs) that have not yet been remitted to such Governmental Entity, plus (iii) all duties, fees, taxes, interest or similar amounts paid by the Company or any Company Subsidiary (whether in dedicated accounts or otherwise) for the benefit of a Third Person to a Governmental Entity for customs matters (e.g., amounts paid to Customs) that have not yet been collected from such Third Person).

     "CNF  Credit Agreement" has the meaning set forth in Section
7.17(a).

     "COBRA Coverage" means continuation coverage required  under
Section 4980B of the Code and Part 6 of Title I of ERISA.

     "Code"  means  the United States Internal  Revenue  Code  of
1986, as amended.

     "Collective   Bargaining  Agreements"  means   any   written
agreement, other than the ALPA Agreement, listed on Exhibit 1.2(e) currently in full force and effect or being renegotiated between the Company or any Company Subsidiary and any labor organization or labor union governing wages, hours, and other terms and conditions of employment of Company employees or employees of any Company Subsidiary and any such agreement that is no longer current but as to which the Company or any Company Subsidiary has continuing obligations pursuant to an agreement on or after January 1, 2001 to settle any grievance, unfair labor practice charge or complaint resulting from effects bargaining, or otherwise.

     "Company" has the meaning set forth in the recitals.

     "Company Ancillary Documents" means any certificate, agreement, document or other instrument, other than this
Agreement,  to  be  executed  and delivered  by  the  Company  or
Worldwide   in  connection  with  the  transactions  contemplated
hereby.

     "Company Benefit Plan" means each Employee Benefit Plan, other than a Multiemployer Plan, sponsored, administered or maintained or required to be sponsored, administered or maintained at any time by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary makes or has made, or has or has had an obligation to make, contributions at any time which provides or at any time provided benefits to employees, former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of the Company or any Company Subsidiary or the dependents of any of them.

     "Company Business" means the Forwarding Business as performed by the Company, the Company Subsidiaries and/or the Shareholder or any of its Subsidiaries. For the avoidance of doubt, the Company Business does not include: (i) the furnishing of logistical services of the type provided by Worldwide and its Subsidiaries other than the Company and the Company Subsidiaries; and (ii) the business or operations of EWA or any related airline operations of the Sellers or any Affiliates thereof.

     "Company   Contracts"   has  the  meaning   set   forth   in
Section 4.14.

     "Company Financial Statements" means the unaudited combined balance sheet as at December 31, 2003 and statements of income, stockholders' equity and cash flows of the Company Business for the 12-month period then ended and the unaudited combined balance sheet as at June 30, 2004 and the statements of income, stockholders' equity and cash flows of the Company Business for the six (6) month period ended June 30, 2004.

     "Company   Intellectual   Property"   means   the    Company
Proprietary  Intellectual  Property  and  the  Company   Licensed
Intellectual Property.

     "Company International Benefit Plan" means those Company Benefit Plans sponsored, administered or maintained or required to be sponsored, administered or maintained at any time by the Company or any Company Subsidiary for the exclusive benefit of Transferred Employees, former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees whose employment is or was (or services are or were) related to the Company Business or the Conveyed Assets and who would be Transferred Employees if they were employed by the Company or a Company Subsidiary at Closing whose principal workplace is or, in the case of former employees or other workers, was outside the United States of America, Logistics Contract Employees or the spouses or the dependents of any of them.

     "Company Licensed Intellectual Property" means the Intellectual Property used in the Company Business which is licensed to the Company or any Company Subsidiary from a third party or an Affiliate of the Company, including the Company Licensed Software.

     "Company Licensed Software" means all software used in the Company Business which is licensed to the Company or any Company
Subsidiary.

       "Company Proprietary Intellectual Property" means the Intellectual Property used in the Company Business which is owned by the Company or any Company Subsidiary, including the Company Proprietary Software, and the Company Registered Intellectual Property.

     "Company Proprietary Software" means all software used in the Company Business which is owned by the Company or any Company
Subsidiary.

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by and filed in the name of the Company or any Company Subsidiary and used in the Company
Business.

     "Company Retained Plan" has the meaning set forth in Section
7.8(d).

     "Company Software" means the Company Licensed Software and the Company Proprietary Software.

     "Company Subsidiary" means each entity engaged in the Company Business and set forth on Exhibit 1.2(f).

     "Confidential Information" means any data or information of the Company or any Company Subsidiary (including trade secrets) that is valuable to the operation of the Company's or any Company Subsidiaries' business and not generally known to the public or competitors; provided that Confidential Information shall not include information which (i) is or becomes publicly available other than as a result of a disclosure by any Seller or any of their respective directors, officers, employees, Affiliates, representatives (including without limitation, financial advisors, attorneys and accountants) or agents (for purposes of this definition, the "Representatives") or (ii) is or becomes available to any Seller or any of their respective Representatives on a nonconfidential basis from a source (other than the disclosing party or the disclosing party's Representatives) which, to the best of the Shareholder's Knowledge is not prohibited from disclosing such information to such Seller by a legal, contractual for fiduciary obligation to the disclosing party.

     "Consent" means any consent, approval or authorization.

     "Consolidated Net Worth" means, at any date, the  amount  by
which   Consolidated  Total  Assets  exceed  Consolidated   Total
Liabilities.

     "Consolidated Total Assets" means, at any date, all  amounts that  would, in conformity with GAAP, be included as assets on  a
consolidated   balance   sheet  of  the   Shareholder   and   its
Subsidiaries.

     "Consolidated Total Liabilities" means, at any date, all amounts that would, in conformity with GAAP, be included as liabilities on a consolidated balance sheet of the Shareholder and its Subsidiaries.

     "Contest" has the meaning set forth in Section 7.11(k).

     "Control" means, when used with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or as trustee or executor, by contract or credit arrangement or otherwise.

     "Conveyed  Assets"  means those certain  rights  and  assets
(other than the Excluded Assets) relating to the Company Business and not owned by the Company or any Company Subsidiary as follows:

          (i)  the Intellectual Property and other assets specified on
     Exhibit 1.2(g), and the Intellectual Property not listed  on
     Exhibit 1.2(g) that is used exclusively in the Company Business;
     and

(ii) all equity and other interests of any Company Subsidiary that is not a wholly owned Subsidiary of the Company.
     "Costs" has the meaning set forth in Section 7.15(a).

     "Current Company Benefit Plan" has the meaning set forth  in
Section 4.17(a).

     "Customs Brokerage" means any services that constitute the transaction of "customs business," as defined under 19 U.S.C. 1641(a)(2) and 19 C.F.R. Part 111.1, and which services require a "customs broker" License and Permit or Permits in accordance with 19 U.S.C. 1641(b) and (c) and 19 C.F.R. 111.2.

     "Customer   Inventory"  has  the  meaning   set   forth   in
Section 4.8.

     "Customers" means the top 100 customers (by revenue) of the Company Business for the period from January 1, 2004 through July
31, 2004.

     "Customs" has the meaning set forth in Section 4.28.

     "Dayton Bonds" means any and all bonds or similar debt securities issued by the City of Dayton, Ohio with respect to the Dayton Hub or the Dayton Leases.

     "Dayton Hub" means the air cargo business, facilities and operations of the Company and the Company Subsidiaries located in the City of Dayton, Ohio.

     "Dayton Leases" means collectively, (i) that certain Specialty Facility Ground Lease and Use Agreement dated as of April 1, 1981 between the City of Dayton, Ohio, as lessor and Emery Air Freight Corporation, as lessee, as amended to date, and
(ii) that certain Amended, Supplemented and Restated Lease Agreement dated as of November 1, 1988 between the City of Dayton, Ohio, as lessor and Menlo Worldwide Forwarding, Inc. f/k/a Emery Air Freight Corporation, as lessee, as amended to date.

       "De Minimis International Employment Agreement" means an Employment Agreement for the benefit of an employee of the Company or a Company Subsidiary whose principal workplace is outside the United States of America and the payments under which (either individually or when aggregated with other remuneration to the employee) would not exceed $100,000 in any year.

     "EC  Merger  Regulation" means Council  Regulation  (EC)  No
139/2004 of 20 January 2004 on the control of concentrations between undertakings.

     "Employee  Benefit Plan" means, with respect to any  Person,
(a) each plan, fund, program, agreement, arrangement or scheme, including each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under the Laws of a jurisdiction outside the United States of America, in each case, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the spouses or the dependents of any of them (whether written or oral), including each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to
ERISA),   (b)  each  "pension"  plan  (within  the   meaning   of
Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA), (c) each severance plan or agreement, health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal and
(d) each other employee benefit plan, fund, program, agreement, arrangement or scheme.

     "Employment Agreement" means any employment contracts, consulting agreements, termination or severance agreements, change of control agreements or any other agreement, whether oral or written, respecting the terms and conditions of employment or of a consulting or independent contractor relationship in respect of any current or former officer, employee, consultant or independent contractor, but shall exclude any Collective Bargaining Agreement.

     "Environmental Laws" means all local, state and federal Laws governing the protection of the environment, health and safety, including surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or ambient air, pollution control, humans, animals and plants, product registration for Hazardous Materials and Hazardous Materials.

     "ERISA"  means the United States Employee Retirement  Income
Security Act of 1974 as amended and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any Person (whether incorporated or unincorporated) that together with the Company would be deemed a "single employer" within the meaning of Section 414 of the Code.

     "ERISA Affiliate Plan" means each Employee Benefit Plan, other than a Multiemployer Plan, sponsored, administered or maintained or required to be sponsored, administered or maintained at any time by any ERISA Affiliate, or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time.

     "Estimated  Incremental Cost" has the meaning set  forth  in
Section 7.15(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" means the following:

               (i)  assets of the Company or a Company Subsidiary listed on
          Exhibit 1.2(h) hereto; and

               (ii) all rights, claims and credits, including all guarantees, warranties, indemnities and similar rights in favor of the Shareholder or any of its Affiliates to the extent relating to
          (A) any other Excluded Asset or (B) any Excluded Liability.

     "Excluded  Employees"  means  all  employees  set  forth  on
Exhibit  1.2(i)  and any employee of the Company or  any  Company
Subsidiary on long term disability leave as of the Closing Date.

     "Excluded Liabilities" means, regardless of any disclosure to the Purchaser, the following liabilities and obligations (whether or not fixed, contingent or absolute, accrued or unaccrued, known or unknown) of the Company and the Company Subsidiaries, all of which shall be retained by the Shareholder or its Subsidiaries:

          (i) under or relating to any Company Benefit Plan (other than a Company Retained Plan) or an ERISA Affiliate Plan (except to the extent specifically listed as Assumed Liabilities), withdrawal liability under a Multiemployer Plan (but only to the extent such withdrawal liability arises from or with respect to the actions of the Shareholder, the Company, a Company Subsidiary or an ERISA Affiliate before the Closing) or that are the responsibility of the Sellers under Section 7.8;

          (ii) for the avoidance of doubt, regardless of where located, relating to, resulting from or arising out of EWA or any current and former EWA employee-related liabilities (including benefit plans and obligations under any Collective Bargaining Agreement or Multiemployer Plan with or for the benefit of such employees) labor or other agreements, arrangements or obligations relating to such employees, business or operations, other than EWA's guarantee obligation under the Dayton Bonds as set forth on
     Exhibit 1.2(j);

(iii)     in connection with any Excluded Employee;
(iv) for the avoidance of doubt, regardless of where located, relating to, resulting from or arising out of claims made in pending or future suits, actions, investigations or other legal, governmental or administrative proceedings by or related to
(A) ALPA, current or former EWA employees, including current or former pilots, flight engineers, mechanics or other flight-related employees, of EWA or in connection with the ALPA Agreement (excluding the Subcontracting Letter Agreement),
(B) any claim that EWA, on the one hand and the Company, any of the Company Subsidiaries or the Shareholder on the other hand have been at any time an "alter ego" of the other, (C) any claim that any employment relationship exists or existed between the Company or any Company Subsidiary and any employee who performs or performed work for the Company or any Company Subsidiary pursuant to any ACMI Lease and (D) the Identified Litigation;
(v)  relating to any Excluded Asset; and
(vi) costs relating to the Transfers.
     "Expiration   Date"   has   the   meaning   set   forth   in
Section 10.1(d).

           "Existing  Policies"  has the  meaning  set  forth  in
Section 7.18.

     "EWA" means Emery Worldwide Airlines, Inc.

     "FCPA" has the meaning set forth in Section 4.26.

     "Final Working Capital Statement" has the meaning set forth in Section 3.4(b).

     "FLSA" means the United States Fair Labor Standards Act and the rules and regulations promulgated thereunder.

     "FMLA" means the United States Family and Medical Leave Act and similar state, local and foreign Laws and, in each such case, the rules and regulations promulgated thereunder.

     "Foreign Antitrust Laws" means all non-U.S. Laws (including without limitation Laws in Canada and Brazil and the EC Merger Regulation) intended to prohibit, restrict or regulate activities or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition (and, in the case of Canada, foreign investment Laws).

     "Forwarding  Business"  means  transportation  services  for
shippers   of   heavyweight   cargo   utilizing   domestic    and
international air, ground and ocean freight transportation, logistics management and customshouse brokerage services.

     "GAAP" means generally accepted accounting principles as applied in the United States of America.

     "Governmental Entity" means any federal, state, local or foreign government, including any municipality, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

     "Hazardous Materials" means any waste, pollutant, contaminant or toxic or hazardous substance, including any ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, which is in any way governed by or subject to any applicable Environmental Law.

     "HSR   Act"   means   the  United  States  Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Incremental  Cost"  has the meaning set  forth  in  Section
7.15(a).

     "Identified  Business"  means the  provision  of  Airfreight
Forwarding, Ocean Forwarding and/or Customs Brokerage services.

     "Identified  Litigation"  means  the  claims  set  forth  on
Exhibit 1.2(k).

     "Indemnified Party" means a Purchaser Indemnified Party or a
Shareholder Indemnified Party.

     "Indemnifying   Party"  has  the  meaning   set   forth   in
Section 11.3(a).

     "Independent Actuary" has the meaning set forth  in  Section
7.8(i).

     "Infringement Notice" has the meaning set forth  in  Section
4.21(c).

     "Intellectual Property" means any or all of the following and all rights, arising out of or associated therewith:
(i) United States of America, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) trade secrets, proprietary information and databases; (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) industrial designs and any registrations and applications therefor throughout the world;
(v) internet uniform resource locators, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; and (vi) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "Key Employees" means the employees of the Company or a Company Subsidiary set forth on Exhibit 1.2(l).

     "Knowledge" means the actual knowledge of those individuals listed on Exhibit 1.2(m) after due inquiry and diligence with respect to the matters at hand.

     "Labor Laws" means all Laws and all contracts or collective bargaining agreements, including Laws of or contracts or collective bargaining agreements governed by a jurisdiction outside the United States of America, in each case governing or concerning labor relations, unions and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupational safety and health, including, without limitation, the United States Immigration Reform and Control Act of 1986, the United States National Labor Relations Act, the United States Civil Rights Acts of 1866 and 1964, the United States Equal Pay Act, ADEA, ADA, FMLA, WARN, OSHA, the United States Davis Bacon Act, the United States Walsh-Healy Act, the United States Service Contract Act, United States Executive Order 11246, FLSA and the United States Rehabilitation Act of 1973 and all rules and regulations promulgated under such acts.

     "Laws"   means  all  statutes,  rules,  codes,  regulations,
restrictions,   ordinances,   orders,   approvals,    directives,
judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.

     "Leased Real Property" means the parcels of real property having an annual base rent of $100,000 or more of which the Company or any Company Subsidiary, after giving effect to the Transfers, is the lessee (together with all fixtures and improvements thereon).

     "Legal Dispute" means any action, suit or proceeding between or among the Parties and their respective Affiliates arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document.

     "Licenses" means all notifications, licenses, permits (including construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and applications therefor.

     "Liens" mean all mortgages, liens, pledges, security interests, hypothecations, charges, claims, options, restrictions and other encumbrances of any kind or nature whatsoever including leases, chattel mortgages, deeds of trust, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

     "Logistics Contract Employee(s)" has the meaning set forth in Section 7.8(l).

     "Logistics Contracts" means the contracts and other customer arrangements set forth in Section 2 (MWL Customer Contracts) of
Exhibit 1.2(h).

     "Long Term Disability Liability" has the meaning set forth in Section 7.8(j).

     "Loss  Threshold"  has  the meaning  set  forth  in  Section
11.5(a).

     "Material Adverse Effect" means any state of facts, change, event, effect or occurrence (when taken together with all other states of fact, changes, events, effects or occurrences) that is or would reasonably be expected to be materially adverse to the Company Business after giving effect to the Transfers, other than any state of fact, change, event, effect or occurrence relating to (a) the economy in general and not specifically related to or otherwise specifically affecting the Company Business, (b) the freight forwarding or customs brokerage industry generally and not specifically related to or otherwise specifically affecting the Company Business, (c) actions taken pursuant to and in compliance with this Agreement, (d) changes in Law or GAAP, (e) acts of war or acts of terrorism or (f) the announcement or consummation, actual or prospective, of this Agreement or the transactions contemplated hereby. A Material Adverse Effect shall also include any state of facts, change, event or occurrence that shall have occurred or been threatened that (when taken together with all other states of fact, changes, events, effects or occurrences that have occurred or been threatened) is or would reasonably be expected to prevent or materially delay the performance by the Shareholder, Worldwide or the Company of any of its obligations hereunder or the consummation of the transactions contemplated hereby.

     "Material  Interim  Event"  has the  meaning  set  forth  in
Section 7.7.

     "Maximum  Premiums"  has the meaning set  forth  in  Section
7.18.

     "Minimum Consolidated Net Worth" has the meaning set forth in Section 7.13.

     "MSA" has the meaning set forth in Section 7.21.

     "Multiemployer Plan" means each Employee Benefit Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA, to which the Company or any Company Subsidiary contributes or has or has had an obligation to make contributions, or to which an ERISA Affiliate contributes or has or has had an obligation to make contributions.

     "NLRB"  means  the  United States National  Labor  Relations
Board.

     "Noncompete Period" means the period beginning on the Closing Date and continuing for a period of three (3) years after the Closing Date.

     "Obligations" has the meaning set forth in Section 12.14(a).

     "Ocean Forwarding" means the transportation of goods via ocean transport on behalf of customers or arrangement for the carrying of goods via ocean transport on behalf of customers, in each case, issuing sea waybills or similar documents to customers and does not include the furnishing of logistical or other services in which the sea waybills or similar documents are issued by a third party.

     "OSHA"  means  the  United  States Occupational  Safety  and
Health Administration.

     "Owned Real Property" means the parcels of real property owned by the Company or any Company Subsidiary, after giving effect to the Transfers, that are primarily used in the Company Business, together with all fixtures and improvements thereon.

     "Parent" has the meaning set forth in the preamble.

     "Parties" has the meaning set forth in the preamble.

     "Party" has the meaning set forth in the preamble.

     "Permitted Liens" means (i) Liens for Taxes not yet due and payable or being contested in good faith; (ii) statutory and contractual Liens of landlords; (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business and (x) not yet delinquent or (y) being contested in good faith; (iv) zoning, building codes and other land use Laws regulating the use or occupancy of any portion of the Real Property; and (v) restrictions, variances, covenants, rights of way, encumbrances, easements, other similar matters of record affecting title to any portion of the Real Property and other minor irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the conduct of the Company Business.

     "Person"   means   any   individual,   group,   corporation,
partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity or other organization or entity.

     "Plans" has the meaning set forth in the definition of "Assumed Liabilities" in Section 1.2.

     "Post-Retirement Medical Liability" has the meaning set forth in Section 7.8(i).

     "Preliminary Working Capital Statement" has the meaning set forth in Section 3.4(a).

     "Purchase Price" has the meaning set forth in Section 3.1.

     "Purchaser" has the meaning set forth in the preamble.

     "Purchaser   Ancillary  Documents"  means  any  certificate,
agreement,  document  or  other  instrument,  other   than   this
Agreement, to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby.

     "Purchaser  Basket"  has the meaning set  forth  in  Section
11.5(a).

     "Purchaser   Cap"   has   the   meaning   set    forth    in
Section 11.5(a).

     "Purchaser  Deductible"  has  the  meaning  set   forth   in
Section 11.5(a).

     "Purchaser Indemnified Parties" means the Purchaser and  its
Affiliates,   each  of  their  respective  officers,   directors,
employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Purchaser   Losses"   has  the   meaning   set   forth   in
Section 11.1.

     "Purchaser Material Adverse Effect" has the meaning set forth in Section 6.3.

     "Purchaser Transition Team" means David Birkmeyer, Anthony Lenhart, Scott Goldfuss, Michael O'Farrell and John Sutthoff; any member may be replaced in the Purchaser's sole discretion at any time and from time to time by another person appointed by the Purchaser upon notice to Sellers.

     "Purchaser's Proposal" has the meaning set forth in 7.8(i)

     "Purolator" means Purolator Courier Corporation and its subsidiaries and related companies that were acquired by Emery
Air Freight Corporation in 1987.

     "Real Property" means the Owned Real Property and the Leased
Real Property.

     "Registered Intellectual Property" means all United States of America, international and foreign: (i) patents and patent applications (including provisional applications),
(ii) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks, (iii) registered copyrights and applications for copyright registration, (iv) domain name registrations and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with any federal, state, local or foreign Governmental Entity or other public body.

     "Release" means, with respect to any Hazardous Material, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air.

     "Repatriation  Plan" has the meaning set  forth  in  Section
7.15(a).

     "Selected  Contracts" has the meaning set forth  in  Section
7.21.

     "Sellers" has the meaning set forth in the preamble.

     "Seller  Transition  Team"  means John  Rocheleau,  Jennifer
Pileggi and Eric Kirchner; any member may be replaced in Sellers' sole discretion at any time and from time to time by another person appointed by Sellers upon notice to the Purchaser.

     "Service   Contracts"   has  the  meaning   set   forth   in
Section 4.14(o).

     "Severance Payments" means those severance payments due the Transferred Employees under the Employment Agreements and Company Benefit Plans described on Exhibit 1.2(n) or under any De Minimis International Employment Agreement as a result of the transactions contemplated by this Agreement.

     "Shared Usage Licenses" has the meaning set forth in Section
7.22.

     "Shareholder" has the meaning set forth in the preamble.

     "Shareholder  Acquisition" has  the  meaning  set  forth  in
Section 7.4(b).

     "Shareholder Ancillary Documents" means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Shareholder, Worldwide or any other Affiliate of the Shareholder in connection with the transactions contemplated hereby.

     "Shareholder Financial Statements" means the audited balance sheet of the Shareholder as at December 31, 2003 and the audited statements of income, stockholders' equity and cash flows of the Shareholder for the 12-month period then ended and the unaudited balance sheet of the Shareholder as at June 30, 2004 and the unaudited statements of income, stockholders' equity and cash flows of the Shareholder for the three (3) and six (6) month periods ended June 30, 2004.

     "Shareholder Group" means the affiliated group, within the meaning of Section 1504 of the Code (and any similar group defined under a similar provision of state, local or foreign law), that includes the Company and the common parent of which is the Shareholder.

     "Shareholder Indemnified Parties" means the Shareholder, Worldwide and their respective Affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Shareholder   Losses"  has  the  meaning   set   forth   in
Section 11.2.

     "Shareholder's  Proposal"  has  the  meaning  set  forth  in
Section 7.8(i).

     "Shares" has the meaning set forth in Section 2.4.

     "Special  Losses" means all Purchaser Losses  arising  under
Section 11.1(i).

     "Straddle  Period"  has the meaning  set  forth  in  Section
7.11(b).

     "Subcontracting Letter Agreement" means that certain letter of agreement between EWA, the Company, the pilots employed by EWA and ALPA regarding subcontracting, dated September 28, 2000.

     "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or of which such Person is a general partner or managing partner.

     "Surviving  Obligations"  has  the  meaning  set  forth   in
Section 11.4(a).

     "Surviving  Representations" has the meaning  set  forth  in
Section 11.4(a).

     "Tax Reserves" has the meaning set forth in Section 7.11(c).

     "Tax Return" means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

     "Taxes" means all taxes, assessments, charges, duties, fees, levies and other governmental charges, including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind for which the Company or any Company Subsidiary may have any liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity.

     "Termination Date" means the date prior to the Closing when this Agreement is terminated in accordance with Article X.

     "Territory" means worldwide, such area being where any customer or actively sought prospective customer of the Company or any Company Subsidiary is located.

     "Third Person" means any Person who is not an Affiliate of the Shareholder on or prior to the closing of an Acquisition
Transaction.

     "Transaction   Taxes"   has  the  meaning   set   forth   in
Section 7.11(f)

     "Transfer  Documentation"  has  the  meaning  set  forth  in
Section 7.15(c).

     "Transferred  Employees"  has  the  meaning  set  forth   in
Section 7.8(a).

     "Transfers" mean the transfers and assumptions described  in
Section 2.1 and Section 2.2.

     "Transition  Access" has the meaning set  forth  in  Section
7.2.

     "Transition Team" means the Seller Transition Team  and  the
Purchaser Transition Team.

     "Transition Services Agreement" has the meaning set forth in
Section 7.19.

     "Treasury Regulations" means the Income Tax Regulations, promulgated under the Code.

     "VMSA" has the meaning set forth in Section 7.21.

     "WARN"  means  the  United  States  Worker  Adjustment   and
Retraining   Notification  Act  and  the  rules  and  regulations
promulgated thereunder.

     "Working Capital" means the working capital of the Company and the Company Subsidiaries as of the Closing Date calculated in accordance with the methodologies and principles set forth on
Exhibit 3.4(a). Working Capital shall not include any amounts for which the Purchaser is entitled to indemnification pursuant to Article XI.

     "Working  Capital  Ceiling" means an amount  equal  to  $212 million.

     "Working Capital Deficit" means the amount by which the Working Capital calculated in accordance with Section 3.4 and set forth on the Final Working Capital Statement is less than the Working Capital Floor.

     "Working  Capital  Floor"  means an  amount  equal  to  $112 million.

     "Working Capital Surplus" means the amount by which the Working Capital calculated in accordance with Section 3.4 and set forth on the Final Working Capital Statement exceeds the Working
Capital Ceiling.

     "Worldwide" has the meaning set forth in the preamble.

          Section 1.3    Accounting Terms

..   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                           ARTICLE II
           TRANSFER AND ASSUMPTION; PURCHASE AND SALE

          SECTION 2.1    Transfer of the Conveyed Assets and the Excluded
     Assets

..

          (a) Subject to the terms and conditions of this Agreement, prior to the Closing Date, the Shareholder shall, and shall cause its
Subsidiaries  to,  transfer, convey, assign and  deliver  to  the
Company  and  the Company Subsidiaries, as appropriate,  and  the
Company  and  the  Company Subsidiaries, shall  accept  from  the
Shareholder  and  such  transferring  Subsidiaries  all  of   the
Shareholder's and such Subsidiaries' right, title and interest in and to all the Conveyed Assets.

(b) Subject to the terms and conditions of this Agreement, prior to the Closing Date, the Shareholder shall, and shall cause the Company and the Company Subsidiaries to transfer to the Shareholder or its Subsidiaries (other than the Company and the Company Subsidiaries), including newly formed Subsidiaries, all of the Company's and the Company Subsidiaries' right, title and interest in and to the Excluded Assets, and the Shareholder or such Subsidiaries shall accept from the Company or the Company
Subsidiaries, as the case may be, all of the Company's and the Company Subsidiaries' right, title and interest in and to all the Excluded Assets.
          Section 2.2    Assumption of Liabilities; Excluded Liabilities.

          (a) Subject to the terms and conditions of this Agreement, prior to the Closing Date, the Shareholder shall cause the Company and
the    Company   Subsidiaries,   as   appropriate,   in   partial
consideration for the transfers described in Section 2.1, to assume or satisfy all Assumed Liabilities to the extent the Assumed Liabilities are not liabilities of the Company or the Company Subsidiaries as of such date.

(b) Subject to the terms and conditions of this Agreement, prior to the Closing Date, the Shareholder shall, or shall cause any of its Subsidiaries (other than the Company or the Company Subsidiaries) to, assume or satisfy all Excluded Liabilities of the Company and the Company Subsidiaries.
          (c) For purposes of this Section 2.2, such assumption or satisfaction of liabilities can also be accomplished via payment,
offset,   discharge,   contribution  to  capital,   distribution,
cancellation or otherwise.

          Section 2.3    Transfer Provisions

..

          (a) The Transfers shall be effected in accordance with the terms and conditions of Section 7.15.

(b) Except for the Assumed Liabilities, none of the Company or the Company Subsidiaries is assuming or retaining and none of them shall be deemed to have assumed or retained any Excluded
Liabilities.
          Section 2.4    Agreement to Purchase and Sell

..   Subject to the terms and conditions of this Agreement, at the
Closing (as hereinafter defined), the Shareholder shall cause Worldwide to, and Worldwide will, sell, transfer and deliver to the Purchaser, and the Purchaser will purchase and acquire from Worldwide, all of the issued and outstanding capital stock of the Company (the "Shares"), free and clear of all Liens (except for restrictions on transfer under the Securities Act and comparable securities Laws).

                           ARTICLE III
                   PURCHASE PRICE; ADJUSTMENTS

          SECTION 3.1    Purchase Price

..   Subject  to  adjustment pursuant to Section  3.3  (Cash)  and
Section 3.4 (Working Capital Adjustment), the aggregate amount to be paid for the Shares (the "Purchase Price") shall be (i) $150 million in cash (the "Cash Purchase Price") and (ii) the assumption by the Purchaser of the indebtedness associated with the Company Business as set forth on Exhibit 3.1(a) (the "Assumed
Debt"),  in  each  case  as set forth  in  Section  3.2(a).   The
Purchase Price shall be allocated as set forth on Exhibit 3.1(b) between the Shares and certain agreements set forth herein for Tax purposes.

          Section 3.2    Payment of Purchase Price

..

          (a)  On the Closing Date, the Purchaser shall:

               (i) deliver to Worldwide an amount equal to the Cash Purchase Price; and

               (ii) on the terms and subject to the conditions of this Agreement, assume and pay, honor, perform and discharge (or cause to be assumed, paid honored, performed and discharged) when due all the Assumed Debt.

          (b)  All cash payments required under this Section 3.2,
Section 3.3, Section 3.4 or any other provision of this Agreement shall be made in cash by wire transfer of immediately available funds to such bank account(s) as shall be designated in writing by the Shareholder or the Purchaser, as applicable, at least three (3) Business Days prior to the applicable payment date.

          Section 3.3    Cash

..   Within twenty (20) days after the Closing Date, the Purchaser shall prepare and deliver to the Shareholder a certificate executed by an officer or authorized representative of the Purchaser which sets forth the Closing Date Cash Balance,
together   with   reasonable   supporting   documentation.    The
Shareholder shall have fifteen (15) days after delivery of the Closing Date Cash Balance during which to notify the Purchaser in writing of any dispute of any item contained in the Closing Date Cash Balance, which notice shall set forth in reasonable detail the basis for such dispute. The Purchaser and the Shareholder shall cooperate in good faith to resolve any such dispute as promptly as possible, and upon such resolution, the Purchaser shall pay the Shareholder the Closing Date Cash Balance, as adjusted pursuant to the mutual agreement of the Purchaser and
the  Shareholder.   In  the  event the Shareholder  disputes  the
Closing Date Cash Balance and the Parties do not resolve such dispute within five (5) Business Days after the delivery by the Shareholder of such dispute (or such time as mutually extended by the Parties), such dispute shall be resolved in accordance with the dispute resolution procedures set forth in Section 3.4(c). In the event the Shareholder does not notify the Purchaser of any such dispute in writing within such five (5) Business Day period, or if the Shareholder agrees with the items contained in the Closing Date Cash Balance, the Closing Date Cash Balance shall be final and binding on all parties and the Purchaser shall make a payment in cash to the Shareholder in an amount equal to the Closing Date Cash Balance.

          Section 3.4    Working Capital Adjustment

..

          (a) As promptly as practicable following the Closing Date (but in any event within thirty (30) days after the Closing Date), the
Purchaser  shall  prepare  and  deliver  to  the  Shareholder   a
statement  (the "Preliminary Working Capital Statement")  setting forth  the  Working Capital as of the close of  business  on  the
Closing  Date;  provided,  however,  that  the  methodology   and
principles  set forth on Exhibit 3.4(a) hereto shall  govern  the preparation of the Preliminary Working Capital Statement.  During
such 30-day period, the Purchaser will provide to the Shareholder and  its  representatives  copies of  the  consolidating  balance sheets  generated  in  connection with  the  preparation  of  the
Preliminary  Working  Capital  Statement  and  will  permit   the
Shareholder  and  its  representatives  to  meet  with  and   ask
questions  of  the individuals preparing the Preliminary  Working
Capital Statement. The Shareholder shall and shall cause its Subsidiaries, Affiliates, directors, officers, employees, agents and representatives to cooperate fully with the Purchaser and its representatives in the preparation of the Preliminary Working
Capital Statement.

(b)  Upon receipt of the Preliminary Working Capital Statement, the Shareholder and its independent certified public accountants or other advisors shall have the right during the succeeding 30-
day period to audit, at the Shareholder's expense, the accounts represented by the line items set forth on the Preliminary
Working Capital Statement and to examine and review all records and work papers and other supporting documents used to prepare such Preliminary Working Capital Statement.  During the 30-day
period, the Purchaser shall and shall cause its Subsidiaries, officers, employees, agents and representatives to cooperate fully with the Shareholder and its representatives in its audit, examination and review of the Preliminary Working Capital
Statement.  The Shareholder shall have thirty (30) days following receipt of the Preliminary Working Capital Statement during which to notify the Purchaser in writing of any dispute of any item contained in the Preliminary Working Capital Statement, which notice shall set forth in reasonable detail the basis for such dispute.  If the Shareholder does not notify the Purchaser of any such dispute in writing within such 30-day period or if the
Shareholder shall agree to the Preliminary Working Capital
Statement, the Preliminary Working Capital Statement shall be final and binding on all parties (the "Final Working Capital
Statement").  The Purchaser and the Shareholder shall cooperate in good faith to resolve any such dispute as promptly as
possible, and upon such resolution, the Final Working Capital
Statement shall be prepared in accordance with the agreement of the Purchaser and the Shareholder.
(c)  If the Purchaser and the Shareholder are unable to resolve any dispute regarding the Preliminary Working Capital Statement within fifteen (15) days (or such longer period as the Purchaser and the Shareholder shall mutually agree in writing) following the Purchaser's receipt of written notice of such dispute, such dispute shall be submitted to, and all issues having a bearing on such dispute shall be resolved by, (x) the San Jose, California office of PricewaterhouseCoopers LLP or (y) in the event such accounting firm is unable or unwilling to take such assignment, a
"Big Four" or other accounting firm mutually agreed upon by the
Purchaser and the Shareholder (such identified accounting firm or, if applicable, the firm so selected, the "Arbitrator").  The resolution of the Arbitrator shall be final and binding on the
Parties and shall be made applying the methodology and principles set forth on Exhibit 3.4(a).  The Arbitrator shall be instructed to use its best efforts to complete its work within thirty (30)
days following its engagement.  The expenses of the Arbitrator shall be borne as the Arbitrator shall determine after
considering the positions asserted by the Parties in light of its final decision.
          (d) Within three (3) Business Days following the determination of the Final Working Capital Statement in accordance with this
Section  3.4, (i) if there exists a Working Capital Surplus,  the
Purchaser shall pay to the Shareholder an amount in cash equal to the  Working Capital Surplus and (ii) if there exists  a  Working
Capital  Deficit, the Shareholder shall pay to the  Purchaser  an
amount   in   cash   equal  to  the  Working   Capital   Deficit.
Notwithstanding anything to the contrary contained herein, (i) if a  dispute  exists between the Parties regarding  the  amount  of
Working  Capital  Surplus,  the  Purchaser  shall  pay   to   the
Shareholder  the  uncontested  amount,  if  any,  prior  to   the
determination of the disputed amount and (ii) if a dispute exists between  the  Parties  regarding the amount  of  Working  Capital
Deficit,   the  Shareholder  shall  pay  to  the  Purchaser   the
uncontested amount, if any, prior to the determination of the disputed amount. If there is not a Working Capital Surplus or a Working Capital Deficit, there shall be no adjustment or payment pursuant to this Section 3.4.

          Section 3.5    Releases of Liabilities.

          (a)  In consideration for the Purchase Price, as of and following
the   Closing  Date,  the  Sellers  knowingly,  voluntarily   and
unconditionally release, forever discharge, and covenant  not  to sue  the Purchaser, the Company, the Company Subsidiaries,  their respective  predecessors, successors, parents,  Subsidiaries  and other  Affiliates, and all of their respective current and former officers,  directors, employees, agents and representatives  from and  for  any  and all claims, causes of action, demands,  suits, debts,  obligations,  liabilities,  damages,  losses,  costs  and expenses  (including  attorneys' fees) of every  kind  or  nature whatsoever,  known or unknown, actual or potential, suspected  or unsuspected, fixed or contingent, that either of the Sellers  has or  may have, now or in the future, arising out of, relating  to, or  resulting  from  any act of commission or  omission,  errors,
negligence,   strict   liability,  breach  of   contract,   tort,
violations of law, matter or cause whatsoever from the  beginning of time to the Closing Date; provided, however, that such release
shall  not  cover:   (i) any claims against  the  Purchaser,  its
predecessors,   successors,  parents,  Subsidiaries   and   other
Affiliates unrelated in any way to this Agreement or the transaction contemplated by this Agreement, (ii) any claims against the Purchaser arising under this Agreement, including any Exhibits, or Ancillary Documents or (iii) any claims against the Purchaser or such Subsidiaries in respect of any intercompany account receivable or payable between the Purchaser or such Subsidiaries, on the one hand, and the Company, on the other, which in any such case remains in effect after the Closing and was reflected on the Final Working Capital Statement.

(b) In consideration for the Shares, as of and following the Closing Date, the Purchaser knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue the Sellers and their predecessors, successors, parents, Subsidiaries and other Affiliates and all of their current and former officers, directors, employees, agents and representatives from and for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorney's fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that the Purchaser has or may have, now or in the future, arising out of, relating to, or resulting from any act of commission or omission, errors, negligence, strict liability, breach of contract, tort, violations of Laws, matter or cause whatsoever from the beginning of time to the Closing Date; provided, however, that such release shall not cover (i) any claims against either of the Sellers, their predecessors, successors, parents, Subsidiaries and other Affiliates unrelated in any way to this Agreement or the transactions contemplated by this Agreement; (ii) any claims against either of the Sellers arising under this Agreement, including any Exhibits or Ancillary Documents or (iii) any claims against the Sellers or such Subsidiaries in respect of any intercompany account receivable or payable between the Sellers or such Subsidiaries, on the one hand, and the Company, on the other, which in any such case remains in effect after the Closing and was reflected on the Final Working Capital Statement.
                           ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers, jointly and severally, hereby represent and warrant to the Purchaser as follows as of the date hereof and as of the Closing Date:

          Section 4.1    Organization

.. Schedule 4.1 contains a true, correct and complete list of the Company and each of the Company Subsidiaries, all formal legal names of the Company and each of the Company Subsidiaries, its type of entity, its jurisdiction of incorporation or formation, as the case may be, its directors and officers and other jurisdictions in which the Company or any Company Subsidiary is
authorized  to  do  business.   The  Company  and  each   Company
Subsidiary is duly formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted including the Company
Business.   The  Company  and  each Company  Subsidiary  is  duly
qualified or licensed as a foreign corporation or organization in good standing to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties or assets owned or leased by it requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has heretofore made available to the Purchaser true, correct and complete copies of the charter documents as currently in effect and the corporate record books with respect to actions taken by the shareholders
and   board  of  directors  of  the  Company  and  each   Company
Subsidiary.

          Section 4.2    Authorization

..   The  Company has the requisite power and authority to execute and  deliver  each  Company Ancillary Document,  to  perform  its
obligations   thereunder  and  to  consummate  the   transactions
contemplated thereby. Each Company Ancillary Document has been (or when executed will be) duly executed and delivered by the Company and shall constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance
with   its   terms,  except  as  may  be  limited  by  applicable
bankruptcy,  insolvency,  reorganization,  moratorium  or   other
similar Laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          Section 4.3    Capital Stock

..   Schedule 4.3 accurately and completely sets forth the capital structure of the Company and each Company Subsidiary by listing thereon the number of shares of capital stock of the Company and each Company Subsidiary which are authorized and which are issued
and  outstanding.   All of the issued and outstanding  shares  of
capital stock of the Company and each Company Subsidiary (a) are duly authorized, validly issued, and, in jurisdictions which recognize such concepts under Law with respect to such capital stock, fully paid and nonassessable, (b) are held of record by the Persons and in the amounts set forth on Schedule 4.3, (c) were not issued in violation of the preemptive rights of any Person under any agreement to which the Shareholder or any of its
Subsidiaries  is  a  party,  the  certificate  or   articles   of
incorporation, bylaws or other organizational documents of the Shareholder or any Subsidiary of the Shareholder or any agreement or Laws, and (d) are free and clear of all Liens. Except as set forth on Schedule 4.3, there are no (i) shares of capital stock of the Company or any Company Subsidiary are reserved for issuance or are held as treasury shares, (ii) outstanding options, warrants, rights, calls, commitments, conversion rights,
rights   of  exchange,  subscriptions,  agreements,  obligations,
convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of the Company or any Company Subsidiary other than as contemplated by this Agreement and the Ancillary Documents, (iii) outstanding contracts or other agreements to which the Company, either of the Sellers or any Company Subsidiary is a party to purchase, redeem or otherwise acquire any outstanding shares of capital stock of
the   Company  or  any  Company  Subsidiary,  or  securities   or
obligations of any kind convertible into any shares of the capital stock of the Company or any Company Subsidiary, (iv) dividends which have accrued or been declared but are unpaid on the capital stock of the Company or any Company Subsidiary and
(v) outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to the Company or any Company Subsidiary. Except as set forth on Schedule 4.3, since January 1, 2001 the Company has not purchased, redeemed or otherwise acquired any shares of capital stock of the Company.
Schedule 4.3 also lists all dividends or distributions made by the Company since January 1, 2001.

          Section 4.4    Subsidiaries

..   Except as set forth on Schedule 4.4, neither the Company  nor any Company Subsidiary currently owns, directly or indirectly, any capital stock or other equity securities of or interests in any other Person.

          Section 4.5    Absence of Restrictions and Conflicts

..   Except  for  the  filings, permits and  Consents  as  may  be required under, and other applicable requirements of, the HSR Act, Foreign Antitrust Laws and the Exchange Act and as set forth on Schedule 4.5, the execution, delivery and performance of this Agreement, the Shareholder Ancillary Documents and the Company
Ancillary   Documents,  the  consummation  of  the   transactions
contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary, including the Conveyed Assets, under, (a) any term or provision
of   the   charter  documents  of  the  Company  or  any  Company
Subsidiary,  (b)  except as indicated on Schedule  4.14,  Section
7.14(c)  or  Section  7.22, any Company  Contract  or  any  other
contract,   agreement,  permit,  franchise,  License   or   other
instrument  applicable to the Company or any Company  Subsidiary,
(c) any judgment, decree or order of any Governmental Entity to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties are bound or (d) any Law or arbitration award applicable to the Company or any Company Subsidiary, except, with respect to clauses (b), (c) and (d) for any such conflicts, violations, breaches, defaults, losses, Liens or other encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.5, no Consent or order of, or registration, declaration or filing with, any Governmental Entity or other Person is required with respect to the Company or any Company Subsidiary in connection with the execution, delivery or
performance   of   this  Agreement,  the  Shareholder   Ancillary
Documents or the Company Ancillary Documents or the consummation of the transactions contemplated hereby or thereby except for filings under and compliance with the HSR Act, Foreign Antitrust Laws and the Exchange Act and such Consents or orders which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 4.6    Real Property.

          (a) Schedule 4.6(a) sets forth a true, correct and complete list of the Owned Real Property, including the street address, city and state thereof and identifies the owner of each such parcel of
Owned  Real  Property.  The Company, or  the  applicable  Company
Subsidiary   identified  on  Schedule  4.6(a),   has   good   and
marketable title to each parcel of the Owned Real Property, free and clear of all Liens other than Permitted Liens.

(b) Schedule 4.6(b) sets forth a true, correct and complete list of the Leased Real Property leased by the Company and each Company Subsidiary.
(c) Except as set forth on Schedule 4.6(c), the Company or the applicable Company Subsidiary, as the case may be, has a valid leasehold interest in the Leased Real Property, and the leases granting such interests are in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity).
(d) Except as set forth on Schedule 4.6(d), no portion of the Real Property violates any Law relating to zoning, building, land use, fire, and noise control except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.6(d) and except for the Permitted Liens, no Real
Property is subject to (i) any governmental decree or order or, to the Knowledge of the Shareholder, threatened or proposed order or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever in any such case except where such decree, order or other limitation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (e) The improvements and fixtures on the Real Property, taken as a whole, are in all material respects in reasonable operating condition and repair, ordinary wear and tear excepted, are reasonably adequate for the purposes for which they are presently being used. Except as set forth on Schedule 4.6(e), there is no condemnation, expropriation or similar proceeding pending or, to the Knowledge of the Shareholder, threatened against any of the Real Property or any improvement thereon. As of the date hereof, the Real Property constitutes all of the real property utilized by the Company or any Company Subsidiary in the operation of the Company Business (other than Real Property leased or acquired after the date hereof in accordance with the terms hereof).

          Section 4.7    Title to Assets; Related Matters

..   The  assets of the Company and the Company Subsidiaries after giving effect to the Transfers constitute all of the assets reasonably necessary to conduct the operations of the Company Business as is currently being conducted, except for assets used, or licensed to Purchaser, by the Shareholder or its Affiliates in the provision of services to be provided pursuant to the Transition Services Agreement and except for those Licenses listed on Schedule 4.21(b) and the Shared Usage Licenses listed
on  Exhibit  7.22.   Except as set forth  on  Schedule  4.7,  the
Company and each Company Subsidiary has good and marketable title to its material assets and will have good and marketable title to the Conveyed Assets following the Transfers, in each case free and clear of all Liens other than Permitted Liens. The equipment and other items of tangible personal property of the Company and the Company Subsidiaries that are in use are, when construed as a whole and not individually, in all material respects (a) in reasonable operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, (b) usable in the regular and ordinary course of business and (c) conform to all applicable Laws, ordinances, codes, rules and regulations applicable thereto, and the Shareholder has no Knowledge of any defects or problems with any of such assets that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 4.7 and except in connection with the transactions contemplated hereby or as permitted by Section 7.1(k)(i), since December 31, 2003 neither the Company nor any Company Subsidiary has sold, transferred or disposed of any assets having a fair market value in excess of $250,000, other than sales of inventory or obsolete equipment in the ordinary course of business.
Schedule 4.7 sets forth a true, correct and complete list and general description of each item of tangible personal property of the Company and each Company Subsidiary having a book value of more than $250,000 as of the date hereof.

          Section 4.8    Inventory

..   Schedule  4.8 sets forth a true and correct list of  (i)  the customers of the Company and each Company Subsidiary for which the Company and each Company Subsidiary held and managed as of the date hereof, or will hold and manage as of the Closing Date,
any   inventory  (including  raw  materials,  supplies,  work-in-
progress and finished goods) for the account of any such customer other than any such inventory that is merely being shipped or transported by or at the direction of the Company or the Company Subsidiaries or is merely in Customs Brokerage merely for the purpose of gaining entry or establishing admissibility of such inventory into any jurisdiction ("Customer Inventory"); (ii) the respective locations at which all Customer Inventory is held as of the date hereof, or will be held as of the Closing Date; and
(iii) a list of the Customer Inventory as of the most recent practicable date. The Company and each Company Subsidiary has on hand the items of Customer Inventory it is required to have on hand pursuant to the terms and conditions of the applicable agreements between the Company, each Company Subsidiary and its customers subject to immaterial shrinkage allowable under the terms of customer contracts. Except as set forth on Schedule 4.8, to the Knowledge of the Shareholder, the Customer Inventory
does   not   include   any  pharmaceutical  products,   including
pharmaceutical products regulated as controlled substances.

          Section 4.9    Financial Statements

          (a)  .

          (a) The Shareholder has delivered to the Purchaser the Shareholder Financial Statements, copies of which are attached hereto as Schedule 4.9(a). The Shareholder Financial Statements have been prepared from, and are in accordance with, the books and records of the Shareholder, which books and records are maintained in accordance with GAAP (except as expressly noted on
Schedule 4.9(a)) consistently applied throughout the periods indicated, and such books and records have been maintained on a basis consistent with the past practice of the Shareholder. Each balance sheet included in the Shareholder Financial Statements (including the related notes and schedules) fairly presents the financial position of the Shareholder as of the date of such balance sheet, and each statement of income and cash flows included in the Shareholder Financial Statements (including the related notes and schedules) fairly presents the results of operations and changes in cash flows, as the case may be, of the Company for the periods set forth therein, in each case in accordance with GAAP (except as expressly noted therein or on
Schedule   4.9(a))  consistently  applied  during   the   periods
involved.

          (b) The Shareholder has delivered to the Purchaser the Company Financial Statements, copies of which are attached hereto as
Schedule  4.9(b).   The  Company Financial Statements  have  been
prepared  from, and are in accordance with the books and  records of  the  Company  and the Company Subsidiaries, which  books  and records have been maintained on a basis consistent with the  past practice  of  the  Company.  Each balance sheet included  in  the
Company  Financial  Statements (including the related  notes  and
schedules)  fairly  presents,  in  all  material  respects,   the
combined  financial  position  of the  Company  and  the  Company
Subsidiaries as of such balance sheet date and each statement  of
income   and  cash  flows  included  in  the  Company   Financial
Statements  (including  the related notes and  schedules)  fairly presents,  in  all  material respects, the  combined  results  of operations and changes in cash flows, as the case may be, of  the
Company  and the Company Subsidiaries for the periods  set  forth therein,  in  each  case  in  accordance  with  GAAP  (except  as expressly  set forth therein or on Schedule 4.9(b))  consistently applied  during  the periods involved.  Since December  31,  2003 there has been no change in any accounting (or tax accounting) policy, practice or procedure of the Company, except as required by GAAP or comparable rules, regulations or Laws or as expressly set forth on Schedule 4.9(b).

(c) The accruals established on the Company Financial Statements for the Assumed Liabilities that are subject to subsections (ii),
(iii), (iv), (v), (vi) and (viii) of the definition of "Assumed Liabilities" set forth in Article I hereof are reflected on
Exhibit 4.9(c) hereto (the "Accruals").  The Accruals have been
(i) established in accordance with GAAP and (ii) have been derived from the underlying books, records and accounts of the Company and the Company Subsidiaries and, to the extent applicable and referenced on Exhibit 4.9(c), the actual history and experience of the Company and the Company Subsidiaries with respect to such history and experience.
          Section 4.10   No Undisclosed Liabilities

..   Except as disclosed in the Company Financial Statements or as disclosed on Schedule 4.10, neither the Company nor any Company Subsidiary, after giving effect to the Transfers, has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) that are not adequately reflected or provided for in the Balance Sheet, except liabilities and obligations that (i) are not required by GAAP to be reflected on the Balance Sheet or
(ii) have been incurred since the date of such balance sheet in the ordinary course of business, consistent with the past practice of the Company, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 4.11   Absence of Certain Changes

..    Since  December  31,  2003  and  except  as  set  forth   on
Schedule 4.11, there has not been (i) any Material Adverse Effect, (ii) any uninsured damage, destruction, loss or casualty to property or assets of the Company or any Company Subsidiary with a value in excess of $250,000 or (iii) any action taken of the type described in Section 7.1 (e), (g), (h), (i), (l), (m) and (n) that, had such action occurred following the date hereof without the Purchaser's prior approval, would be in violation of
Section 7.1.

          Section 4.12   Legal Proceedings

..   Except  as  set  forth on Schedule 4.12, there  is  no  suit, action, claim, arbitration, proceeding or investigation pending, or, to the Knowledge of the Shareholder, threatened against, relating  to  or  involving, the Company Business,  the  Conveyed
Assets, the Company, any Company Subsidiary or the real or personal property of the Company or any Company Subsidiary before any Governmental Entity which (i) involves any allegations of criminal violations of any Law or (ii) if finally adversely determined could reasonably be expected to result in a payment to the claimant in excess of $250,000. No suit, action, claim, proceeding or investigation pending or, to the Knowledge of the Shareholder, threatened against, relating to or involving the Company Business, the Conveyed Assets, the Company, any Company Subsidiary or the real or personal property of the Company or any Company Subsidiary before any Governmental Entity (including any of those set forth on Schedule 4.12), if finally determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.12, neither the Company nor any Company Subsidiary is specifically subject to any judgment, decree, injunction, rule
or   order  of  any  court  or  arbitration  panel  that   would,
individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.12, neither the Company nor any Company Subsidiary has any material claim currently pending against any Governmental Entity.

          Section 4.13   Compliance with Law

..

          (a) Except as set forth on Schedule 4.13, the Company and each Company Subsidiary is (and has been at all times during the past
three   (3)  years)  in  compliance  with  all  applicable  Laws,
including,  without  limitation,  applicable  Laws  relating   to
customs  and occupational, safety and health matters, except  for instances of non-compliance as, individually or in the aggregate, have  not  had  and would not reasonably be expected  to  have  a
Material  Adverse Effect.  Except as set forth on Schedule  4.13,
(i)  neither  the  Company nor any Company  Subsidiary  has  been charged  with,  has  received written notice  that  it  is  under investigation  with  respect  to  a  material  violation  of  any
applicable  Law,  (ii)  neither  the  Company  nor  any   Company
Subsidiary  is  a  party to, or is named in  and  bound  by,  any material  order,  judgment  or  injunction  of  any  Governmental
Entity,  (iii) the Company and each Company Subsidiary has  filed all  material reports and has all material licenses  and  permits required  to  be  filed  with or obtained from  any  Governmental
Entity  from  the  date three (3) years before  the  date  hereof through  the  date  hereof, and (iv) other than routine  contract audits  by the Defense Contract Audit Agency, neither the Company nor any Company Subsidiary is, nor has been in the past three (3)
years, audited by any Governmental Entity and to the Knowledge of the  Shareholder, nor is any such audit threatened.  Nothing  set forth  in this Section is intended to address any liability  that is  related  to  the  matters  described  in  Section  4.6  (Real
Property),  Section  4.15  (Tax  Returns;  Taxes),  Section  4.17
(Company Benefit Plans), Section 4.18 (Labor Relations),  Section
4.20  (Environmental, Health and Safety Matters) or Section  4.26
(Ethical Practices).

(b) The Company and each Company Subsidiary have not been suspended or debarred from bidding on contracts or subcontracts for any Governmental Entity, nor, to the Knowledge of the Shareholder, has any suspensions or debarment action been commenced. There is no valid basis for the Company and each Company Subsidiary's suspension or debarment from bidding on contracts or subcontracts for any Governmental Entity.
(c) No material cost incurred by the Company and each Company Subsidiary pertaining to any contracts or subcontracts for any Governmental Entity has been questioned or challenged by representatives of a Governmental Entity, or has been disallowed by any Governmental Entity, and no amount of money due to the Company or any Company Subsidiary pertaining to any contracts or subcontracts for any Governmental Entity has been withheld or set off nor has any claim been made to withhold or set off money, in each case other than in the ordinary course of business; and the Company is entitled to all progress payments received with respect thereto; and, to the Knowledge of the Shareholder, all amounts previously charged or at present carried as chargeable by the Company or any Company Subsidiary to any contracts or subcontracts for any Governmental Entity have been or will be reasonably, allowable and allocable to each such contracts or subcontracts for any Governmental Entity.
(d) The Company and each Company Subsidiary has not, with respect to any contracts or subcontracts with a Government Entity within the preceding three (3) years, received a material cure notice or material show cause notice advising the Company or any Company Subsidiary that it was in default or would, if it failed to take remedial action, be in default under such contract or subcontract.
          Section 4.14   Company Contracts

..   Schedule 4.14 sets forth a true, correct and complete list of the  following  contracts to which the  Company  or  any  Company
Subsidiary  is  a  party that are in effect on  the  date  hereof
(other than the Employment Agreements set forth on Schedule 4.16(a) (other than as set forth in subsection (e) below), the Company Benefit Plans set forth on Schedule 4.17(a) (other than as set forth in subsection (e) below), insurance policies on
Schedule 4.19, and the Collective Bargaining Agreements listed on
Exhibit 1.2(e) (the "Company Contracts"):

          (a) all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other contracts relating to the borrowing of money or
industrial    development    bonds   or    similar    instruments
(collectively, the "debt agreements"), except any such debt agreement with an aggregate outstanding principal amount as of the date hereof not exceeding $250,000;

(b) all leases relating to the Leased Real Property or other leases or licenses involving any properties or assets (whether real, personal or mixed, tangible or intangible) involving an annual base rent of more than $100,000;
          (c) all contracts and agreements that limit or restrict the Company or any Company Subsidiary or any of their respective officers or key employees from engaging in any business in any jurisdiction;

          (d) all contracts and agreements for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company or any Company Subsidiary of an annual amount in excess of $250,000;

          (e) all contracts with Customers, the contracts otherwise required to be listed on Schedule 4.14, written Employment Agreements or other employment-related agreements that provide for an increased payment or benefit, or accelerated vesting, upon the execution hereof or the Closing or in connection with the transactions contemplated hereby where the value of such increase or acceleration exceeds $100,000;

(f) all contracts and agreements granting any Person a Lien other than a Permitted Lien on all or any part of any property or asset owned by the Company or any Company Subsidiary where the aggregate fair market value of property subject to such Lien exceeds $100,000;
(g) all contracts and agreements for the management, cleanup, remediation or abatement of any Hazardous Materials or for the performance of any environmental audit or study;
(h) other than leases for Leased Real Property or leases for tangible personal property, all contracts and agreements granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any assets or properties;
(i) all contracts and agreements with any agent, distributor or representative hired in connection with the Company Business that is not terminable without penalty on thirty (30) days' or less notice involving an annual commitment or payment of more than $100,000;
(j) all contracts, licenses and agreements to which the Company or any Company Subsidiary is a party (i) with respect to Company Intellectual Property licensed to any third party or any Affiliate of the Company (other than end-user licenses under which license and service fees in the aggregate do not exceed
$100,000) or (ii) pursuant to which a third party has licensed or transferred any Company Intellectual Property to the Company or any Company Subsidiary (other than software that is generally available on nondiscriminatory pricing terms and has an acquisition cost of $100,000 or less);
(k) all contracts providing for the indemnification or holding harmless of any officer, director or employee;
          (l) all joint venture or partnership contracts and all other contracts providing for the sharing of any profits;

          (m) each contract with the Customers (excluding government contracts);

          (n) all outstanding powers of attorney empowering any Person to act on behalf of the Company or any Company Subsidiary other than powers of attorney granted in the ordinary course of business to employees employed outside the United States and powers of attorney granted in connection with Taxes for taxable periods ending on or before the Closing Date, other than powers of attorney granted to non-U.S. attorneys solely for ministerial or other de minimis purposes;

(o) all service contracts calling for annual payments over $250,000 per year with any "ocean common carrier" within the meaning of Sections 3(19) and 8(c) of the Shipping Act of 1984, 46 U.S.C. app. 1709(19) and 1707(c) ("Service Contracts");
(p) all existing contracts and commitments (other than those described in subsections (a) through (o) and (q) and (r) of this
Section 4.14 and other than any contract with a customer of the Company or any Company Subsidiary) to which the Company or any Company Subsidiary is a party or by which its properties or assets are bound involving an annual commitment or annual payment to or from the Company or any Company Subsidiary of more than $1,000,000 individually;
(q) all settlement agreements as to which the Company or a Company Subsidiary has continuing obligations individually and which involve a payment in excess of $250,000 annually; and
(r) all contracts where the Company or a Company Subsidiary is acting as a federal or state contractor or subcontractor.
True, correct and complete copies of all Company Contracts have been made available to the Purchaser. The Company Contracts are legal, valid, binding, and, assuming due and valid authorization, execution and delivery thereof by the other parties to each such Company Contract, enforceable in accordance with their respective terms with respect to the Company or the applicable Company Subsidiary, as the case may be, and each other party to such Company Contracts, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity). There is no existing material default or material breach of the Company or any Company Subsidiary under any Company Contract (or event or condition that, with notice or lapse of time or both would constitute a material default or material breach) and, to the Knowledge of the Sellers, there is no such default (or event or condition that, with notice or lapse of time or both, would constitute such a default or breach) with respect to any third party to any Company Contract. As of the date hereof, neither Company nor any Company Subsidiary is participating in any discussions or negotiations regarding modification of or material amendment to any Company Contract. Schedule 4.14 identifies with an asterisk each Company Contract set forth therein that (i) requires the Consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument or (ii) may require novation pursuant to Section 7.14(d), in each case, in connection with the execution and delivery of this Agreement or any Ancillary Document or the consummation transactions contemplated hereby or thereby.

          Section 4.15   Tax Returns; Taxes

..

          (a)  Except as otherwise disclosed on Schedule 4.15(a):

               (i) all Tax Returns of the Company and any Company Subsidiary due to have been filed through the date hereof in accordance with any applicable Law have been timely filed and are correct and complete in all respects;

(ii) all Taxes for which the Company or any Company Subsidiary is liable (either directly or indirectly) through the date hereof
(whether or not shown on any Tax Return), have been paid in full or is being contested in good faith by appropriate proceedings;
(iii) there are not now any extensions of time in effect with respect to the dates on which any income Tax Returns of the Company or any Company Subsidiary were or are due to be filed;
               (iv) all deficiencies asserted as a result of any examination of any Tax Returns of the Company or any Company Subsidiary have been paid in full, accrued on the books of the Company or any Company Subsidiary, or finally settled;

               (v) to the Knowledge of the Shareholder, no proposals or deficiencies for any Taxes of the Company or any Company
     Subsidiary are being asserted, proposed or threatened (in each case in writing), and no audit or investigation of any return or report of Taxes of the Company or any Company Subsidiary is currently underway, pending or threatened (in each case in writing);

               (vi) no claim has been made in writing by an authority in a jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

               (vii) the Company and all Company Subsidiaries have withheld and paid all Taxes required to have been withheld and paid or for which they could be held liable in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

(viii) there are no outstanding waivers or agreements by or on behalf of or affecting the Company or any Company Subsidiary for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, or any other matter pending between or potentially affecting the Company or any Company Subsidiary and any taxing authority;
               (ix) neither the Company nor any Company Subsidiary has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

               (x) neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement;

(xi) neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated U.S. federal income tax return (other than the Shareholder Group);
               (xii) neither the Company nor any Company Subsidiary has any liability for the Taxes of any Person (other than the Company) under U.S. Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

               (xiii) neither the Company nor any Company Subsidiary has participated in any reportable or listed transaction as defined under Treasury Regulation Section 1.6011-4 other than reportable or listed transactions that have been debated with the IRS and finally resolved;

(xiv) if the Company or any Company Subsidiary has participated in a reportable or listed transaction, it has properly disclosed such transaction in accordance with the Tax regulations or finally settled the issue with the IRS.
          (b) Except as set forth on Schedule 4.15(b), the Shareholder and the Company have made available to the Purchaser complete copies of all open income Tax Returns (together with any agent's reports and any accountants' work papers) relating to their operations for the years for which Tax Returns are due to have been filed.

          (c) Notwithstanding anything to the contrary contained herein, all representations and warranties made in this Section 4.15 shall be deemed to be true and correct so long as any failure of such representation or warranty to be true and correct would not have a Material Adverse Effect or such failure is not due to a knowing failure to disclose a matter on Schedule 4.15(a), (b) or
(d).

(d) Except as set forth on Schedule 4.15(d), the Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any (i) "closing agreement" as described in Code
Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing; (ii) intercompany transactions or any excess loss amount described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing; or (iv) prepaid amount received on or prior to the Closing.
          Section 4.16   Officers, Employees and Independent Contractors

..

          (a) Except as set forth on Schedule 4.16(a), neither the Company nor any Company Subsidiary is a party to or bound by any formal
written   employment  agreement  or  material  verbal  employment
agreement   (other  than  De  Minimis  International   Employment
Agreements)  or any agreements or arrangements with  third  party vendors  to  provide  workers  to  the  Company  or  any  Company
Subsidiary  on a contingent or temporary basis.  The Company  has provided  to the Purchaser true, correct and complete  copies  of each  such  formal written employment agreement and a summary  of
each   material  verbal  employment  agreement  (other   than   a
De  Minimis  International Employment Agreement).   None  of  the
Company, the Shareholder or any Company Subsidiary has received a claim from any Governmental Entity to the effect that the Company or any Company Subsidiary has improperly classified a person as an independent contractor. None of the Company, the Sellers or any Company Subsidiary has made any binding commitments to any such officers, employees or former employees, consultants or independent contractors with respect to compensation, promotion, retention, termination, severance or similar matters specifically with reference to this Agreement or otherwise.

            (b) Schedule 4.16(b) sets forth all officers, employees and independent contractors of the Company or any Company Subsidiary employed in connection with the Company Business that have, since December 31, 2003, been transferred
(i) from the Company or any Company Subsidiary to the Shareholder or a Subsidiary of the Shareholder other than the Company or a Company Subsidiary or (ii) from the Shareholder or a Subsidiary of the Shareholder, other than the Company or a Company Subsidiary, to the Company or any Company Subsidiary. Except as indicated on Schedule 4.16(b), all officers, employees and independent contractors are active on the date hereof.

          Section 4.17   Company Benefit Plans

..

          (a)  Schedule 4.17(a) contains a true and complete list of the
Company   Benefit  Plans  currently  sponsored,   maintained   or
contributed to by the Company or any Company Subsidiary or currently providing benefits to any employee, former employee, director, manager, officer, consultant, independent contractor, contingent workers or leased employee of the Company or any Company Subsidiary or the dependents of any of them (a "Current
Company Benefit Plan").

(b)  Except as set forth on Schedule 4.17(b):
               (i) With respect to each Current Company Benefit Plan identified on Schedule 4.17(a), the Company has heretofore delivered or made available to the Purchaser (A) a true and complete copy of the summary plan description for such plan, or, if such plan is not subject to ERISA, a written summary of the benefits available under that plan to employees of the Company, (B) with respect to any Current Company Benefit Plan that is a source of the Post-Retirement Medical Liability or the Long Term Disability
     Liability being assumed by the Purchaser, a true and complete copy of the plan documents and any amendments thereto, and any related trust or other funding vehicle, and any reports or summaries required under ERISA or the Code and (C) such other documentation with respect to any Company Benefit Plan (whether current or not) as is reasonably requested by the Purchaser.

               (ii) The records of the Company or the Company Subsidiaries accurately reflect the employment or service histories of their employees and leased employees, including their hours of service
     (for all employees who are non-exempt for purposes of federal and state wage and hour laws), and all such records are maintained in a usable form.

(iii) No Company Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA or Section 412 of the Code, and no Company Benefit Plan or ERISA Affiliate Plan is or was a Multiemployer Plan or subject to Section 302 of ERISA. Neither the Company nor any Company Subsidiary has terminated or withdrawn from or sought a funding waiver with respect to, and no fact exists that could reasonably be expected to result in a termination or withdrawal from or seeking a funding waiver with respect to, a Company Benefit Plan that is subject to Title IV of ERISA. Neither the Company nor any Company Subsidiary has incurred, and no fact exists that reasonably could be expected to result in, liability to the Company or any Company Subsidiary as a result of a termination, withdrawal or funding waiver with respect to an ERISA Affiliate Plan.
(iv) Each Company Benefit Plan has been established, registered, qualified, invested, operated and administered in all material respects in accordance with its terms and in compliance with ERISA, the Code and all Applicable Benefit Laws. Neither the
Company nor any Company Subsidiary has incurred, and no fact exists that reasonably could be expected to result in any material liability to the Company or any Company Subsidiary with respect to any Company Benefit Plan or any ERISA Affiliate Plan, including any liability, Tax, penalty or fee under ERISA, the Code or any Applicable Benefit Law (other than to pay premiums, contributions or benefits in the ordinary course).
               (v) Each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination or other letter indicating that it is so qualified and the plan sponsor of each such Company Benefit Plan is the Shareholder.

               (vi) There is no pending or threatened complaint, claim (other than a routine claim for benefits), proceeding, examination, audit, investigation or other proceeding or action of any kind in or before any Governmental Entity with respect to any Company
     Benefit Plan and there exists no state of facts that after notice or lapse of time or both reasonably could be expected to give rise to any such claim, investigation, examination, audit or other proceeding or to affect the registration of any Company
     Benefit Plan required to be registered.

(vii) All material contributions or premiums required to be made by the Company or any Company Subsidiary prior to the Closing Date under the terms of each Company Benefit Plan or by Applicable Benefit Law have been made in a timely fashion in accordance with Applicable Benefit Law and the terms of the Company Benefit Plan.
(viii) The execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement will not (1) entitle any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment from the Company or any Company Subsidiary, (2) accelerate the time of payment or vesting, or increase the amount of compensation due any such individual under a Company Benefit Plan or (3) result in any payments that will not be deductible for federal income tax purposes by reason of Section 280G of the Code. Notwithstanding the foregoing, the Sellers shall have no obligation to disclose severance payments under any De Minimis
International Employment Agreement.
               (ix) Each Company International Benefit Plan is fully insured, fully funded by assets held in a segregated account or fully reserved as a liability on the books of the Company or a Company Subsidiary in accordance with GAAP and each such plan shall be treated as material for purposes of applying GAAP reserve requirements.

          (c)  Schedule 4.17(c) contains a true and complete list of the
Multiemployer  Plans  to  which  the  Company  or   any   Company
Subsidiary contributes or has an obligation to contribute and all contributions required to be made by the Company or  any  Company
Subsidiary to each Multiemployer Plan have been made in a  timely
fashion.   Neither  the  Company  nor  any  ERISA  Affiliate  has
withdrawn from a Multiemployer Plan in an action that could reasonably be expected to result in the imposition of withdrawal liability against the Company under Title IV of ERISA.

          Section 4.18   Labor Relations

..  Except as set forth on Schedule 4.18:

          (a) since January 1, 2001, none of the Company's employees, the Company's Subsidiaries' employees, the Transferred Employees nor the  Logistics  Contract Employees have  been  or  currently  are represented  by  a labor organization that was certified  by  any
labor   relations  board  (including  the  NLRB)  or  voluntarily
recognized;

(b) since January 1, 2001, none of the Company's employees, the Company's Subsidiaries' employees, the Transferred Employees nor the Logistics Contract Employees have been, or currently are, a signatory to, or have had, or currently have, the terms of their employment set by a Collective Bargaining Agreement;
(c) each Collective Bargaining Agreement is in full force and effect and, to the Knowledge of the Shareholder, no such Collective Bargaining Agreement is being renegotiated except as noted on Exhibit 1.2(e) as being re-negotiated;
(d) since January 1, 2001, no representation election petition or application for certification has been filed by employees of the Company, employees of any Company Subsidiary, any Transferred
Employee or any Logistics Contract Employees or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union or labor organization involving employees of the Company, any Company Subsidiary, any Transferred Employee or any Logistics
Contract Employee has occurred since January 1, 2001, or is in progress;
(e) no unfair labor practice charge or complaint filed with or by the NLRB or its General Counsel's Office or with or by any other Governmental Entity against any Company or any Company
Subsidiary is pending, or has been threatened in writing to the Knowledge of the Shareholder;
(f) no strike, work stoppage, hand billing or picketing involving the employees of the Company, employees of any Company
Subsidiary, any Transferred Employee or any Logistics Contract
Employee has occurred since January 1, 2001, or is in progress;
(g) no wrongful discharge, discrimination, retaliation, libel, slander or other claim, complaint or charge, nor any investigation by any Governmental Entity, that arises out of any applicable Labor Laws or the employment relationship between the Company and its employees or any Company Subsidiary and any of its employees or brought by or on behalf of any of the Transferred Employees or Logistics Contract Employees, is pending or threatened in writing against the Company or any Company
Subsidiary to the Knowledge of the Shareholder (other than worker's compensation claims if finally adversely determined could not reasonably be expected to result in a payment to the claimant in excess of $250,000);
          (h) neither the Company nor any Company Subsidiary has taken any action that could constitute a "mass layoff", "mass termination" or "plant closing" within the meaning of WARN or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law

          (i) neither the Company nor any Company Subsidiary is, or at any time since September 28, 2000, has been, an alter ego of EWA;

          (j) neither of the Company nor any Company Subsidiary is, or has at any time been, a party to an agreement with ALPA other than the Subcontracting Letter Agreement.

(k) no arbitration demand, proceeding or written grievance under a Collective Bargaining Agreement identified on Exhibit 1.2(e) has been filed or is pending to the Knowledge of the Shareholder;
(l) neither the Company nor any Company Subsidiary is in violation of its obligations as a federal or state contractor or subcontractor nor has a claim pending against it that alleges it is in violation of its obligations as a federal or state contractor or subcontractor; and
(m) neither the Company nor any Company Subsidiary has violated any Labor Laws which, individually or collectively, would reasonably be expected to have a Material Adverse Effect.
          Section 4.19   Insurance Policies

..   Schedule 4.19 contains a true, correct and complete  list  of all insurance and bond policies carried by or for the benefit of the Company, the Company Subsidiaries or the Company Business, as
of  the  date  hereof.   All insurance policies  and  bonds  with
respect to the business and assets of the Company, the Company Subsidiaries and the Company Business are in full force and neither the Company nor the Company Subsidiary has reached or exceeded its policy limits for any insurance policy in effect at any time during the past three (3) years.

          Section 4.20   Environmental, Health and Safety Matters

..  Except as set forth on Schedule 4.20:

          (a) the Company and each Company Subsidiary possesses all permits and approvals required under, and is in compliance with, all applicable Environmental Laws, and to the Knowledge of the Shareholder, the Company and each Company Subsidiary is in
compliance   with   all  applicable  limitations,   restrictions,
conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such permits and approvals;

(b) neither the Company nor any Company Subsidiary has received written notice of actual or threatened liability under CERCLA or any similar foreign, state or local Environmental Law from any Governmental Entity or any third party and there is no fact known to the Company or any Company Subsidiary that could reasonably be expected to result in a claim against the Company or any Company
Subsidiary under CERCLA or any similar foreign, state or local
Environmental Law with respect to any on-site or off-site location;
(c) neither the Company nor any Company Subsidiary has entered into or agreed to enter into, any consent decree or order, nor is any consent decree or order threatened or pending and neither the Company nor any Company Subsidiary is subject to any judgment, decree or judicial or administrative order against it for compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Law;
          (d) neither the Company nor any Company Subsidiary has received written notice alleging it to be in violation of, and neither the Company nor any Company Subsidiary has been subject to, any administrative or judicial proceeding regarding any allegations against the Company or any Company Subsidiary pursuant to applicable Environmental Laws either now or any time during the past five (5) years, which such alleged violations or allegations therefor, remain outstanding;

(e) the Shareholder has heretofore made available to the Purchaser true, correct and complete copies of all unprivileged reports, correspondence and memoranda in its possession pertaining to environmental investigations, violations or compliance by the Company or any Company Subsidiary; and neither the Company nor any Company Subsidiary has paid any fine, penalty or assessment in excess of $50,000 within the prior five (5) years with respect to environmental violations;
(f) to the Knowledge of the Shareholder, no Real Property, improvement or equipment of the Company or any Company Subsidiary contains any asbestos, polychlorinated biphenyls, underground storage tanks, open or closed pits, or sumps or other similar structure on or under any Real Property;
(g) to the Knowledge of the Shareholder, neither the Company nor any Company Subsidiary has imported, manufactured, stored, used, operated, transported, treated, disposed of or managed any Hazardous Material other than in compliance with all Environmental Laws; and
          (h) there are no present or past actions or activities, conditions, events or incidents, including Releases of Hazardous Materials known to the Company or any Company Subsidiary that could reasonably be expected to result in a claim under any Environmental Law against the Company or any Company Subsidiary.

          Section 4.21   Intellectual Property

..   Schedule  4.21  contains  a list of  all  Company  Registered
Intellectual Property.

          (a) Except as set forth on Schedule 4.21(a), no Company Proprietary Intellectual Property is subject to any proceeding or
outstanding   decree,   order,  judgment   or   stipulation   (i)
restricting the use, transfer or licensing thereof by the Company or any Company Subsidiary or (ii) that may affect the validity, use or enforceability of the Company Proprietary Intellectual
Property.   To  the Knowledge of the Shareholder,  each  item  of
Company Registered Intellectual Property is valid and subsisting. To the Knowledge of the Shareholder, all necessary registration, maintenance and renewal fees currently due in connection with Company Registered Intellectual Property have been made and all
necessary   documents,   recordations   and   certifications   in
connection with the Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States of America or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property.

(b) The Company and the Company Subsidiaries own each item of Company Proprietary Intellectual Property, free and clear of any Lien (excluding licenses and restrictions associated with licenses) and have licenses to use each item of Company Licensed Intellectual Property. The execution and delivery of this Agreement, the Closing and the consummation of the transactions contemplated hereby shall not adversely affect the Company's or the Company Subsidiaries' title to the Company Proprietary Intellectual Property or, to the Knowledge of the Shareholder, the Company's or the Company Subsidiaries' licenses and rights to use the Company Licensed Intellectual Property, except (i) as provided on Schedule 4.21(b) or (ii) as would not have a Material Adverse Effect.
(c) To the Knowledge of the Shareholder, the Company Proprietary Intellectual Property, the use thereof and the operations of the Company and each Company Subsidiary as currently conducted including the Company's and the Company's Subsidiaries' design, development, marketing and sale of the products or services of the Company and each Company Subsidiary (including with respect to products currently under development), has not and does not infringe or misappropriate in any manner the Intellectual Property of any third party or, to the Knowledge of the Shareholder, constitute unfair competition or trade practices under the Laws of any jurisdiction; and except as set forth on
Schedule 4.21(c), neither the Shareholder, the Company nor any Company Subsidiary has received any written notice alleging such infringement, misappropriation or violation of Laws (each, an "Infringement Notice"), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule 4.21(c) identifies all Infringement Notices of which the Shareholder has Knowledge. To the Knowledge of the Shareholder, no Person has or is infringing or misappropriating any Company Proprietary Intellectual Property.
(d) The Company and the Company Subsidiaries have taken reasonable steps to protect the rights of the Company and the Company Subsidiaries in the Confidential Information and any trade secret or confidential information of third parties used by the Company and the Company Subsidiaries, and, without limiting the generality of the foregoing, the Company and the Company Subsidiaries have a written policy requiring employees to refrain from using or disclosing the confidential information of the Company and the Company Subsidiaries, except as necessary for the performance of the role of such employee in the Company Business. A copy of the current policy has been previously provided to Purchaser. To the Knowledge of the Shareholder, except under confidentiality obligations, there has not been any disclosure by the Company or the Company Subsidiaries of any Confidential Information or any such trade secret or confidential information of third parties.
          Section 4.22   Software

..  Schedule 4.22 sets forth a true, correct and complete list of:
(i) the material Company Proprietary Software and (ii) the material Company Licensed Software (excluding software that is generally available on nondiscriminatory pricing terms and which has an acquisition cost of $100,000 or less).

          (a) The Company and the Company Subsidiaries own each item of Company Proprietary Software, and have sufficient rights to use
the  Company  Licensed  Software  in  the  Company  Business   as
presently  conducted.  The Company Proprietary Software  is  free and  clear  of  all  Liens (excluding licenses  and  restrictions associated  with licenses).  To the Knowledge of the Shareholder, the  Company's and the Company Subsidiaries' use of  the  Company
Software  does  not  breach any term  of  any  license  or  other contract  between the Company or any Company Subsidiary  and  any third  party.  To the Knowledge of the Shareholder,  the  Company and  each Company Subsidiary is in compliance with the terms  and conditions of all license agreements in favor of the Company  and
each   Company  Subsidiary  relating  to  the  Company   Licensed
Software.   The  Company  and each Company  Subsidiary  has  used
reasonable  means  to maintain the source code  for  the  Company
Proprietary Software in confidence.

(b) The Company Proprietary Software was: (i) developed by the Company's or the Company Subsidiaries' employees working within the scope of their employment at the time of such development;
(ii) developed by agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of the Company or the Company Subsidiaries; or (iii) acquired by the Company or the Company Subsidiaries in connection with acquisitions. Neither the Company nor any Company Subsidiary has received written notice from any third party claiming any right, title or interest in the Company Proprietary Software.
(c) The execution and delivery of this Agreement, the Closing and the consummation of the transactions contemplated hereby shall not adversely affect the Company's or any Company Subsidiaries' title to the Company Proprietary Software or, to the Knowledge of the Shareholder, the Company's or the Company Subsidiaries' license or right to use the Company Licensed Software, except (i) as provided on Schedule 4.22(c) or (ii) as would not have a Material Adverse Effect. To the Knowledge of the Shareholder, other than the software programs or program portions listed on Schedule 4.22(c), none of the Company Software is subject to open source software licenses.
          Section 4.23   Notes and Accounts Receivable

..   Except  as  provided on Schedule 4.23,  there  are  no  notes receivable of the Company of any Company Subsidiary owing by any director, officer or employee of the Company or any Company
Subsidiary or by the Shareholder or any Affiliate of the Shareholder.

          Section 4.24   Transactions with Affiliates

.. Schedule 4.24 sets forth a true, correct and complete list, as of the date hereof, of all written contracts, agreements or other arrangements between the Shareholder and its Subsidiaries (other than the Company or any Company Subsidiary) or any of the Shareholder's or any of the Shareholder's Subsidiaries' directors or officers or to the Knowledge of the Shareholder, employees or spouses, parents, siblings or children of any of the foregoing, on the one hand, and any of the Company or any Company Subsidiary, on the other hand, pursuant to which payments of at least $250,000 per calendar year are made or reasonably expected to be made (other than pursuant to any Employment Agreement, Company Benefit Plan or ERISA Affiliate Plan or any employment agreement).

          Section 4.25   Licenses

..   To  the Knowledge of the Shareholder, Schedule 4.25 is a true and  complete list of all material Licenses held by  the  Company
and   any  Company  Subsidiary.   The  Company  and  the  Company
Subsidiaries owns or possesses all material Licenses that are necessary to enable it to carry on the Company Business as presently conducted. Except as set forth on Schedule 4.25, all such Licenses are valid, binding and in full force and effect except where failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each Company Subsidiary has taken all necessary action to maintain each such License, except where the failure to so act would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.25, no loss or expiration of any material License is pending or, to
the   Knowledge  of  the  Shareholder,  threatened  (other   than
expiration upon the end of any term).

          Section 4.26   Ethical Practices

..   Except as set forth on Schedule 4.26, neither the Company nor any Company Subsidiary has committed any act or made any omission prohibited by the Foreign Corrupt Practices Act (15 U.S.C.
  78dd-1,  -1  and  -3) (the "FCPA") during  the  past  five  (5)
years.   Except as set forth on Schedule 4.26, or as  permissible
under the FCPA, none of the Company, any Company Subsidiary or any representative thereof has offered or given, nor has any Person offered or given on the Shareholder's behalf, anything of value to: (i) any foreign official, any foreign political party or official thereof or any candidate for political office; or
(ii) any Person, while knowing that all or a portion of such thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign
political   office  for  the  purpose  of  the   following:   (x)
influencing any act or decision of such foreign official, political party, party official, or candidate in his or its official capacity, inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate, or securing any
improper   advantage  or  (y)  inducing  such  foreign  official,
political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Shareholder, the Company or any Company Subsidiary in obtaining or retaining business for or with, or directing business to, any Person.

          Section 4.27   Brokers, Finders and Investment Bankers

..   Except for Morgan Stanley & Co. Incorporated, whose fees  and expenses shall be borne solely by the Shareholder, neither the Shareholder nor any of its Affiliates, nor any officer, member, director or employee of the Shareholder nor any Affiliate of the Shareholder, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby.

          Section 4.28   Customs Matters

..   At all times during the past five (5) years, the Company  and
the   Company  Subsidiaries  set  forth  on  Schedule  4.28  have
(a) acted as an "importer of record," as that term is defined in 19 U.S.C. 1484, on import entry documentation required by the
U.S.   Bureau  of  Customs  and  Border  Protection  ("Customs"),
(b) deposited with Customs the estimated duties, fees, Taxes and interest due at the time of entry and upon liquidation (as the case may be) in accordance with the Laws enforced by Customs, including 19 U.S.C. 1202, 1401a, and 1505, and (c) collected such duties, fees, Taxes and interest due at the time of entry and upon liquidation (as the case may be) from the applicable customer of the Company. The Company and each Company Subsidiary is, and has at all times during the past five (5) years been, in compliance with the Company's Importer of Record Policy, a copy of which is attached hereto as Exhibit 4.28. The Company and each Company Subsidiary possesses all Licenses required to conduct the Company Business in accordance with the Laws enforced by Customs, including 19 U.S.C. 1623, 19 U.S.C. 1641 and 19
C.F.R.   111.  All such Licenses are currently in full force  and
effect and no misrepresentations were made by the Company or  any
Company  Subsidiary of any material fact in obtaining  them.   No
administrative or judicial proceedings have been instituted or, to the Shareholder's Knowledge, threatened or are contemplated by Customs against the Company or any Company Subsidiary seeking fines, forfeitures, liquidated damages, or penalties or the modification, revocation, or suspension of any License required to conduct the Company Business in accordance with the Laws enforced by Customs. The Company and each Company Subsidiary is in material compliance with all Laws enforced by Customs.

          Section 4.29   Industrial Revenue Bonds

..   Schedule  4.29 sets forth a list of the Dayton Bonds  showing each series and the principal amount, maturity date, and interest rate for each series of Dayton Bonds. None of the Shareholder, the Company or any Company Subsidiary has received any written notice of, or other communication from, any Governmental Entity or other Person alleging that the interest payable on the Dayton
Bonds  is  subject  to federal income taxation.   Not  less  than
ninety-five percent (95%) of the net proceeds of each series of the Dayton Bonds was applied to finance or refinance the cost of facilities which qualify as "airport" facilities within the meaning of Section 142 of the Code (or, if applicable, Section 103(b)(4) of the Internal Revenue Code of 1954, as amended), and the Company and the Company Subsidiaries have complied with Sections 147 and 148 of the Code with respect to the tax-exempt status of the Dayton Bonds. No other representation is being made in this Agreement with respect to the Dayton Bonds.

                            ARTICLE V
    INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers, jointly and severally, hereby represent and warrant to the Purchaser as follows as of the date hereof and the Closing Date:

          Section 5.1    Authorization

..   The  Shareholder  is a corporation duly  formed  and  validly existing and in good standing, and Worldwide is a limited liability company duly formed, validly existing and in good standing, in each case under the Laws of the jurisdiction set forth in the preamble to this Agreement. Each Seller has the requisite power and authority to execute and deliver this Agreement and each Shareholder Ancillary Document, to perform its obligations hereunder and thereunder and to consummate the
transactions  contemplated hereby and  thereby.   The  execution,
delivery and performance by each Seller of this Agreement and the Shareholder Ancillary Documents have been, and the consummation of the transactions contemplated hereby and thereby have been, duly authorized by all requisite corporate or other (as the case may be) action on the part of such Seller and no other authorization of such Seller is required to authorize the execution and delivery of this Agreement or the Shareholder
Ancillary  Documents  or  the consummation  of  the  transactions
contemplated  hereby  or  thereby.   This  Agreement   and   each
Shareholder Ancillary Document has been (or when executed will be) validly executed and delivered by each Seller party thereto and constitutes (or when executed will constitute) legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          Section 5.2    Absence of Restrictions and Conflicts

..   Except  for  the  filings, permits and  Consents  as  may  be required under, and other applicable requirements of the HSR Act, Foreign Antitrust Laws and the Exchange Act, the execution, delivery and performance by each of the Sellers of this Agreement and the Shareholder Ancillary Documents to which such Seller is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of, and compliance with, the terms and conditions hereof and thereof by the Sellers do not or shall not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, or result in the creation of any Lien upon any of the properties or assets
of   any  Seller  under  (a)  any  contract,  agreement,  permit, franchise, license or other instrument applicable to any  Seller,
(b) any judgment, decree or order of any Governmental Entity to which any Seller is a party or by which any Seller or any of its properties are bound or (c) any Law or arbitration award
applicable  to  any  Seller,  in  each  case,  except  for   such
violations, conflicts, breaches or defaults, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          Section 5.3    Ownership of Equity

..

          (a) The Shareholder indirectly, and Worldwide directly, has good and valid title to and beneficial ownership of the number and classes of all the issued and outstanding Shares as set forth on
Schedule 4.3, and such Shares are (i) validly issued, fully paid and nonassessable, and (ii) free and clear of all Liens.

(b) Other than the Shares listed on Schedule 4.3, neither the Shareholder nor Worldwide owns any shares of capital stock of the Company or any other equity security of the Company, or any option, warrant, right, call, commitment or right of any kind to have any such equity security issued.
          Section 5.4    Legal Proceedings

..    There   are  no  suits,  actions,  claims,  proceedings   or
investigations pending or, to the Knowledge of the Shareholder, threatened, against, relating to or involving the Sellers which could reasonably be expected to prevent the Sellers' from consummating the transactions contemplated by this Agreement or
the   Shareholder  Ancillary  Documents  and  to  perform   their
obligations hereunder or thereunder.

          Section 5.5    Amounts Owed to Sellers

..   Except  as set forth on Exhibit 5.5, or for debt  (i)  to  be extinguished before Closing or (ii) that is accounted for in the Final Working Capital Statement, the Company does not owe and is not obligated to pay the Sellers or any of their Affiliates any amount.

                           ARTICLE VI
   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT

     The Purchaser and Parent (with respect to Sections 6.1, 6.2 and 6.3) hereby represent and warrant to the Sellers as follows:

          Section 6.1    Organization

..

          (a) The Purchaser is a corporation duly formed, validly existing and in good standing under the Laws of the jurisdiction set forth in the preamble to this Agreement and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b) Parent is a corporation duly formed, validly existing and in good standing under the Laws of the jurisdiction set forth in the preamble to this Agreement.
          Section 6.2    Authorization

..   Each  of the Purchaser and Parent has the requisite corporate power and authority to execute and deliver this Agreement and each Purchaser Ancillary Document to which it is a party, to
perform   its  obligations  hereunder  and  thereunder   and   to
consummate the transactions contemplated hereby and thereby. The execution and delivery and performance of this Agreement and the Purchaser Ancillary Documents by each of the Purchaser and Parent, has been and the consummation of the transactions contemplated hereby and thereby have been, duly authorized by all requisite corporate action on the part of each of the Purchaser
and  Parent.   This  Agreement  has  been  validly  executed  and
delivered by the Purchaser and Parent and constitutes,  and  each
Purchaser   Ancillary  Document  will  constitute  when   validly
executed and delivered on the Closing Date by the Purchaser and/or Parent, as applicable, valid and binding obligations of each of the Purchaser and Parent, enforceable against each of the Purchaser and Parent in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency,
reorganization,  moratorium  or  other  similar  Laws   affecting
creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          Section 6.3    Absence of Restrictions and Conflicts

..   The execution, delivery and performance of this Agreement and the Purchaser Ancillary Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of, and compliance with, the terms and conditions hereof and thereof  do  not  or  shall not (as the case may  be),  with  the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the charter
documents   of  the  Purchaser  or  Parent,  (b)  any   contract,
agreement,   permit,  franchise,  license  or  other   instrument
applicable   to   the  Purchaser,  Parent  or  their   respective
Subsidiaries,  (c)  any  judgment,  decree  or   order   of   any
Governmental Entity to which the Purchaser or Parent is a party or by which the Purchaser, Parent or any of their respective Subsidiaries or any of their respective properties is bound or
(d) any statute, Law, rule, arbitration, award or regulation applicable to the Purchaser or Parent, except for compliance with the applicable requirements of the HSR Act and any Foreign
Antitrust Laws and in each case, except for such violations, conflicts, breaches, defaults or losses that individually or in the aggregate would not reasonably be expected to have a material
adverse  effect  on  the  Purchaser's  or  Parent's  ability   to
consummate   the   transactions  or  perform   their   respective
obligations  under this Agreement (a "Purchaser Material  Adverse
Effect").   No Consent or order of, or registration,  declaration
or filing with, any Governmental Entity or other Person is required with respect to the Purchaser, Parent or any of their
respective   Subsidiaries  in  connection  with  the   execution,
delivery or performance of this Agreement or the Purchaser Ancillary Documents or the consummation of the transactions contemplated hereby or thereby except for filings under and compliance with the HSR Act, Foreign Antitrust Laws and the Exchange Act and such Consents or orders which would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

          Section 6.4    Availability of Funds

     . The Purchaser has as of the date hereof sufficient immediately available funds in cash or cash equivalents, and will at the Closing have sufficient immediately available funds in cash, to pay the Purchase Price and to pay any other amounts (including all costs and expenses) payable by the Purchaser in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

          Section 6.5    Purchase for Investment Intent

     . The Purchaser is acquiring the Shares solely for its own account for investment, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any other securities Law. The Purchaser acknowledges that none of the Shares is registered under the Securities Act and may not be transferred or sold except pursuant to an applicable exemption therefrom.

          Section 6.6    Brokers, Finders and Investment Bankers

     . Except for Goldman, Sachs & Co., whose fees and expenses shall be borne solely by the Purchaser, neither the Purchaser nor any of its Affiliates has employed any broker, finder or investment banker, or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees, in connection with the transactions contemplated hereby.



                           ARTICLE VII
                CERTAIN COVENANTS AND AGREEMENTS

          SECTION 7.1 Conduct of Business by the Company and the Company Subsidiaries prior to the Closing

.. For the period commencing on the date hereof and ending on the Closing Date, the Sellers will cause the Company and each Company
Subsidiary   to,  except  as  expressly  required  or   expressly
permitted hereby or except as otherwise consented to in advance in writing by the Purchaser:

          (a) conduct its businesses in the ordinary course in substantially the same manner as presently conducted and not engage in any new line of business;

(b) use its commercially reasonable efforts to preserve intact the goodwill and business organization of the Company and the Company Subsidiaries, and preserve the relationships and goodwill of the Company and the Company Subsidiaries with customers, distributors, suppliers, employees and other Persons having business relations with the Company and the Company Subsidiaries;
(c) maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction in which the ownership or leasing of its property or assets or the Conveyed Assets or the conduct of its business, including the Company Business, requires such qualification;
(d) duly and timely file or cause to be filed all material reports and returns required to be filed with any Governmental
Entity and promptly pay or cause to be paid when due all material
Taxes, assessments and governmental charges, including interest, fines and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;
(e) not authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock;
(f)  not amend or modify its charter documents;
          (g) not declare any dividend, pay or set aside for payment any dividend or other distribution or make any payment to any related parties other than (i) the payment of salaries in the ordinary course of business or (ii) dividends or distributions from any Company Subsidiary to any other Company Subsidiary or to the Company;

          (h) not redeem or otherwise acquire any shares of its capital stock, partnership interests or similar ownership interests or
issue   any  capital  stock,  partnership  interests  or  similar
ownership interests or any option, warrant or right relating thereto or any securities convertible into or exchangeable therefor;

(i) not create, dissolve or liquidate any Subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity;
(j) not dispose of or permit to lapse any material Company Proprietary Intellectual Property, materially breach any license from a third party with respect to any material Company Licensed Intellectual Property, or dispose of or disclose to any Person, any trade secret, formula, process, technology or know-how of the Company or any Company Subsidiary not heretofore a matter of public knowledge, in any such case, which is material to the Company Business;
(k) not (i) sell, transfer, lease or otherwise dispose of any asset having a fair market value in excess of $500,000 except the sale or disposal of obsolete equipment or inventory in the ordinary course of business, (ii) create, incur or assume any material indebtedness secured by any asset of the Company or any Company Subsidiary, including with respect to any Conveyed
Assets, (iii) grant, create, incur or suffer to exist any Lien
(other than Permitted Liens) on any material asset of the Company or any Company Subsidiary, including with respect to any Conveyed Assets, that did not exist on the date hereof, (iv) incur any material liability or obligation relating to the incurrence or assumption of any indebtedness for borrowed money or grant any guarantee thereof, except in the ordinary course of business consistent with past practice; provided that in no event shall the Company or any Company Subsidiary incur or guarantee any long-term indebtedness for borrowed money, (v) cancel any material debt or waive any claim or right, except in the ordinary course of business consistent with past practice, or (vi) make any commitment for any capital expenditure to be made on or following the date hereof in excess of the capital expenditures budget provided to the Purchaser prior to the date hereof;
          (l) not increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, officers, directors or consultants other than, (i) with respect to employees other than officers and directors, in the ordinary course of business, consistent with past practice or (ii) with respect to newly hired officers, substantially consistent with the compensation currently provided to similarly situated officers;

          (m) not (A) establish, adopt, amend or terminate any Employee Benefit Plan or materially increase the benefits provided under any  Employee Benefit Plan, except as provided in Section 7.8  or
(B)  promise, grant or establish any new entitlement  to  receive severance  or termination pay to any of its employees,  officers,
directors  or  consultants,  commit  to  undertake  any  of   the
foregoing  in  the  future  for any of its  employees,  officers, directors  or  consultants or (C) enter into, amend or  terminate any  Employment  Agreement  for any of its  employees,  officers, directors  or  consultants other than with respect  to  employees whose annual compensation, including base and incentive pay, does not exceed $100,000 in the aggregate or (D) except as required by
Law,   establish,  adopt  or  amend  any  Collective   Bargaining
Agreement covering any of its employees and to the extent any such action is required by Law, the Sellers shall cause the Company or any Company Subsidiary to provide the Purchaser advance notice before any Collective Bargaining Agreement is established, adopted or amended.

(n) not acquire by merging or consolidating with, or by purchasing all or substantially all the assets of, or by any other manner, any business or any corporation, partnership or other organization or division thereof.
(o) not enter into any lease regarding Leased Real Property, except renewals of existing leases in the ordinary course of business or modify, amend, terminate or permit the lapse of any lease regarding Leased Real Property (except modifications or amendments associated with renewals of existing leases in the ordinary course of business).
          (p) maintain supplies and inventory at levels that are in the ordinary course of business and consistent with past practice;

          (q) perform in all material respects under, and not materially default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a material default under, any Company Contract (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that is or would be a Company Contract other than in the ordinary course of business;

          (r) maintain in full force and effect and in substantially the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by or on behalf of the Company or any Company Subsidiary;

(s) continue to maintain its books and records in accordance with GAAP consistently applied and on a basis consistent with the Company's past practice;
          (t) not make any change in any method of accounting or accounting practice or policy other than those required by GAAP or required by applicable Law;

          (u) not transfer any Transferred Employees to the Shareholder or any direct or indirect Subsidiary thereof other than the Company or any Company Subsidiary;

(v) comply with that certain Plea Agreement between the United States of America and EWA, filed September 30, 2003 in the United States District Court, Southern District of Ohio, Western Division, and the related Hazardous Material Compliance Program of EWA and Emery Air Freight Corporation dated as of April 15, 2004;
(w)  not authorize, or commit or agree to take, any of the
foregoing actions; and
(x) not enter into any agreement or other arrangement which if existing on or prior to the date hereof would be required to be set forth on Schedule 4.24 hereto.
          Notwithstanding  anything  to  the  contrary  in   this
Section 7.1, prior to the Closing, the Shareholder, the Company and the Company Subsidiaries may (i) sell, exchange or otherwise transfer any asset, including stock, between the Company or any Company Subsidiary or newly formed Subsidiary of the Company or a Company Subsidiary; (ii) liquidate or dissolve for Tax purposes, actually or via a deemed liquidation; (iii) eliminate debt via payment, offset, discharge, contribution to capital, distribution, cancellation or otherwise; or (iv) otherwise restructure their operations to (x) minimize Transaction Taxes or any other Taxes or (y) transfer Excluded Assets from the Company or the Company Subsidiaries.

          Section 7.2    Inspection and Access to Information

..   The  Parties acknowledge that the Purchaser will continue  to conduct due diligence and integration planning with respect to the Company, the Company Subsidiaries and the Company Business from the date hereof to the Closing Date. In that regard, the Shareholder agrees to cooperate with, and provide its reasonable assistance to, the Purchaser with respect to such due diligence
investigation  and  integration  planning.   During  the   period
commencing on the date hereof and ending on the Closing Date, the Shareholder will, and will cause the Company and the Company
Subsidiaries   and   executive  officers  and  other   designated
personnel (which personnel shall be sufficient to provide such cooperation and assistance) to provide the Purchaser and its
accountants,    investment   bankers,   counsel,    environmental
consultants  and  other  authorized  representatives   reasonable
access,    during   reasonable   hours   and   under   reasonable
circumstances,  to  any  and  all  of  its  premises,  employees, properties,  contracts,  commitments, books,  records  and  other
information   (including  Tax  Returns   filed   and   those   in
preparation,  to  the  extent  related  to  the  Company  or  its
Subsidiaries or the Conveyed Assets), and shall cause the Company's and the Company Subsidiaries' officers to furnish to the Purchaser and its authorized representatives, promptly upon request therefor, any and all existing, non-privileged financial, technical and operating data and other information pertaining to the Company, the Company Subsidiaries and the Conveyed Assets and otherwise reasonably cooperate with the conduct of due diligence and integration planning by the Purchaser and its representatives (collectively, "Transition Access"), provided, however, that the Purchaser shall not have the right and shall not conduct any environmental testing or on-site inspection and shall not conduct any subsurface, soil, water, ground water or other testing or on-site investigation, without receiving the Shareholder's express prior written Consent therefor (to be given or withheld in the
Shareholder's  sole  discretion for any or no  reason).   Without
limiting the foregoing, the Shareholder shall make available to the Purchaser, upon request, personnel capable of reporting on the Shareholder's compliance with its covenants hereunder, the status of outstanding environmental issues, the status of the compliance program required under the 2003 settlement with the Department of Justice regarding transportation requirements, to the extent relevant to this transaction, and on the current
status  or  relations  with  Customers,  and  shall  cause   such
personnel to provide all information reasonably requested by  the
Shareholder   regarding  such  compliance  and  relations.    The
Transition Team shall be responsible for coordinating, organizing and facilitating Transition Access. Each instance of Transition Access is subject to the prior approval of the Transition Team, which approval shall not be unreasonably withheld, conditioned or delayed. Approval of the Transition Team shall be deemed to have been granted upon agreement of at least one member of the Purchaser Transition Team and at least one member of the Seller
Transition  Team.   Notwithstanding anything  contained  in  this
Agreement or the Ancillary Documents, neither the Sellers, the Company, nor any of their respective Subsidiaries, nor any of their respective officers, directors, employees, representatives, auditors and agents, shall have any obligation to disclose any information to the Purchaser if such disclosure would violate any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof (including any confidentiality agreement to which either of the Sellers, the Company or any of their Affiliates is a party).

          Section 7.3    Interim Financials

..   Promptly  following each regular accounting period subsequent to the end of the most recent fiscal year and prior to the Closing Date, the Shareholder shall cause the Company to, deliver to the Purchaser periodic financial reports in the form that it customarily prepares for its internal purposes concerning the Company and, if available, unaudited statements of the financial position of the Company as of the last day of each accounting period and statements of income and changes in financial position
of  such  entity  for  the  period then ended.   The  Shareholder
covenants that such interim statements shall be prepared on a basis consistent with prior interim periods.

          Section 7.4    No Solicitation of Transactions

..

          (a) The Shareholder will not, and shall cause the Company, the Company Subsidiaries and their respective Affiliates not to, directly or indirectly, through any officer, director, manager or agent of any of them or otherwise, initiate, solicit or encourage
(including  by  way  of  furnishing  non-public  information   or
assistance), or enter into negotiations of any type, directly  or indirectly, or enter into a confidentiality agreement, letter  of intent  or purchase agreement, merger agreement or other  similar agreement  with any Person other than the Purchaser with  respect to  a sale of all or any portion of the assets of the Company  or any  Company  Subsidiary,  or a merger,  consolidation,  business combination, sale of all or any portion of the capital  stock  of the  Company  or  any Company Subsidiary, or the  liquidation  or similar extraordinary transaction with respect to the Company  or
any   Company  Subsidiary.   The  Shareholder  shall  notify  the
Purchaser  orally (within one Business Day) and  in  writing  (as promptly as practicable) of all relevant terms of (i) any inquiry or  proposal by a third party to do any of the foregoing or  (ii)
any  inquiry or proposal by a third party with respect to a  sale
of   all  or  any  substantial  portion  of  the  assets  of  the
Shareholder,  or  a merger, consolidation, business  combination, sale  of  all or any substantial portion of the capital stock  of the  Shareholder  or  the  liquidation or  similar  extraordinary transaction  with respect to the Shareholder, that in  each  case the  Shareholder or the Company or any Company Subsidiary or  any
of  their  respective  Affiliates  or  any  of  their  respective officers,  directors,  partners, managers, employees,  investment bankers,  financial  advisors, attorneys,  accountants  or  other
representatives may receive relating to any of such matters.   In
the event such inquiry or proposal is in writing, the Shareholder shall deliver to the Purchaser a copy of such inquiry or proposal together with such written notice.

(b) Nothing in this Section 7.4 shall prohibit the Shareholder from entering into any negotiations with respect to, or any confidentiality agreement, letter of intent or purchase agreement, merger agreement or other similar agreement with any Person (an "Acquiror") with respect to a sale of all or any portion of the assets of the Shareholder, or a merger, consolidation, business combination, sale of all or any substantial portion of the capital stock of the Shareholder or the liquidation or similar extraordinary transaction with respect to the Shareholder (any such transaction, a "Shareholder Acquisition") provided that, as a condition to the consummation of any such Shareholder Acquisition, all the obligations of the Shareholder under this Agreement or any Ancillary Document shall be expressly assumed by such Acquiror in accordance with Section 7.12; provided further, that the Shareholder shall not enter into any agreement with respect to a Shareholder Acquisition the terms of which would reasonably be expected to prevent or materially delay the ability of the Sellers to consummate the transactions contemplated by this Agreement and the Ancillary Documents in accordance with their terms; provided, further, that a Shareholder Acquisition shall in no event include any negotiations with respect to, or any confidentiality agreement, letter of intent or purchase agreement, merger agreement or other similar agreement with any Person other than the Purchaser with respect to the assets of the Company or any Company Subsidiary or the Conveyed Assets, or a merger, consolidation, business combination, sale of all or any portion of the capital stock of the Company or any Company Subsidiary, or the liquidation or similar extraordinary transaction with respect to the Company or any Company Subsidiary or the Conveyed Assets.
          Section 7.5 Commercially Reasonable Efforts; Further Assurances; Cooperation

..   Subject to the other provisions hereof, each Party shall  use its commercially reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all Consents required as described on Schedule 4.5, Schedule 4.14 and Section 7.14(c) (all costs of securing such Consents shall be the responsibility of the Shareholder) and all regulatory approvals and to satisfy all
conditions  to  its  obligations  hereunder  and  to  cause   the
transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Expiration Date (as hereinafter defined), in accordance with the terms hereof and shall cooperate fully with each other Party and its officers, directors, employees, agents, counsel, accountants and other designees in connection with any step required to be taken as a part of its obligations hereunder, including the following:

          (a) Each Party promptly shall make its filings and submissions and shall use its reasonable best efforts to take all actions necessary,  proper or advisable under applicable Laws  to  obtain
any   required   approval   of  any  Governmental   Entity   with
jurisdiction  over  the  transactions  contemplated   hereby   as
promptly  as practicable and, in any event, (i) within seven  (7)
Business Days after the date of this Agreement in the case of all filings  required  under the HSR Act, (ii)  within  fifteen  (15)
Business Days after the date of this Agreement (or such shorter time period if required by Foreign Antitrust Laws) in the case of any filings required by Foreign Antitrust Laws, other than filings required by the EC Merger Regulation, and (iii) within twenty-one (21) Business Days after the date of this Agreement in the case of filings required by the EC Merger Regulation, except that, in each case, the Purchaser shall have no obligation to take or consent to the taking of any Action of Divestiture or any other action that would have or is reasonably likely to have a Purchaser Material Adverse Effect or a Material Adverse Effect.
Each Party shall furnish all information required for any application or other filing to be made pursuant to any applicable
Law in connection with the transactions contemplated hereby.

          (b)  In the event any claim, action, suit, investigation or other
proceeding  by  any  Governmental  Entity  or  other  Person   is
commenced  that  questions  the  validity  or  legality  of   the
Acquisition or any other transaction contemplated hereby or seeks damages in connection therewith, the Parties shall (i) cooperate and use all commercially reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all commercially reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

(c) The Company shall, and shall cause the Company Subsidiaries to, give all notices to third parties and use its commercially reasonable efforts (in consultation with the Purchaser) to obtain all third party Consents (i) necessary, proper or advisable to consummate the transactions contemplated hereby, (ii) required to be given or obtained, including those required to be given or obtained on Schedule 4.5, Schedule 4.14 or Section 7.14(c) and the other Schedules; (iii) required to avoid a breach of or default under any Company Contract in connection with the consummation of the transactions contemplated hereby or (iv) required to prevent a Material Adverse Effect, whether prior to, on or following the Closing Date, in each case, all costs of securing such Consents shall be the responsibility of the Shareholder.
(d) The Shareholder shall, promptly upon obtaining Knowledge of same, give notice to the Purchaser of the occurrence, or failure to occur, of any event the occurrence or failure of which will or is reasonably expected to result in the failure to satisfy any conditions specified in Sections 8.1 or 8.2 hereof. The Shareholder hereby acknowledges that the Purchaser does not and shall not waive any right it may have hereunder as a result of such notifications. The Purchaser shall, promptly upon obtaining knowledge of same, give notice to the Shareholder of the occurrence, or failure to occur, of any event the occurrence or failure of which will or is reasonably expected to result in the failure to satisfy any of the conditions set forth in Sections 8.1 or 8.3 hereof.
          Section 7.6    Public Announcements

..   Subject  to its legal obligations (including requirements  of stock exchanges and other similar regulatory bodies), each Party shall consult with the other Parties with respect to the timing and content of all announcements regarding this Agreement or the transactions contemplated hereby to the financial community, Governmental Entities, employees, customers or the general public and shall use reasonable efforts to agree upon the text of any such announcement prior to its release.

          Section 7.7    Supplements to Schedules; Notices of Certain
     Events

..   From  time  to time up to the Closing, the Shareholder  shall promptly after obtaining Knowledge thereof (i) supplement or amend the Schedules that it has delivered with respect to any matter or event that invokes or is likely to invoke a payment, loss or obligation of $100,000 or more ("Material Interim Event") that (x) if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the
Schedules or (y) is necessary to correct any information in the Schedules that has been rendered inaccurate thereby and (ii)
notify   the   Purchaser  of  (A)  any  change  or  event   that,
individually or in the aggregate, has had a Material Adverse Effect, (B) any written notice from any Governmental Entity in connection with the transactions contemplated hereby that could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, (C) any action, suit, claim, investigation or proceeding commenced or threatened against the Company or any Company Subsidiary that, if finally adversely determined could reasonably be expected to (1) result in a payment to the claimant in excess of $250,000 or (2) prevent or materially delay the consummation of the transactions contemplated hereby, (D) any uninsured damage, destruction, loss or casualty to property or assets, after giving effect to the Transfers, of the Company or any Company Subsidiary with a value in excess of $250,000, or (E) any condemnation, expropriation or similar proceeding pending or threatened against any of the Real
Property   or  any  improvement  thereon;  provided,   that   the
Shareholder acknowledges that the Purchaser does not and shall not waive any right it may have hereunder as a result of such
notifications.   No  supplement  or  amendment  to  any  Schedule
involving a Material Interim Event that constitutes or involves a development likely to constitute a Material Adverse Effect shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.2, unless and until such supplement or amendment has been accepted in writing by the Purchaser in its absolute and sole discretion, in which case such supplement or amendment shall only affect the satisfaction of the
conditions  set  forth  in  Section 8.2.   With  respect  to  any
Material Interim Event that does not constitute or involve a development likely to constitute a Material Adverse Effect, then such supplement or amendment shall be effective for the purpose of determining satisfaction of the conditions set forth in
Section 8.2. For the avoidance of doubt, no amendment or supplement (whether or not involving a Material Adverse Effect and whether or not accepted by the Purchaser) shall have any
effect   for   the  purpose  of  determining  the   Shareholder's
obligations pursuant to Article XI or the Purchaser's right to indemnification for any Purchaser Loss pursuant to Article XI relating to such supplement or amendment, and the Purchaser shall be entitled to claim indemnification pursuant to Article XI with respect to any Material Interim Event so supplemented or amended if indemnification would otherwise be available for such Material Interim Event pursuant to Article XI. The Shareholder hereby acknowledges that the Purchaser does not and shall not waive any right it may have hereunder as a result of any such supplement or amendment.

          Section 7.8    Employee and Benefit Matters.

          (a) Transferred Employees. In connection with the Transfers, on or prior to the Closing Date, the Sellers shall cause all employees of the Shareholder or any of its Subsidiaries (other than  the  Company and the Company Subsidiaries) whose employment is  related  to  the  Company Business  or  the  Conveyed  Assets
(whether  active,  on leave, or on short term disability)  to  be
employed   by  the  Company  or  the  Company  Subsidiaries,   as
applicable at the Closing (such employees together with the other employees of the Company or any Company Subsidiary at the Closing
other  than  the  Excluded Employees and the  Logistics  Contract
Employees,  the  "Transferred Employees")  and  shall  cause  any employees  of  the  Company  or any Company  Subsidiary  who  are
Excluded  Employees  to  be employed  by  the  Shareholder  or  a
Subsidiary of the Shareholder other than the Company or a Company
Subsidiary  so that the Transferred Employees shall  not  in  any case  include  the  Excluded Employees or the Logistics  Contract
Employees.   The  Sellers will provide a list of the  Transferred
Employees and the Excluded Employees to the Purchaser as soon  as practicable  and in no event later than fifteen (15)  days  after the  date of this Agreement and such lists will be updated by the
Sellers  at  the  Closing on Exhibit 7.8(a) with respect  to  the
Transferred Employees and on Exhibit 1.2(i) with respect  to  the
Excluded   Employees.   The  Sellers  will   provide   reasonable
cooperation in the transition of the Transferred Employees and the Logistics Contract Employees to the Purchaser's payroll accounting system.

          (b) Service Provider Contracts. The Sellers shall before Closing exercise reasonable efforts to (i) identify for the Purchaser those service providers in relation to the Company Business who qualify as independent contractors and any temporary agency agreements covering material services related to the Company Business and (ii) at the option of the Purchaser, assign such contracts to the Company or any Company Subsidiary to the extent necessary or assist the Purchaser in retaining the services provided by such contractors and under such agreements.

(c)  Company Benefit Plan Contributions.  Prior to the Closing
Date, the Company shall make all contributions, including any employer matching and profit sharing contributions, and pay all premiums that are required to be made prior to the Closing Date under any Current Company Benefit Plan on behalf of the Transferred Employees and the Logistics Contract Employees. The
Company shall make all other required contributions and pay all other premiums required under any other Current Company Benefit
Plan on behalf of the Transferred Employees and the Logistics
Contract Employees with respect to periods ending on or prior to the Closing Date on or before the time that they are required to be made. The Company shall fully accrue all liabilities for benefits accrued as of the Closing Date under any Current Company
Benefit Plan to the extent that such liabilities have not been insured or funded.
(d) Amendment or Termination of Company Benefit Plans. Neither the Company nor any Company Subsidiary shall sponsor a Company
Benefit Plan after the Closing except for the Company
International Benefit Plans, any Company Benefit Plan described on Exhibit 1.2(n) and any Company Benefit Plan that is an employment policy or practice that is limited to the employees of the Company or a Company Subsidiary, for example, a vacation or leave policy, and is not a severance policy (each, a "Company
Retained Plan" and together, the "Company Retained Plans").  The
Company Retained Plans are set forth in Exhibit 7.8(d). With respect to any Current Company Benefit Plan that would be a Company International Benefit Plan but for the fact that such plan covers individuals other than the individuals permitted to be covered by the definition of Company International Benefit
Plan, the Parties will cooperate and work together to separate the assets and liabilities of such plan into two plans on or prior to the Closing, one attributable to individuals who are not permitted to be covered under a Company International Benefit
Plan and one attributable to individuals who are permitted to be covered under a Company International Benefit Plan. The Sellers shall be responsible for the resulting plan attributable to individuals who are not permitted to be covered under a Company
International Benefit Plan and the Purchaser shall be responsible for the resulting plan that is a Company International Benefit
Plan. With respect to each Current Company Benefit Plan that is not a Company Retained Plan, the Sellers shall take all actions or shall cause the Company or a Company Subsidiary to take all actions to amend such plans prior to the Closing to (i) transfer such plan to the Shareholder or a Subsidiary of the Shareholder other than the Company or a Company Subsidiary if such plan is at the Company or Company Subsidiary level, (ii) remove the Company and any Company Subsidiary as an adopting or participating employer under such plan and (iii) provide that neither the Company nor any Company Subsidiary shall have any liability whatsoever with respect to such plan after the Closing Date. In addition, prior to the Closing, the Sellers shall terminate or cause the Company and any Company Subsidiary to terminate, in a method reasonably satisfactory to the Purchaser, any severance policy or practice other than a Company Retained Plan. The
Sellers shall bear all fees, costs, and expenses of any kind whatsoever, both before and after the Closing, for any Company
Benefit Plans other than the Company Retained Plans. The fees, costs and expenses of the Company Retained Plans shall be borne by the Purchasers after the Closing other than the fees, costs and expenses of such plans in respect of Logistics Contract
Employees which shall be borne by the Sellers.
(e)  FMLA Information.  On or prior to the Closing Date, the
Sellers shall cause to be delivered to the Purchaser a schedule setting forth each employee who is eligible to request FMLA leave as of the Closing Date and the amount of FMLA leave utilized by each such employee during the current leave year; each employee who will be on FMLA leave at the Closing Date and his or her job title and description, salary and benefits; each employee who has requested FMLA leave to begin after the Closing Date; a description of the leave requested; and a copy of all notices provided to such employees regarding that leave.
          (f) Company Benefit Plan Administration. Prior to the Closing Date, (i) the Sellers shall designate (in a manner acceptable to the Purchaser) an individual or individuals responsible for administering the Company Benefit Plans after the Closing Date and to whom the Transferred Employees and the Logistics Contract
Employees may direct any questions about benefits due them under the Company Benefit Plans after the Closing ("Benefit Plans
Administrator").

(g)  Employee Information.  Exhibit 7.8(g) contains a true and complete list of (a) all of the officers of the Company and each
Company Subsidiary as of the date hereof,  specifying their
position, annual rate of compensation, date of birth, date of hire, social security number, home address, work location, length of service, vacation days, employee benefit coverages selected and such other information as is reasonably requested by the
Purchaser for each of them, (b) all of the employees (whether full-time, part-time or otherwise) of the Company and each
Company Subsidiary as of the date hereof, specifying their
position, status, annual salary, hourly wages, date of birth, date of hire, social security number, home address, work
location, length of service, vacation days, employee benefit coverages selected and such other information as is reasonably requested by the Purchaser for each of them and (c) all
individuals who provide services exclusively to the Company or any Company Subsidiary as consultants or independent contractors as of the date hereof, specifying the nature of the services performed and the consulting or other independent contractor fees and any other information reasonably requested by the Purchaser.
The Sellers will provide the Purchaser with the tax withholding status of each officer described in (a) and employee described in
(b) as soon as practicable and in no event later than fifteen
(15) days after the date of this Agreement.  The Sellers shall update all information requested in this Section 7.8(g) as of the
Closing.
(h)  COBRA Coverage.  The Sellers shall be solely responsible for offering and providing any COBRA Coverage with respect to any
"qualified beneficiary" who is covered by a Company Benefit Plan that is a "group health plan" (as defined under COBRA) and who experiences a qualifying event on or prior to the Closing Date.
The Purchaser shall be solely responsible for offering and
providing any COBRA Coverage required with respect to any
Transferred Employees and any Logistics Contract Employees (or
other "qualified beneficiaries") who become covered by a group health plan sponsored or contributed to by the Purchaser and who experience a "qualifying event" after the Closing Date.
"Qualified beneficiary," "group health plan" and "qualifying event" are as defined in Section 4980B of the Code.
          (i) Post-Retirement Medical Liability. "Post-Retirement Medical Liability" shall mean the present value of the Sellers' ongoing financial obligation to provide post-retirement medical  benefits to  employees of the Company, the Company Subsidiaries and  their predecessors (including Purolator) who have retired on or  before the Closing Date (including employees who elect within sixty (60)
days  after  the  Closing  Date  to  start  receiving  retirement benefits  on  the  first day of the month following  the  Closing
Date)  and  their eligible spouses and dependants under  the  CNF
Inc.  Welfare  Benefits Plan determined in accordance  with  this
Section  7.8(i).  The Post-Retirement Medical Liability shall  be determined  (A) under the Company Benefit Plans on the assumption that  they are not amended or terminated, (B) including  internal and  external administration costs, and (C) without regard to tax effects.  Prior to the Closing, the Shareholder and the Purchaser
each  shall  designate an actuary for the purpose of  making  the determinations under this Section 7.8(i) and Section  7.8(j)  and the  Shareholder  shall provide to the Purchaser's  actuary  such retiree,  dependent and plan data as is reasonably  requested  by the Purchaser's actuary pursuant to either such Section.  As soon as  practicable  but in no event more than twenty-one  (21)  days after  the Closing Date, the Shareholder's actuary shall  present to  the Purchaser and the Purchaser's actuary its proposed  Post-
Retirement Medical Liability and such proposal shall set forth in reasonable  detail the assumptions underlying such  proposal  and the  retiree, dependent and plan data and such other  information upon  which  the  proposal  is based ("Shareholder's  Proposal").
Within  thirty (30) days after receipt of Shareholder's  Proposal
and   the   receipt  of  any  additional  information  reasonably
requested  by  the  Purchaser's actuary, the Purchaser's  actuary shall certify its agreement in writing to Shareholder's Proposal,
in   which  case,  Shareholder's  Proposal  shall  be  the  Post-
Retirement Medical Liability, or, alternatively, present  to  the
Shareholder   and  the  Shareholder's  actuary  the   Purchaser's
proposed  Post-Retirement  Medical Liability,  setting  forth  in reasonable  detail the assumptions underlying such  proposal  and the  information  upon which the proposal is based  ("Purchaser's
Proposal").    Within  fourteen  (14)  days  after   receipt   of
Purchaser's  Proposal,  the Shareholder's  actuary  shall  either certify  its  agreement  in writing to Purchaser's  Proposal,  in which  case,  Purchaser's Proposal shall be  the  Post-Retirement
Medical   Liability.    If   after  fourteen   (14)   days,   the
Shareholder's  actuary  does not agree to  Purchaser's  Proposal, then  the Shareholder's actuary and the Purchaser's actuary shall
select  an  independent  nationally  recognized  actuarial   firm
("Independent Actuary") to determine the Post-Retirement  Medical
Liability.   The cost of retaining the Independent Actuary  shall
be  borne  equally  by the Shareholder and  the  Purchaser.   The
Independent   Actuary's  determination  of  the   Post-Retirement
Medical  Liability  shall  be  determinative.   Once  the   Post-
Retirement Medical Liability is determined (whether by written agreement or by written notice from the Independent Fiduciary), the Purchaser shall pay such amount to the Shareholder within five (5) Business Days of such agreement or notice.

          (j) Long Term Disability Liability. "Long Term Disability Liability" shall mean the present value of the Sellers' financial obligation to provide employees of the Company, the Company Subsidiaries and their predecessors (including Purolator) who are on long term disability leave on the Closing Date and, in the case of medical benefits, their eligible spouses and dependants
(i) long term disability benefits, continuing medical benefits and life insurance benefits under the CNF Inc. Welfare Benefits Plan, and (ii) benefit accrual for the period of the long term disability leave under the Shareholder's pension plans, all determined in accordance with this Section 7.8(j). The Long Term Disability Liability shall be determined (A) under the Company Benefit Plans on the assumption that they are not amended or terminated, (B) on the assumption that the disabled employees will not return to work, (C) including internal and external administration costs, and (D) without regard to tax effects. The Long Term Disability Liability shall be determined using the same procedures set forth in Section 7.8(i) to determine the Post-
Retirement Medical Liability. Once the Long Term Disability Liability is determined (whether by written agreement or by written notice from the Independent Actuary), the Purchaser shall pay such amount to the Shareholder within five (5) Business Days of such agreement or notice.

(k) Collective Bargaining Agreements. To the extent the Company or any Company Subsidiary has obligations to engage in collective bargaining negotiations after the announcement of the Acquisition and prior to the Closing Date, the Purchaser will not take any actions to impede the Company's or such Company Subsidiary's collective bargaining obligations. The Purchaser will cause the Company or any Company Subsidiary to assume and perform all of its obligations under the Collective Bargaining Agreements listed in Exhibit 1.2(e) on or after the Closing Date (including the provisions of benefit coverage at a level equivalent to coverage provided prior to the Closing for those employees whose benefit coverage must change as a result of the Acquisition).
(l) Exhibit 7.8(l) sets forth a true and complete list of each employee of the Company or a Company Subsidiary whose principal employment as of the date hereof is in connection with the servicing of one or more Logistics Contracts (individually, a "Logistics Contract Employee" and collectively, the "Logistics Contract Employees"). The Sellers shall update all information requested in this Section 7.8(l) as of the Closing. The Company or the applicable Company Subsidiary who employs a Logistics Contract Employee shall be under no obligation whatsoever to continue to employ such employee after the Company or applicable Company Subsidiary ceases to have an obligation to service the Logistics Contracts to which his or her employment relates and nothing shall prevent the Company or the applicable Company Subsidiary from terminating a Logistics Contract Employee at any time for cause. As soon as the Shareholder or a Subsidiary of the Shareholder (other than the Company or a Company Subsidiary) obtains the appropriate operating or other licenses to service a Logistics Contract, the Shareholder shall promptly provide notice of receipt of such operating or other licenses to the Purchaser and the Purchaser shall cause the Company or the applicable Company Subsidiary to terminate the employment of each Logistics Contract Employee associated with such Logistics Contract (but not with any other Logistics Contract for which all required operating or other licenses has not yet been obtained) as soon as practicable after receipt of such notice. If a Logistics Contract Employee is associated with more than one Logistics Contract, his or her employment shall continue until the appropriate operating or other licenses have been obtained with respect to all such contracts. The Sellers shall reimburse the Purchaser for any and all costs associated with the employment or termination of and the provision of employee benefits (including the provision of COBRA Coverage) to the Logistics Contract Employees in accordance with the reimbursement procedures established in the Transfer Services Agreement.
          Section 7.9    Insurance

..

          (a)  If requested by the Purchaser, the Shareholder shall in good
faith   cooperate  with  the  Purchaser  and  take  all   actions
reasonably  requested  by the Purchaser  that  are  necessary  or desirable  to  permit  the  Purchaser to  have  available  to  it following  the Closing the benefits (whether direct or  indirect)
of  the  insurance  policies maintained by or on  behalf  of  the
Company  or any Company Subsidiary that are currently  in  force.
All  costs relating to the actions described in this Section  7.9 shall be borne by the Purchaser. All insurance policies and bonds with respect to the business and assets of the Company, the Company Subsidiaries and the Company Business shall be maintained by the Company and the Company Subsidiaries in full force and effect as they apply to any matter, action or event relating to the Company or any Company Subsidiary occurring through the Closing Date.

          (b) From and after the Closing, recoveries or other payments received from insurance companies (other than insurance companies that  are Subsidiaries of the Shareholder) by the Shareholder  or
its  Affiliates or by the Company or their respective  Affiliates
(or by the Purchaser or their Affiliates on behalf of the Company or  its Affiliates) with respect to the Company Business prior to the  Closing shall be paid to the Shareholder; provided that,  if any  such  payment  was  made  in respect  of  a  casualty  event occurring prior to Closing in the Company Business or with respect to the assets of a company used in the Company Business, then the Shareholder shall pay to the Purchaser (or the Purchaser or  its Affiliates shall retain, as the case may be) such payment less  amounts  actually  expended  by  the  Shareholder  and  its
Affiliates  to  remedy  such casualty event.   As  used  in  this
subparagraph, the term "amounts actually expended" shall include amounts paid for the benefit of the Company Business or the Company and amounts spent in order to obtain such reimbursements from insurance companies.

(c) The Shareholder and its Affiliates shall not be obligated to maintain any insurance coverage (including self-insurance) with respect to the Company Business or the Company or its assets following Closing, and the Purchaser shall become solely responsible for all insurance coverage (including self-insurance) and related risk of loss with respect to the Company Business and the Company and their assets at and after Closing, including for events or occurrences occurring before Closing.
          Section 7.10   Noncompetition and Related Matters

..

          (a) Confidential Information. The Sellers shall hold in confidence (i) at all times following the date hereof to the date
that   is  three  (3)  years  following  the  Closing  Date   all
Confidential Information (other than trade secrets) and (ii) at all times following the date hereof all Confidential Information that constitutes trade secrets and, in the case of Confidential Information (other than trade secrets) shall not disclose, publish or make use of such Confidential Information at any time following the date hereof to the date that is three (3) years following the Closing Date and in the case of Confidential Information that constitutes trade secrets, shall not disclose, publish or make use of such Confidential Information at any time following the date hereof, in each case without the prior written Consent of the Purchaser; provided, however, that nothing in this
Section 7.10(a) shall restrict or prohibit the actions or conduct of, or otherwise apply to, any Third Person that consummates a
merger,  consolidation,  business  combination,  acquisition   of
assets   or   purchase   of   capital  stock   (an   "Acquisition
Transaction") with respect to the Shareholder or any of its Subsidiaries (or any Affiliate of such Third Person), including without limitation Worldwide as long as the Third Person does not engage in any of the Identified Business under the name of Worldwide or any of its Subsidiaries.

          (b)  Noncompetition.

               (i) The Shareholder hereby acknowledges that (A) the Company and the Company Subsidiaries conduct the Company Business throughout the Territory, (B) the Shareholder conducts the Forwarding
          Business through certain of its Subsidiaries other than the Company and the Company Subsidiaries, including Con-Way Air
          Express, Inc. and Menlo Logistics, Inc. and (C) to protect adequately the interest of the Purchaser in the Company, the Company Subsidiaries and the Company Business, it is essential that any noncompete covenant with respect thereto cover all of the Identified Business and the entire Territory.

(ii) The Shareholder and its Subsidiaries (other than the Company and the Company Subsidiaries) shall not, during the Noncompete
Period, in any manner, engage in any of the Identified Business in the Territory, except to the extent that the Shareholder's and its Subsidiaries' (other than the Company and the Company
Subsidiaries) gross revenues generated through engaging in the
Identified Business do not exceed $175 million, in the aggregate, in any calendar year; provided, however, nothing in this Section
7.10(b) shall restrict or prohibit the Shareholder or any of its
Subsidiaries or Affiliates in the conduct of the Customs
Brokerage business in so far as it relates to ground transport;
provided further, that nothing in this Section 7.10(b) shall restrict or prohibit the actions or conduct of, or otherwise apply to, any Third Person that consummates an Acquisition
Transaction with respect to the Shareholder or any of its
Subsidiaries, including without limitation Worldwide as long as the Third Person does not engage in any of the Identified
Business under the name of Worldwide or any of its Subsidiaries except as otherwise permitted herein; provided further that in the event a Third Person consummates an Acquisition Transaction involving either of the Sellers, then such Third Person (or any
Affiliate of such Third Person) shall be permitted to use the name of Worldwide or any of its Subsidiaries for a transition period not to exceed twelve (12) months.
          (c) Nonsolicitation. The Shareholder shall not, prior to the second anniversary of the Closing Date, in any manner, directly or  indirectly or by assisting any other Person, recruit or  hire away  or  attempt to recruit or hire away, on its  behalf  or  on behalf  of  any other Person, any Key Employee of the Company  or any  Company  Subsidiary; provided that the foregoing  shall  not apply to Key Employees who leave the employ of the Company or any
Company  Subsidiary  under circumstances  not  involving  initial solicitation by the Shareholder or any Affiliate thereof  or  Key
Employees   who   respond  to  general  advertisements   of   the
Shareholder or any Affiliate thereof that are not specifically targeted at employees of the Company or any Company Subsidiary.

(d) Severability. In the event a judicial or arbitral determination is made that any provision of this Section 7.10 constitutes an unreasonable or otherwise unenforceable restriction against the Shareholder or any of its Subsidiaries, the provisions of this Section 7.10 shall be rendered void only to the extent that such judicial or arbitral determination finds such provisions to be unreasonable or otherwise unenforceable with respect to the Shareholder or any of its Subsidiaries. In this regard, any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section 7.10 and to apply the provisions of this
Section 7.10 to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial or arbitral authority. Moreover, notwithstanding the fact that any provision of this Section 7.10 is determined not to be specifically enforceable, the Purchaser shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by the Shareholder or any of its Subsidiaries. The time period during which the prohibitions set forth in this Section 7.10 shall apply shall be tolled and suspended for a period equal to the aggregate time during which the Purchaser is seeking to enforce any such prohibitions through successful litigation or arbitration.
(e) Injunctive Relief. Any remedy at law for any breach of the provisions contained in this Section 7.10 shall be inadequate and the Purchaser shall be entitled to injunctive relief in addition to any other remedy the Purchaser might have hereunder.
          Section 7.11   Tax Matters

..

          (a) Tax Periods Ending on or Before the Closing Date. The Purchaser shall prepare or cause to be prepared, consistent with the Shareholder's past practices, and file or cause to be filed all Tax Returns of the Company and all Company Subsidiaries for
all periods ending on or prior to the Closing Date which are properly filed after the Closing Date, other than Tax Returns with respect to periods for which a consolidated, unitary or combined Tax Return of the Shareholder includes the operations of
the  Company.   The Purchaser shall provide the  Shareholder,  at
least forty-five (45) days before filing such Tax Returns (including any amended returns), copies of all such Tax Returns for the Shareholder's review and comment, along with a statement certifying the amount of Tax shown on such Tax Return for which the Purchaser will seek reimbursement from the Shareholder pursuant to this Section 7.11(a), together with appropriate supporting information and schedules. Any disagreement over the preparation of such Tax Return shall be resolved pursuant to
Section  7.11(m).   Subject  to  the  preceding  sentences,   the
Shareholder shall reimburse the Purchaser for Taxes of the Company and the Company Subsidiaries with respect to periods on or before the Closing Date within fifteen (15) days after payment by the Purchaser or the Company of such Taxes to the extent such Taxes are not reflected as a liability on the Final Working Capital Statement.

          (b)  Tax Periods Beginning Before and Ending After the Closing
Date.   The  Purchaser  shall prepare or cause  to  be  prepared,
consistent  with past practices of the Shareholder,  the  Company and  Company Subsidiaries, and file or cause to be filed any  Tax
Returns  of  the  Company for Tax periods that begin  before  the
Closing  Date  and  end  after  the  Closing  Date  (a  "Straddle
Period").   The  Purchaser shall provide the Shareholder  with  a
copy  of  each such completed Tax Return (including  any  amended returns)  along  with a statement certifying the  amount  of  Tax shown  on  such  Tax Return that is allocable to the  Shareholder pursuant  to  this  Section  7.11(b), together  with  appropriate supporting  information and schedules, at least  forty-five  (45)
days prior to the due date (including any extension thereof)  for
the   filing  of  such  Tax  Return.   The  Shareholder  and  its
authorized  representatives shall have the right  to  review  and comment on such Tax Return and statements prior to the filing  of such Tax Return.  Any disagreement over the preparation in or  of such  Tax  Return shall be resolved pursuant to Section  7.11(m).
Subject to the preceding sentence, the Shareholder shall  pay  to the  Purchaser within fifteen (15) days after the date  on  which
Taxes  are paid with respect to such periods an amount  equal  to the  portion  of  such  Taxes allocated to the  portion  of  such
Taxable  period  ending on the Closing Date to  the  extent  such
Taxes  are  not  reflected as a liability on  the  Final  Working
Capital Statement.  For purposes of this Section 7.11(b), in  the case  of  any Taxes that are imposed on a periodic basis and  are payable for a Straddle Period that includes (but does not end on)
the  Closing Date, the portion of such Tax which relates  to  the portion  of such Taxable period ending on the Closing Date  shall
(i)  in  the  case of any Taxes other than Taxes  based  upon  or related to income or receipts, or imposed in connection with  any sale or other transfer or assignment of property, be deemed to be the  amount  of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the
Taxable period ending on the Closing Date and the denominator  of which  is  the number of days in the entire Taxable  period,  and
(ii)  in  the case of any Tax based upon or related to income  or receipts,  or  imposed  in connection  with  any  sale  or  other transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount which would be  payable if  the  relevant  Taxable  period ended  on  the  Closing  Date;
provided,  however, that any Taxes attributed to transactions  or events  after the Closing on the Closing Date shall be  allocated to  the portion of the taxable period beginning after the Closing
Date.    Any   credits  (including  estimated  tax  payments   or
prepayments  of taxes prior to Closing) relating  to  a  Straddle
Period that begins before and ends after the Closing Date shall be taken into account as though the relevant Straddle Period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

(c)  Shareholder's Consolidated Tax Returns.  The Shareholder
will include the income of the Company and all domestic Company
Subsidiaries (including any deferred income triggered into income by Treasury Regulations section 1.1502-13 or 1.1502-14 and any excess loss accounts taken into income under Treasury Regulations section 1.1502-19) on the Shareholder's consolidated income Tax
Returns for all periods through the Closing Date and pay any income Taxes attributable to such income.  The Shareholder will allow the Purchaser an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Company.  Any disagreement over the
preparation of such Tax Return shall be resolved pursuant to
Section 7.11(m).  The income of the Company will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date.  Any Tax related to any transaction outside of the normal course after Closing but on the Closing
Date shall be the responsibility of the Purchaser even though any such Tax may be reflected on such Tax Return.  The Purchaser shall advise Shareholder at least ten (10) days prior to the
Closing of any such transaction.  The Purchaser shall reimburse the Shareholder within fifteen (15) days following the filing of such Tax Return for any such amount which shall be determined by comparing the Tax reflected on such Tax Return to the Tax that would have been owed had such transactions not occurred on the
Closing Date.  The Shareholder will allow the Company and its counsel to participate in any audits of the Shareholder's
consolidated federal income Tax Returns to the extent that such returns relate to the Company or any Company Subsidiary, and the
Shareholder will not settle any such audit in a manner which would adversely affect the Company or any Company Subsidiary after the Closing Date without the prior written Consent of the
Purchaser, which Consent shall not unreasonably be withheld.  In connection with the examination of any federal Tax Return
including the Company or any Company Subsidiary relating either to a Pre-Closing Period or to any portion of a Straddle Period ended on the Closing Date, notwithstanding the other provisions of this Agreement: (i) the Purchaser shall reimburse the
Shareholder for any Taxes due on the amended or adjusted federal
Tax Return to the extent that such Tax and interest has been recorded with respect to a specific item as a reserve for tax liability on the Company Financial Statements or the Final
Working Capital Statement ("Tax Reserves"), and (ii) the
Shareholder shall be obligated to prepare any required amendment to any state or local income Tax Return resulting from such
federal examination within any applicable period for the
preparation and filing of such Tax Returns and to pay any Tax reflected as due thereon. With respect to any such amended Tax
Returns due after the Closing, the Purchaser shall cause the
Company and any Company Subsidiary to cooperate with the
Shareholder in the preparation of those Tax Returns.  The
Shareholder shall present any such Tax Returns due after the
Closing to the Purchaser for its review and approval at least fifteen (15) days in advance of the due date of such Tax Returns, which approval will not be unreasonably withheld or delayed.
Following such approval, the Purchaser shall cause such Tax
Returns to be completed and filed, except for consolidated or combined Tax Returns that the Shareholder is required to file.
To the extent that Tax and interest reflected as due on the Tax
Returns was reflected on the Tax Reserves, the Purchaser shall pay such amount directly to the appropriate taxing authority or shall reimburse the Shareholder if the Shareholder pays the Tax
(e.g., as will generally be the case for consolidated and
combined Tax Returns); and, to the extent the Tax Reserves are insufficient to cover such Tax, then the Shareholder shall
provide the Purchaser with the amount of any Tax and interest reflected as due on any such Tax Return.  Amounts payable
pursuant to this paragraph from one Party to the other shall be paid at least ten (10) days prior to the due date of each such
Tax Return or the intended payment date.
          (d) Cooperation on Tax Matters. The Purchaser, the Shareholder, and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection  with  the filing of any Tax Returns (including any amended returns) and any audit,  litigation  or other proceeding with  respect  to  Taxes.
Such  cooperation shall include the retention and, upon the other party's written request, the provision of records and information which  are  reasonably relevant to any such audit, litigation  or other  proceeding and making employees available  on  a  mutually
convenient   basis   to   provide  additional   information   and
explanation  of any material provided hereunder.   The  Purchaser
shall provide, or cause to be provided, earnings and profits  (as computed  for  U.S. federal income tax purposes) of any  non-U.S.
direct or indirect Subsidiary of the Company for the tax year  of such  entity  that includes the Closing (which need  only  be  an update for such year based on such computations made by any  such
Subsidiary  of the Company while owned directly or indirectly  by the  Purchaser) and shall provide the Shareholder access  to  any such Company's books and records and tax receipts with respect to
such  Tax  year.   The Parties shall (i) retain all  Tax  Returns
schedules,  books  and  records  with  respect  to  Tax   matters
pertinent  to  the Company relating to any Taxable  period  first ending after the Closing Date and for all prior periods until the expiration  of  the statute of limitations (and,  to  the  extent pertinent,  any  extensions thereof) of  the  respective  taxable periods, and to abide by all record retention agreements  entered into  with any taxing authority, and (ii) provide the other party reasonable  written notice prior to destroying or discarding  any such books and records and, if the other party so requests, allow the  other  party to take possession of such books  and  records.
Any information obtained under this Section 7.11(d) shall be kept confidential  except as may be otherwise necessary in  connection
with   the   filing  of  Tax  Returns  or  in  a  Tax  audit   or
administrative  or  judicial proceeding of any  type  related  to
Taxes.   The  Parties  agree, upon request,  to  use  their  best
efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed
(including, but not limited to, with respect to the transactions contemplated hereby). The Parties further agree, upon request, to provide the other party with all information that either party may be required to report to any Governmental Entity.

          (e) Tax Sharing Agreements. Any tax sharing agreement affecting the Company and any Company Subsidiary is terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

          (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Transfers
and   the  other  transactions  contemplated  by  this  Agreement
(collectively,  "Transaction  Taxes")  shall  be  paid   by   the
Shareholder when due, and the Shareholder will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transaction Taxes, and, if required by applicable law, the Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(g)  Carrybacks.  Neither the Purchaser nor Company nor any
Company Subsidiary shall amend any Tax Return involving the Company or a Company Subsidiary filed for any Tax period prior to Closing or pursuant to Sections 7.11(a) or 7.11(b), without the prior Consent of the Shareholder, which Consent shall not be unreasonably withheld. The Shareholder will immediately pay to the Purchaser any Tax refund (or reduction in Tax liability) resulting from a carryback of a post-acquisition Tax attribute of the Company into the Shareholder's consolidated federal income
Tax Return, if and when such refund or reduction is realized by the Shareholder Group, after taking into account any corollary adjustments that reduce other favorable tax attributes of the Shareholder or the Shareholder Group (valued taking into account timing differences in a reasonable manner). Similar principles shall apply to Tax attributes other than federal income Tax attributes. The Shareholder will cooperate with the Company in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax Returns or refund claims.
          (h) Previously Paid Taxes. For purposes of determining any amount of Tax for which the Shareholder is responsible or that the Shareholder is required to pay pursuant to any provision of this Section 7.11, the Shareholder shall be treated as having paid (and as having fully discharged its liability under this Agreement for) all Taxes (including any estimated taxes) paid by or on behalf of the Company or any Company Subsidiary on or before the Closing Date, except to the extent that any such payment was taken into account as an asset in the determination of Final Working Capital Schedule. For this purpose, any amount of Tax liability taken into account in the determination of Final Working Capital Schedule shall be deemed to have been paid on or before the Closing Date.

(i) Controlled Foreign Corporations. Neither the Purchaser nor any Affiliate of the Purchaser shall permit any Company Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code prior to the first day of the first income tax year beginning after the Closing Date of such Company, to take any action that results in a more than de minimis reduction of the "earnings and profits", as determined for United States federal income tax purposes, of such Company by virtue of (i) a dividend or deemed dividend for United States federal income tax purposes or (ii) entering into a transaction outside the ordinary course of business. This restriction shall not apply to any earnings and profits derived after the Closing Date, and shall in any event terminate as of the first day of the first taxable year of such controlled foreign corporation following the Closing Date.
(j) Contests. After the Closing, the Purchaser shall promptly (within ten (10) days) notify the Shareholder in writing of the commencement of any Tax audit or administrative or judicial proceeding of any type related to Taxes or of any demand or claim on the Purchaser which, if determined adversely to the taxpayer or after the lapse of time may be grounds for indemnification under Article XI. Such notice shall contain factual information (to the extent known to the Purchaser) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Governmental Entity in respect of any such asserted Tax liability. If the Purchaser fails to give the Shareholder prompt notice of an asserted Tax liability as required by this Section 7.11(j), and such failure results in a detriment to the Shareholder, then any amount that the Shareholder is otherwise required to pay the Purchaser Indemnified Parties with respect to such liability shall be reduced by the amount caused by such detriment.
(k) Participation in Audits. The Shareholder may elect to direct, through counsel chosen by the Shareholder, any audit, administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought (any such audits or proceedings relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If the Shareholder elects to direct the Contest of an asserted Tax liability, the Shareholder shall within ninety (90) calendar days after receipt of written notice of the asserted Tax liability notify the Purchaser of its intent to do so, and the Purchaser shall fully cooperate in each phase of such Contest. If the Shareholder elects not to direct the Contest or the Shareholder fails to notify the Purchaser of its election as herein provided, the Purchaser may pay, compromise or contest, at its own expense, such asserted liability and seek indemnification therefore pursuant to Article XI. However, in such case, the Purchaser and each affected Company may not settle or compromise any asserted Tax liability without first giving written notice to the Shareholder of the terms of such settlement or compromise and receiving the written Consent of the Shareholder to such settlement or compromise; provided, however, that consent to such settlement or compromise shall not be unreasonably withheld by the Shareholder. In any event, each of the Purchaser and the Shareholder shall have the right to attend and participate, at its own expense, in the Contest. If the Shareholder chooses to direct the Contest, the Purchaser and any affected Company shall promptly empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Shareholder as the Shareholder may designate to represent the relevant entity or any successor thereto in the Contest insofar as the Contest involves an asserted Tax liability for which the Shareholder would be liable under this Section 7.11 or Article XI.
(l) Participation in Foreign Audits. The Shareholder shall have the right to participate at its own expense in any Tax audit or administrative or judicial proceeding of non-U.S. Affiliates of the Purchaser occurring after the Closing, to the extent such audit or proceeding could adversely affect the Shareholder's or its Affiliates' previously claimed foreign tax credits. The Purchaser shall provide the Shareholder with reasonable notice of any proposed foreign tax credit adjustments of the Company or the Company Subsidiaries that could adversely affect the Shareholder's or its Affiliates' foreign tax credits.
(m) Tax-related Disputes. In the event of a dispute arising under this Section 7.11, the Parties shall resolve the dispute pursuant to Section 12.6. In the alternative, with respect to any dispute related to the preparation of a Tax Return (including amended Tax Returns) prepared in connection with Section 7.11(a),
(b) or (c), the Parties may mutually agree to resolve the dispute by submitting it to a nationally recognized accounting firm mutually agreeable to all parties, and such accounting firm shall resolve the dispute by selecting the Tax Return position or presentation (determined on an item by item basis) it believes is most reasonable and appropriate taking into account past practice of the Shareholder, Company or Company Subsidiaries, and applicable law. The decision of such accounting firm shall be final and binding on all parties.
          Section 7.12   Certain Transactions.

        In the event the Shareholder (i) merges or consolidates with or into another Person or another Person merges or consolidates with or into the Shareholder and the Shareholder is not the continuing or surviving corporation or resulting entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets and properties to any Person, then, and in each such case, as a condition to the consummation of any such transaction, the Shareholder shall cause proper provision to be made so that (y) the surviving or successor entity or assignee, as the case may be, assumes, in written form reasonably acceptable to the Purchaser all the obligations of the Shareholder under this Agreement, including with respect to
Section 7.10 and Article XI hereof, and in such event all references to the Shareholder in this Agreement shall be deemed a reference to such successor or assign and (z) if such merger, consolidation, transfer or conveyance primarily relates to the assets involved in the services being provided pursuant to the Transition Services Agreement, the surviving or successor entity or assignee, as the case may be, assumes, in written form reasonably acceptable to the Purchaser, all the obligations of the Shareholder under the Transition Services Agreement.

          Section 7.13   Minimum Net Worth.

        From the Closing Date to the date that is two (2) years following the Closing Date, the Shareholder shall maintain Consolidated Net Worth in an amount not less than $25 million (the "Minimum Consolidated Net Worth"). In the event, at any date of determination, Consolidated Net Worth shall not equal or exceed Minimum Consolidated Net Worth, the Shareholder shall promptly notify the Purchaser in writing and obtain a letter of credit in an amount not less than $25 million from a financial institution of national recognition reasonably acceptable to the Purchaser to secure its obligations under this Agreement including under Article XI hereof.

          Section 7.14   Consents; Novation of Government Contracts.



          (a) The Purchaser acknowledges that, in connection with the matters contemplated by this Agreement, certain Consents and waivers may be required from third parties to certain contracts
with   the  Shareholder  or  its  Subsidiaries.   Notwithstanding
anything in this Agreement to the contrary, this Agreement  shall not constitute an agreement to assign any asset or claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the Consent of the third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any event adversely affect the rights of the Company or the Company Subsidiaries in connection with such asset. If any transfer or assignment by the Shareholder or any of its Subsidiaries or any assumption by the Company or any Company Subsidiary or, any interest in, or liability, obligation or commitment under, any asset requires the Consent of a third party, then such assignment or  assumption  shall  be  made subject  to  such  Consent  being
obtained.   The  Shareholder  shall use  commercially  reasonable
efforts to obtain all Consents in connection with the Transfers on or prior to the Closing Date.

(b) With respect to each transfer or assignment by the Shareholder or any of its Subsidiaries or any assumption by the Company or any Company Subsidiary or, any interest in, or liability, obligation or commitment under, any asset that requires the Consent of a third party that has not been obtained by the Company or the Shareholder as of the Closing, the Shareholder shall use commercially reasonable efforts to (i) obtain the Consent of the third parties required thereunder, (ii) make the benefit of such asset available to the Purchaser (and all costs of securing such benefit shall be the responsibility of the Shareholder) and (iii) enforce, at the request of the Purchaser and at the expense and for the account of the Purchaser, any right of the Shareholder arising from such asset against the other party or parties related thereto (including the right to elect to extend or terminate any contracts or other agreements in accordance with the terms thereof). The
Shareholder shall use commercially reasonable efforts not to take any action or to suffer any omission that could limit, restrict or terminate in any material respect the benefits to the Purchaser of such assets. With respect to any such asset as to which the necessary approval or Consent for the assignment or transfer to the Purchaser is obtained following the Closing, the Shareholder shall transfer such contracts or other agreements to the Purchaser by execution and delivery of an instrument of conveyance reasonably satisfactory to the Purchaser within five
(5) Business Days following receipt of such approval or Consent.
          (c) All material contracts or other agreements requiring third party Consent in connection with the Transfers that are not otherwise set forth on Schedule 4.5 or Schedule 4.14 are set forth on Exhibit 7.14(c).

          (d) The parties agree that novation agreements should not be necessary, but recognize that, in accordance with FAR 42.1200 et seq., novation of certain contracts for any Governmental Entity may be requested by a contracting officer for the full transfer and assignment of contracts for any Governmental Entity to the Purchaser and that application for novation cannot be made until after the execution of this Agreement and may take a substantial amount of processing time. Promptly following the execution of this Agreement, if any Governmental Entity requests novation of any such contracts, the Parties shall use their commercially
reasonable  efforts to obtain such novation.   Each  Party  shall
keep the other fully informed, on a current and timely basis, as to the progress of the novation process and provide copies of all letters, correspondence, and other material documents to or from the Governmental Entity with respect thereto.

          Section 7.15   Transfer Structure; Transfer Documentation.

          (a) The Parties acknowledge that prior to the date hereof, in addition to any other actions allowed or contemplated by Articles II and VII, the Shareholder was planning changes to its foreign operations in certain respects ("Repatriation Plan"), which
Repatriation  Plan  could  include  electing  to  treat   foreign
subsidiaries as branches rather than separate corporations, transferring the ownership of such Company Subsidiaries and similar strategies to repatriate foreign earnings and profits and associated foreign tax credits. The Parties agree, from and after the date hereof and until Closing, to cooperate in assessing the impact of all or any portion of the Repatriation Plan on the Purchaser, the Company, the Company Subsidiaries, and their Affiliates following the Closing and on the Purchaser's plans to integrate its business with that of the Company. The Parties recognize and agree that the Repatriation Plan may increase the Purchaser's Tax, administrative, filing and other costs including the costs of domestic and foreign third party advisors but excluding internal costs (collectively "Costs") or otherwise adversely affect its own integration plans following
the  Closing.  Within five (5) days after the date  hereof,   the
Purchaser shall provide the Shareholder with a list of all jurisdictions in which it operates through a "controlled foreign corporation" as defined in Section 957 of the Code ("CFCs") and where it may seek to integrate the Company's operations with its
own.    The  Shareholder,  together with  its  historic  tax  and
business advisors will proceed to determine the Incremental Costs to the Purchaser of the Shareholder's Repatriation Plan assuming that the Purchaser will integrate all of the identified CFCs with
the   Company   operations.   The  Purchaser   agrees   to   work
cooperatively  with the Shareholder to assess the impact  of  the
Repatriation  Plan  on  the Purchaser and  its  Affiliates.   The
Purchaser shall provide such non-proprietary and non-confidential information as the Shareholder reasonably requests to enable the Shareholder to assess the impact the Repatriation Plan may have
on the Purchaser's post Closing integration plans    For purposes
hereof,  "Incremental Cost" means the excess of  (i)  Costs  that the Purchaser actually incurs after receipt of the Repatriation Plan, or is reasonably anticipated it will incur on or prior to the  expiration of the statute of limitations with respect to the
Tax return of the Purchaser or any of its Affiliates for the year or years immediately following effecting the Repatriation Plan (including extensions) to consolidate the operations of each Company CFC or former CFC with the Purchaser's own foreign operations in the manner it prefers, over (ii) the Costs that the Purchaser would have incurred but for the implementation of the
Repatriation Plan.   It is agreed that all costs to the Purchaser
of domestic and foreign third party advisors in evaluating the Repatriation Plan and the determination of Incremental Costs is an Incremental Cost. The Purchaser shall not be obligated to agree to a method of integration causing the least Incremental Costs and, consistent with its commitment to work cooperatively with the Shareholder, is not obligated to approve any specific part of the Shareholder's Repatriation Plan, provided, however, that the Purchaser shall not be arbitrary in withholding such
approval.   The  Shareholder shall provide the Purchaser  with  a
copy of its proposed Repatriation Plan and an estimate of Incremental Costs, if any, on a CFC-by-CFC basis at least thirty
(30)  days  prior to the Closing and the Purchaser shall  provide its approval or rejection thereof in writing on a CFC-by-CFC basis (including valid business reasons for the rejection of any part of the Repatriation Plan) within fourteen (14) days after the receipt thereof. The Purchaser shall be deemed to have approved the Integration Plan to the extent it fails to provide
written  notice  as  provided  in the  preceding  sentence.   The
Shareholder's utilization of foreign Tax credits shall not constitute an Incremental Cost. The Shareholder shall reimburse the  Purchaser for any and all Incremental Costs incurred, direct or indirect, attributable to the Repatriation Plan as approved by the Purchaser. On and after the date hereof, the Parties shall cooperate in good faith and share information in order for the Parties to reasonably assess, at least thirty (30) days prior to Closing, on a CFC-by-CFC basis, the minimum estimated Incremental
Costs  to  the  Purchaser  associated  with  any  steps  in   the
Repatriation  Plan  that  is  approved  ("Estimated   Incremental
Cost").   The  Estimated Incremental Cost will be netted  against
amounts due to the Shareholder at the Closing. To the extent the Estimated Incremental Cost is less than amounts actually incurred by  the  Purchaser, the Purchaser shall provide  the  Shareholder
with   an  invoice  for  the  actual  Incremental  Cost  no  less frequently than every sixty (60) days following the Closing, in sufficient detail for the Shareholder to assess the propriety and calculation of the actual Incremental Cost and the Shareholder shall pay such Incremental Cost within thirty (30) days. Any dispute regarding the terms of this Section 7.15, including the propriety of Costs or the calculation of Incremental Cost, shall be subject to resolution in the manner set forth in Section 7.11(m). The Purchaser's failure to approve all or any part of the Repatriation Plan shall not be a basis for declaring the Purchaser to be in breach of any of its obligations under this Agreement or for delaying or abandoning the Closing.

(b)  The Parties expressly acknowledge and agree that the
Shareholder shall be free to take such steps as it may be
required to take to transfer the Conveyed Assets to the Company or to remove any Excluded Assets or Excluded Liabilities from the
Company without Purchaser's prior consent and such steps shall not be a violation of Section 7.1.  The Shareholder shall bear any and all costs, expenses, Taxes or Transfer Taxes associated with any such steps.  In the event that the Shareholder and the
Purchaser cannot agree on the correct amount of such additional costs, such dispute shall be resolved in accordance with the provisions of Section 7.11(m).
          (c) The Parties acknowledge and agree in addition to the matters set forth in Sections 7.15(a) and 7.15(b) that from the date hereof  to the Closing Date, the Parties shall cooperate in  good faith  through their respective employees and agents  to  develop additional  mutually agreed upon structuring plans  and  transfer
documentation  (the  "Transfer  Documentation")  to  effect   the
Closing  in  a manner mutually beneficial; provided however  that neither  Party  shall  be  required  to  agree  to  any  specific restructuring plan or set of transfers other than as set forth in
Article  II or as expressly set forth in this Section 7.15.   The
Parties  further  acknowledge that  several  of  the  Purchaser's
Affiliates  and  Subsidiaries  may  participate  directly  as   a
purchaser of the Conveyed Assets, the Shares or, if so agreed equity interests or assets of the Company and the Company
Subsidiaries at the Closing. The Shareholder agrees to such participation and the Parties agree and acknowledge that such participation shall in no way affect the obligations of the Purchaser hereunder. Purchaser shall bear any and all costs, expenses, Taxes or Transfer Taxes associated with any such steps.
In the event that the Shareholder and the Purchaser cannot agree on the correct amount of such additional costs, such dispute shall be resolved in accordance with the provisions of Section
7.11(m).

          Section 7.16   Customer Visits

..   During the period commencing on the date hereof and ending on the Closing Date, the Purchaser shall not, and shall cause its officers, directors, employees and other representatives not to, contact any suppliers to, or customers of, the Company Business in connection with or pertaining to the transactions contemplated by this Agreement or the Ancillary Documents unless (i) the Purchaser provides reasonable notice to the Shareholder in advance of such contact and (ii) the Purchaser gives the
Shareholder  a  reasonable  opportunity  to  participate  if  the
Shareholder   elects.   Upon  such  notice  and   election,   the
Shareholder shall have the option to send a management employee of the Company, reasonably satisfactory to the Purchaser, with the Purchaser's representative(s) to any meeting with such suppliers or customers and such management employee shall at all times accompany the Purchaser's representative(s) to any meeting with such suppliers or customers.

          Section 7.17   Renegotiation of Agreements; Release  of
Guarantees.

          (a) Each of the Sellers shall use its commercially reasonable efforts prior to Closing to (i) (A) renegotiate the wet lease agreement  described on Exhibit 7.17 and execute an amendment  to implement the modifications thereto contemplated on Exhibit  7.17 in form and substance reasonably satisfactory to the Purchaser and (B) renegotiate the dry lease agreement described on Exhibit
7.17 and execute an amendment to implement the modifications thereto contemplated on Exhibit 7.17, (ii) release the Company and each Company Subsidiary from the guarantees associated with that certain Credit Agreement, dated as of July 3, 2001, (as amended through the Fourth Amendment, dated January 23, 2004, the "CNF Credit Agreement"), among CNF Inc. and various financial institutions party thereto and (iii) release the Company and each Company Subsidiary from any other bank guarantees or other credit arrangements backed by the credit of the Company or any Company
Subsidiary other than the bank guarantees or similar credit arrangements associated with the Assumed Debt. If requested by the Purchaser, the Shareholder shall execute and deliver at Closing a specific indemnification instrument relating to such continuing guarantee arrangement in form and substance reasonably satisfactory to the Purchaser.

          (b) Subject to Section 7.17(c), the Purchaser shall use its commercially reasonably efforts prior to the Closing to release the Shareholder and any Subsidiary of the Shareholder, other than the Company or the Company Subsidiaries, from any bank guarantees or  similar credit arrangements associated with the Assumed Debt.
The Purchaser shall take all reasonable actions necessary to repay, replace, assume, terminate or take such other action to release the Shareholder and all Subsidiaries of the Shareholder (other than the Company and the Company Subsidiaries) from any and all continuing obligation or liability effective as of the Closing Date in connection with outstanding letters of credit under the CNF Credit Agreement, bank guarantees or other credit arrangements backed by the credit of the Shareholder or any Subsidiary thereof (other than the Company or any Company Subsidiary) to the extent such letters of credit, bank guarantees or other credit arrangements benefit the Company or any Company Subsidiary. If requested by the Shareholder, the Purchaser shall
execute   and  deliver  at  Closing  a  specific  indemnification
instrument relating to such continuing guaranty arrangement in form and substance reasonably satisfactory to the Shareholder.

(c) Prior to the second anniversary of the Closing Date, the Purchaser shall cause EWA to be irrevocably, unconditionally and forever discharged, whether by defeasance of the Dayton Bonds in accordance with the terms thereof or otherwise, from its guarantee obligations under the Dayton Bonds as set forth on
Exhibit 1.2(j).
          Section 7.18 D&O Insurance. The Shareholder shall maintain in effect for a period of at least six (6) years following the Closing Date for the benefit of the officers and directors of the Company and the Company Subsidiaries with respect to acts or omissions occurring prior to the Closing Date, the existing policies of directors' and officers' liability insurance and fiduciary insurance (and any renewals thereof) maintained by the Company and the Company Subsidiaries as of the date of this Agreement (the "Existing Policies"); provided, however, that (i) the Shareholder may substitute for the Existing Policies a policy or policies of not materially less favorable coverage (in the aggregate), and (ii) the Shareholder shall not be required to pay annual premiums for the Existing Policies (or for any substitute policies) in excess of 200% of the annual premiums payable under the Existing Policies as of the date hereof (the "Maximum
Premiums") and, in the event any future annual premiums for the Existing Policy (or any substitute policies) exceed the Maximum
Premiums, the Shareholder shall be entitled to reduce the amount of coverage of the Existing Policies (or any substitute policies) to the amount of the coverage that can be obtained for a premium equal to the Maximum Premiums.

          Section 7.19 Transition Services Agreement. Between the date of this Agreement and the Closing Date, the Parties shall use commercially reasonable efforts to negotiate in good faith to complete the Transition Services Agreement (the "Transition
Services Agreement") attached hereto as Exhibit 7.19 and to execute same as soon as is reasonably practicable, but in any event by the Closing Date.

Section 7.20   Sellers' Access to Books and Records.   The
Purchaser shall, and shall cause the Company (or any assignee of the Company to the extent the assignee is an Affiliate of the Purchaser) and each Company Subsidiary to, cooperate with the Sellers and grant to the Sellers and the Sellers' advisors and representatives reasonable access, upon not less than three (3) Business Days prior written notice, to such personnel (including, for the avoidance of doubt, such personnel and employees of Affiliates of the Purchaser other than the Company or a Company Subsidiary who were, prior to the Closing Date, employees or personnel of the Company or a Company Subsidiary or whose scope of employment was otherwise related to the Company Business), contracts, documents, books, records and other information relating to the Company, the Company Subsidiaries and the Company Business as the Sellers may reasonably require after the Closing Date in connection with any litigation or preparation for the litigation of any claim by or against any Seller or any
Subsidiary or Affiliate relating to the Company, any Company Subsidiary, the Conveyed Assets, the Assumed Liabilities or the conduct of the Company Business prior to the Closing Date or in connection with any governmental investigation of the Sellers or any of their Subsidiaries. The Purchaser will direct, and will cause the Company and the Company Subsidiaries to direct, their respective employees and personnel to render any assistance which any Seller may reasonably request pursuant to this Section 7.20, provided that the Purchaser shall be reimbursed by the Sellers for any out-of-pocket costs and expenses which it may incur in rendering the services provided for in this Section 7.20, and that such access shall not unreasonably interfere with
Purchaser's business operations. Notwithstanding any other provision of this Section 7.20, access to any employees, personnel, contracts, documents, books and records may be denied to the Sellers if the Purchaser is required under any applicable
Law relating to antitrust, employment or privacy issues to deny such access, or to protect attorney-client privilege or attorney work product. To the extent that Sellers request any access contemplated under this Section 7.20, the Sellers agree to enter into a confidentiality agreement with reasonable and customary terms to be provided by the Purchaser.
          Section 7.21 Vector Menlo Shippers' Association. Seller covenants that, between the date of this Agreement and the Closing Date, it shall use commercially reasonable efforts to assign, or transfer, by novation or amendment, as necessary, each of  the seven (7) Service Contracts listed at items 18 through 24 of Schedule 4.14(o) (the "Selected Contracts"), inclusive, in each case with the consent of each of the other parties to such contract, if required under the terms of such contract, from Vector Menlo Shippers' Association, LLC ("VMSA") to the Company,
so  that  the  Company shall have all of the rights and  benefits
accorded  to  VMSA  under  each of the  said  contracts.   Seller
further covenants that, between the date of this Agreement and the Closing Date, Seller, after causing such assignment or transfer of the Service Contracts as aforesaid: (a) shall cause VMSA to be dissolved in accordance with applicable law; (b) shall cause that certain Management and Services Agreement by and between VMSA, the Company, Menlo Logistics Inc. and Vector SCM, LLC dated as of January 28, 2004 ("MSA") to be terminated in accordance with its terms and without liability to the Company; and (c) shall ensure that, after the Closing Date, the Company shall have no liability to any other members of VMSA arising under the terms and conditions of the MSA and shall have no liability, under contract or otherwise, to any third party arising from any obligations, contractual or otherwise, owed by VMSA to that third party, except, in either case, liabilities or obligations, contractual or otherwise, that relate to the Company or the Company Business with respect to the Selected Contracts that are assigned, or transferred, by novation or amendment to the Company.

          Section 7.22 Shared Usage Licenses. The Parties agree to work together in good faith using commercially reasonable efforts to obtain for the Company and the Company Subsidiaries the right  to continue  to enjoy the benefits currently enjoyed by the  Company
and   the  Company  Subsidiaries  under  the  license  agreements identified on Exhibit 7.22 (the "Shared Usage Licenses"). To the extent any costs are incurred to obtain these continued benefits for the Company and the Company Subsidiaries, the parties shall bear such costs equally between them. The Sellers shall remain responsible for any license, maintenance, or other fees due to a vendor of any of the Shared Usage Licenses for any period prior to the date of Closing. In the event the Parties are unable prior to Closing to obtain for the Company and the Company
Subsidiaries the right to continue to receive the benefits of any of the Shared Usage Licenses, then the Parties shall continue after Closing to pursue these rights in accordance with this
Section 7.22 until such time as it is no longer commercially reasonable to do so or the Purchaser determines such rights are no longer needed.

                          ARTICLE VIII
                      CONDITIONS TO CLOSING

          SECTION 8.1 Conditions to Each Party's Obligations. The respective obligations of each Party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          (a) Antitrust Approvals. The expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the HSR Act and all applicable filings shall have been made and all applicable approvals shall have been obtained and applicable waiting periods
(and any extension thereof) shall have expired or terminated, under the applicable Foreign Antitrust Laws of Canada and the EC
Merger Regulation (provided that, in the case of Canada, receipt of an Advance Ruling Certificate or written notification stating that the Canadian Commissioner of Competition does not intend to make application to the Canadian Competition Tribunal regarding the transaction (i.e., a "no-action letter") shall constitute receipt of all applicable approvals).

          (b) No Injunction. There shall be no effective injunction, writ or preliminary restraining order or any order or ruling of any nature issued by, and no lawsuit shall have been filed by, (i) a Governmental Entity in the United States or Canada, (ii) an arbitral body of competent jurisdiction in the United States, Canada or the European Union or (iii) the European Union Court of
Justice or European Commission, or any agency thereof, ordering, ruling or seeking an order (x) prohibiting the Acquisition (or any portion thereof) from being consummated as provided herein, or (y) restraining, conditioning or requiring any change of any material term contained herein.

          Section 8.2    Conditions to Obligations of the Purchaser

..    The   obligations  of  the  Purchaser  to   consummate   the
transactions  contemplated  hereby  shall  be  subject   to   the
fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) Governmental Consents. Except for the approvals required under Laws relating to antitrust and competition, all Consents or orders of, or registrations, declarations or filings with, all Governmental Entities required to be made or obtained prior to the Closing in connection with the execution, delivery or performance hereof shall have been obtained or made, except where the failure to have obtained or made any such Consent, order, registration, declaration or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Representations and Warranties. The representations and warranties of the Sellers set forth in Articles IV and V (without giving effect to any materiality or Material Adverse Effect qualification) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)  Performance of Obligations of the Sellers.  The Sellers
shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement, taken as a whole, at or prior to the Closing.
(d)  No Material Adverse Effect.  Between the date hereof and the
Closing Date, there shall not have occurred any Material Adverse
Effect or any development likely to result in a Material Adverse
Effect.
(e)  Transfers.  The Transfers contemplated by Section 2.1 and
Section 2.2 shall have been substantially completed on or prior to the Closing in accordance with the terms hereof.
          (f) Secretary Certificate. The Purchaser shall have received a certificate duly executed by the Secretary or any Assistant
Secretary   of  each  Seller  dated  as  of  the  Closing   Date,
substantially in the form attached as Exhibit 8.2(f).

          Section 8.3    Conditions to Obligations of the Sellers

..   The obligations of the Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

          (a) Governmental Consents. Except for the approvals required under Laws relating to antitrust and competition, all Consents or orders of, or registrations, declarations or filings with, all Governmental Entities required to be made or obtained prior to the Closing in connection with the execution, delivery or performance hereof shall have been obtained or made, except where the failure to have obtained or made any such Consent, order, registration, declaration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect on the business or financial condition of the Shareholder.

          (b) Representations and Warranties. The representations and warranties of the Purchaser set forth in Article VI (without giving effect to any materiality or Material Adverse Effect qualification) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

(c) Performance of Obligations by the Purchaser. The Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement, taken as a whole, at or prior to the Closing.
(d)  Transfers.  The Transfers contemplated by Section 2.1 and
Section 2.2 shall have been substantially completed on or prior to the Closing in accordance with the terms hereof.
          (e) Secretary Certificate. The Shareholder shall have received a certificate duly executed by the Secretary or any Assistant
Secretary of the Purchaser dated as of the Closing Date, substantially in the forms attached hereto as Exhibit 8.3(e).

                           ARTICLE IX
                             CLOSING

          SECTION 9.1 Closing. The closing (the "Closing") shall occur on a date designated by the Purchaser within five (5) Business
Days  following the satisfaction or waiver of the conditions  set forth in Article VIII that are contemplated to be satisfied prior to  the  Closing Date, or on such other date as the  Parties  may
agree.   The Closing shall take place at the offices of  Skadden,
Arps,  Slate,  Meagher & Flom LLP, 525 University  Avenue,  Suite
1100, Palo Alto, California 94301, or at such other place as the Parties may agree.

          Section 9.2     Sellers Closing Deliveries

..   At  the  Closing, the Sellers shall deliver, or cause  to  be delivered, to the Purchaser the following:

          (a) a certificate duly executed by authorized officers of each Seller as to compliance with the conditions set forth in Sections 8.2(b) and (c);

(b) stock certificates representing the Shares and accompanying stock powers duly executed by Worldwide, evidencing the transfer of the Shares to the Purchaser;
          (c)  resignations, effective as of the Closing Date, of all
officers   and   directors  of  the  Company  and   the   Company
Subsidiaries;

          (d) evidence of the termination of any powers of attorney on behalf of the Company as required in writing by the Purchaser prior to the Closing;

          (e) a certificate duly executed by the Secretary or any Assistant Secretary of the Company, dated the Closing Date, as to
(1) the Company's charter documents and bylaws (2) the good standing of the Company in its jurisdiction of incorporation and in each other jurisdiction where it is qualified to do business, and (3) the effectiveness of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance hereof by the Company passed in connection with this Agreement and the transactions contemplated by this Agreement, including the Transfers, attaching copies of said resolutions;

(f) a certificate duly executed by the Secretary or any Assistant Secretary of each Seller, dated the Closing Date, as to
(1) the good standing of each Seller in its jurisdiction of incorporation and (2) the effectiveness of the resolutions of the board of directors of each Seller authorizing the execution, delivery and performance hereof by each Seller passed in connection with this Agreement and the transactions contemplated by this Agreement, including the Transfers, attaching copies of said resolutions;
(g) the organizational record books, minute books and corporate seal of the Company and each Company Subsidiary;
          (h) a certificate of non-foreign status that complies with Treasury Regulation Section 1.1445-2(b)(2);

          (i)  the Transition Services Agreement; and

          (j) all other documents required to be entered into or delivered by the Company and the Sellers at or prior to the Closing pursuant hereto.

          Section 9.3    Purchaser Closing Deliveries

..   On the Closing, the Purchaser shall have delivered, or caused to be delivered, to the Shareholder the following:

          (a)   the Cash Purchase Price to be paid at Closing pursuant to
Section 3.2(a), paid and delivered in accordance with such Section;

          (b) a certificate of an authorized officer of the Purchaser as to compliance with the conditions set forth in Sections 8.3(b) and (c);

          (c) a certificate by the Secretary or any Assistant Secretary of the Purchaser, dated the Closing Date, as to (1) the good standing of the Purchaser in its jurisdiction of incorporation and (2) the effectiveness of the resolutions of the board of directors of the Purchaser or committee thereof authorizing the execution, delivery and performance hereof by the Purchaser passed in connection with this Agreement and the transactions contemplated by this Agreement;

(d)  the Transition Services Agreement; and
          (e) all other documents required to be entered into or delivered by the Purchaser at or prior to the Closing pursuant hereto.

                            ARTICLE X
                           TERMINATION

          SECTION 10.1   Termination

..  This Agreement may be terminated:

          (a)  in writing by mutual consent of the Parties;

(b) by written notice from the Sellers to the Purchaser, in the event the Purchaser shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement required to be performed by it at or prior to Closing, or if any representation or warranty of the Purchaser shall have become untrue, in either case, such that the conditions set forth in
Section 8.3(b) or Section 8.3(c) would not be satisfied and such failure or breach is not cured within thirty (30) days following the Sellers having notified the Purchaser of its intent to terminate this Agreement pursuant to this Section 10.1(b);
(c) by written notice from the Purchaser to the Sellers, in the event either Seller shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement required to be performed by it at or prior to the Closing, or if any representation or warranty of either Seller shall have become untrue, in either case, such that the conditions set forth in
Section 8.2(b) or Section 8.2(c) would not be satisfied and such failure or breach is not cured within thirty (30) days following the Purchaser having notified the Sellers of its intent to terminate this Agreement pursuant to this Section 10.1(c);
(d) by written notice by the Sellers to the Purchaser or the Purchaser to the Sellers, as the case may be, in the event the Closing has not occurred on or prior to June 30, 2005 (the "Expiration Date") for any reason (including the pendency of any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person that questions the validity or legality of the Acquisition or any other transaction contemplated hereby or seeks damages in connection therewith) other than delay or nonperformance of the Party seeking such termination; or
(e) by written notice by the Sellers to the Purchaser or the Purchaser to the Sellers, as the case may be, if a Governmental Entity of competent jurisdiction or arbitral body shall have issued an injunction, writ or restraining order or any order or ruling and such injunction, writ, order or ruling shall have become final and non-appealable and would prevent any of the conditions to the obligations of the Party giving such notice contained in Section 8.1, 8.2 or 8.3 from being satisfied; provided, however, that in the event that such injunction, writ, order or ruling, has been entered, the Party seeking to terminate this Agreement pursuant to this Section 10.1(e) shall have used its commercially reasonable efforts to remove such ruling, order, injunction or other action.
          Section 10.2   Specific Performance and Other Remedies

..   Each Party hereby acknowledges that the rights of each  Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. In the event that any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party or Parties may, subject to the terms hereof and in addition to any remedy at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

          Section 10.3   Effect of Termination

..  In the event of termination of this Agreement pursuant to this
Article X, this Agreement shall forthwith become void and there shall be no liability on the part of any Party or its partners, officers, directors or stockholders, except for obligations under
Section  7.6  (Public  Announcements),  Section  12.1  (Notices),
Section   12.4   (Captions),  Section  12.5   (Controlling   Law;
Amendment),   Section  12.6  (Consent  to  Jurisdiction,   Etc.),
Section  12.8  (Counterparts), Section  12.11  (Integration)  and
Section 12.13 (Transaction Costs) and this Section 10.3, all of which shall survive the Termination Date. Notwithstanding the foregoing, nothing contained in this Section 10.3 shall relieve any Party from liability for any breach hereof occurring prior to the Termination Date.

                           ARTICLE XI
                         INDEMNIFICATION

          SECTION 11.1   Indemnification Obligations of the Shareholder

..   From  and after the Closing, the Shareholder shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to (without duplication):

          (a) any breach or inaccuracy of any representation or warranty made by any Seller in this Agreement (other than in connection with  Taxes under Section 4.15 which shall be governed solely  by
Section  11.1(g)),  (for purposes of this Section  11.1(a),  such
representations  and  warranties  shall  be  read   (i)   without
reference  to  materiality or Material Adverse  Effect  and  (ii)
exclusive of any supplement or amendment to any Schedule  whether or  not accepted by the Purchaser in accordance with Section  7.7 after the date of this Agreement;

(b) any breach of any covenant (other than covenants contained in Section 7.2 (Inspection and Access to Information), Section
7.3 (Interim Financials), Section 7.4 (No Solicitation of Transactions) or Section 7.5(d) (Commercially Reasonable Efforts; Further Assurances; Cooperation) and other than covenants relating to the payment of Taxes which are covered solely by
Section 11.1(g)), agreement or undertaking made by any Seller, the Company or any Company Subsidiary in this Agreement, the Company Ancillary Documents or the Shareholder Ancillary Documents;
(c) any fraud on the part of any Seller, the Company or any Company Subsidiary in connection with this Agreement, the Company Ancillary Documents or the Shareholder Ancillary Documents;
          (d)  the ALPA Agreement;

          (e)  any Excluded Assets;

(f)  any Excluded Liabilities;
          (g) any liability of the Company or any Company Subsidiary (x) for any Taxes of the Company or any Company Subsidiary with respect to any Tax period or portion thereof ending on or  before the  Closing  Date  (or  for any Straddle Period  to  the  extent
allocable    (determined    in   a   manner    consistent    with
Section  7.11(b)) to the portion of such period beginning  before and ending on the Closing Date) but only to the extent such Taxes are  not reflected, on an item-by-item basis, in the reserve  for
Tax   liability   (excluding  any  reserve  for  deferred   Taxes
established to reflect timing differences between book and Tax income) shown on the Company Financial Statements or the Final
Working Capital Statement, (including, without limitation, any liability associated with the transfer of any Excluded Asset out of the Company or any Company Subsidiary), and (y) for the unpaid
Taxes  of  any  Person  (other than  the  Company  or  a  Company
Subsidiary)  whether  arising under Treasury Regulations  section
1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or in any other manner and (z) for Transaction Taxes;

(h) any claim or demand by a Multiemployer Plan for withdrawal liability under Title IV of ERISA arising from, or with respect to, actions taken by the Shareholder, the Company, any Company Subsidiary or any ERISA Affiliate prior to the Closing; or
          (i)  the matters set forth on Exhibit 11.1(i).

          The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Purchaser Indemnified Parties described in this Section 11.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are collectively referred to as "Purchaser Losses". Notwithstanding the foregoing, for the avoidance of doubt, Purchaser Losses shall not include, and the Shareholder shall not indemnify, defend and hold harmless the Purchaser Indemnified Parties from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to Sections 11.2(c), (d), (e), (f) (other than with respect to a breach or inaccuracy of any representation and warranty made by the Sellers in Section 4.29), (g), (i) and (j).

          Section 11.2   Indemnification Obligations of the Purchaser

..    The   Purchaser  shall  indemnify  and  hold  harmless   the
Shareholder Indemnified Parties from, against and in respect of any and all claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of
investigation  and  reasonable  attorneys'  fees  and   expenses)
arising out of or relating to:

          (a) any breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement;

(b) any breach of any covenant, agreement or undertaking made by the Purchaser in this Agreement or in any Purchaser Ancillary
Document;
          (c)  obligations or liabilities described on Exhibit 11.2;

          (d) any claim or demand by a Multiemployer Plan for withdrawal liability under Title IV of ERISA arising from, or with respect to, actions taken by the Purchaser, the Company, any Company
Subsidiary or ERISA Affiliate on or after the Closing;

(e)  any Assumed Liabilities;
          (f)  the Assumed Debt;

          (g) EWA's guarantee obligation under the Dayton Bonds as set forth on Exhibit 1.2(j);

(h) any fraud on the part of the Purchaser in connection with this Agreement or the Purchaser Ancillary Documents;
          (i) the failure of the Company or any Company Subsidiaries to assume and perform all of its obligations under the Collective
Bargaining Agreements listed in Exhibit 1.2(e) on or after the Closing Date (including any obligation to engage in effects bargaining or bargaining concerning benefit changes resulting from the Acquisition); or

          (j) any Tax refunds or credits, or other Tax benefits, realized by the Purchaser (directly or via its ownership of the Company) from an adjustment on a Tax Return for a period prior to the Closing (or for an Straddle Period to the extent allocable
(determined in a manner consistent with Section 7.11(b)) to the portion of such period ending on the Closing Date) that reduces the Tax liability for the Company and its Subsidiaries with respect to any Tax period or portion thereof ending after the Closing Date (or for any Straddle Period to the extent allocable
(determined in a manner consistent with Section 7.11(b)) to the portion of such period ending after the Closing Date), calculated in a manner consistent with Section 11.5(b), including by way of example and not by limitation, deductions originally taken in an earlier year when the Company was a member of the Shareholder group and joined in the Seller's consolidated federal income Tax
Return that are not allowed by a Governmental Entity until a subsequent year when the Company is a member of the Purchaser group, and items of income recognized as a post-Closing Tax period by the Purchaser group that a Governmental Entity requires the Shareholder group to recognize in a pre-Closing-Tax Period.

          The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Shareholder Indemnified Parties described in this Section 11.2 as to which the Shareholder Indemnified Parties are entitled to indemnification are collectively referred to as "Shareholder Losses". Notwithstanding the foregoing, for the avoidance of doubt, Shareholder Losses shall not include, and the Purchaser shall not indemnify, defend and hold harmless the Shareholder Indemnified Parties from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to Sections 11.1(d), (e), (f), (g),
(h) and(i).

          Section 11.3   Indemnification Procedure

..

          (a) Promptly following receipt by an Indemnified Party of notice by a third party (including any Governmental Entity) of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled  to  receive  payment  from  the  other  Party  for  any
Purchaser Loss or any Shareholder Loss (as the case may be), such
Indemnified  Party shall notify the Purchaser or the Shareholder, as the case may be (the "Indemnifying Party"), promptly following the Indemnified Party's receipt of such complaint or of notice of
the   commencement  of  such  audit,  investigation,  action   or
proceeding; provided, however, that the failure to so notify  the
Indemnifying  Party  shall relieve the  Indemnifying  Party  from liability hereunder with respect to such claim only if, and  only to  the  extent that, such failure to so notify the  Indemnifying
Party   results  in  such  Indemnifying  Party  being  materially
prejudiced  as  a result thereof.  The Indemnifying  Party  shall have  the right, upon written notice delivered to the Indemnified
Party  within  forty-five  (45) days  thereafter  to  assume  the defense  of  such  audit, investigation,  action  or  proceeding, including  the  employment of counsel reasonably satisfactory  to
the   Indemnified  Party  and  the  payment  of  the   fees   and
disbursements of such counsel.  In the event, however,  that  the
Indemnifying Party declines or fails to assume the defense of the audit,  investigation, action or proceeding on the terms provided above  or  to  employ  counsel  reasonably  satisfactory  to  the
Indemnified Party, in either case within such 45-day period, then
the   Indemnifying  Party  shall  pay  the  reasonable  fees  and disbursements of counsel for the Indemnified Party  as  incurred;
provided,  however,  that the Indemnifying  Party  shall  not  be required  to  pay  the fees and disbursements of  more  than  one
counsel  for  all  Indemnified  Parties,  and  additional   local
counsel, if necessary, in any single audit, investigation, action or proceeding.  In any audit, investigation, action or proceeding
for   which   indemnification  is  being  sought  hereunder   the
Indemnified  Party or the Indemnifying Party,  whichever  is  not assuming  the  defense of such action, shall have  the  right  to participate in such matter and to retain its own counsel at  such
Party's  own  expense.  The Indemnifying Party or the Indemnified
Party  (as  the  case may be) shall at all times  use  reasonable efforts  to keep the Indemnifying Party or Indemnified Party  (as the case may be) reasonably apprised of the status of the defense of  any  matter  the defense of which it is maintaining  and  the
Parties  shall  cooperate  in good faith  with  each  other  with
respect  to  the  defense  of any such  matter.   Notwithstanding
anything  contained  in  this Section 11.3(a),  the  Indemnifying
Party  shall not be entitled to assume the defense of any  audit, investigation, action or proceeding (and shall be liable for  the reasonable  fees and disbursements of counsel of the  Indemnified
Party  in  connection  with defending such audit,  investigation, action or proceeding, which fees and disbursements shall be  paid
by   the   Indemnifying   Party  in  advance)   if   the   audit,
investigation, action or proceeding (i) involves a matter where a single counsel selected by the Indemnifying Party may not represent the Indemnified Party and the Indemnifying Party under applicable ethical rules involving conflicts of interest or (ii) seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnified Party that the Indemnified Party reasonably determines cannot be separated from any related claim for money damages.

(b)  No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which
indemnification is being sought hereunder without the prior
written Consent of the Indemnifying Party, unless (i) the
Indemnifying Party fails to timely assume and maintain the
defense of such claim pursuant to Section 11.3(a) or (ii) such settlement, compromise or Consent includes an unconditional
release of the Indemnifying Party and its officers, directors, employees and Affiliates from all liability arising out of such claim.  An Indemnifying Party may not, without the prior written
Consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (x) such
settlement, compromise or Consent includes an unconditional
release of the Indemnified Party and its officers, directors, employees and Affiliates from all liability arising out of such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified
Party's Affiliates.
          (c) In the event an Indemnified Party claims a right to payment pursuant hereto, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party.  Such notice shall  specify  the  basis for such claim.  The  failure  by  any
Indemnified  Party  to  so  notify the Indemnifying  Party  shall relieve  the  Indemnifying Party from any liability that  it  may have  to  such Indemnified Party with respect to any  claim  made pursuant to this Section 11.3(c), only if, and only to the extent that, such failure to so notify the Indemnifying Party results in such  Indemnifying Party being materially prejudiced as a  result
thereof.   Notices  for  claims in  respect  of  a  breach  of  a
representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under Section 11.4. In the event the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, as promptly as possible, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5)Business Days following the final determination of the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise), the Indemnifying Party shall pay to the Indemnified
Party immediately available funds in an amount equal to such claim as determined hereunder.

          Section 11.4   Claims Period

..   The  Claims Periods hereunder shall begin on the date  hereof and terminate as follows:

          (a)   with  respect to Purchaser Losses  arising  under
(i) Section 11.1(a) with respect to any breach or inaccuracy of any representation or warranty set forth in Section 4.2 (Authorization), Section 4.3 (Capital Stock), and Section 4.27 (Brokers, Finders and Investment Bankers) and Article V (collectively, the "Surviving Representations"), or
(ii) Section 11.1(b) (other than with respect to Sections 7.1 (Conduct of Business by the Company and the Company Subsidiaries prior to the Closing), 7.5 (Commercially Reasonable Efforts; Further Assurances; Cooperation), 7.6 (Public Announcements), 7.7 (Supplements to Schedules; Notices of Certain Events), 7.8 (Employee and Benefit Matters), 7.9(a) and (c) (Insurance), 7.14 (Consents; Novation of Government Contracts) and 7.15 (Transfer Structure; Transfer Documentation)), Section 11.1(c), Section 11.1(d), Section 11.1(e), Section 11.1(f), Section 11.1(h) and
Section 11.1(i) (collectively, the "Surviving Obligations"), the Claims Period shall continue indefinitely;

(b)  with respect to Purchaser Losses arising under
Section 11.1(g) (collectively, the "Additional Surviving Obligations"), the Claims Period shall continue until the expiration of the applicable statutes of limitation;
(c) with respect to Shareholder Losses arising under (i) Section 11.2(a) with respect to any breach or inaccuracy of any representation or warranty set forth in Section 6.2 (Authorization), (ii) under Section 11.2(b) with respect to Sections 7.8(i), (j) and (k) (Employee and Benefit Matters) and Sections 7.9(b) and (c) (Insurance) and (iii) under Sections 11.2(c), (d), (e), (f), (g), (h) and (i), the Claims Period shall continue indefinitely and with respect to Shareholder Losses arising under Section 11.2(b) (other than with respect to Sections 7.8(i), (j) and (k) (Employee and Benefit Matters) and Sections 7.9(b) and (c) (Insurance)) and Section 11.2(j), the Claims Period shall continue until the expiration of the applicable statutes of limitation; and
(d) with respect to all other Purchaser Losses or Shareholder Losses arising hereunder the Claims Period shall terminate eighteen (18) months after the Closing Date.
Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

          Section 11.5   Liability Limits

..

          (a) Notwithstanding anything to the contrary set forth in this Agreement, the Purchaser Indemnified Parties shall not make a claim  against  the  Shareholder for indemnification  under  this
Article  XI  for Purchaser Losses unless and until the  aggregate amount  of Purchaser Losses exceeds $3.75 million (the "Purchaser
Basket"),  and  in any event only to the extent  each  individual
Purchaser  Loss  or group of related individual Purchaser  Losses which  arise out of the same event or occurrence exceeds  $50,000
(or,  if  the  event or occurrence giving rise to such  Purchaser
Loss  occurs  after the date hereof and on or before the  Closing
Date,  $100,000)  (the  "Loss Threshold"),  in  which  event  the
Purchaser Indemnified Parties may claim indemnification  for  all such  Purchaser Losses to the extent such Purchaser Losses exceed
$1.5 million (the "Purchaser Deductible"); provided, however, (i)
the  Surviving Obligations, the Additional Surviving  Obligations
and  the  Surviving Representations shall not be subject  to  the
Purchaser Basket, the Loss Threshold or the Purchaser Deductible,
(ii)  the first $5 million of Special Losses shall not be subject
to   any   of  the  liability  limits  in  this  Section  11.5(a)
(including, for the avoidance of doubt, the Purchaser Basket, the
Loss  Threshold, the Purchaser Deductible and the Purchaser  Cap)
and  indemnification for the first $5 million of  Special  Losses shall  not  be  counted for purposes of determining  whether  the
Purchaser  Cap  has  been  exceeded  and  (iii)  Special   Losses
exceeding $5 million (and only to the extent such Special  Losses exceed  $5  million) shall be counted for purposes of determining whether  the  Purchaser  Cap  has been  exceeded  (but,  for  the avoidance of doubt, shall not be subject to the Purchaser Basket,
the  Loss  Threshold  or  the Purchaser Deductible).   The  total
aggregate  amount of liability of the Shareholder  for  Purchaser
Losses  shall  be  limited to $25 million (the "Purchaser  Cap");
provided, however, that the Surviving Obligations (other than Special Losses in excess of $5 million), the Additional Surviving
Obligations and the Surviving Representations shall not be subject to the Purchaser Cap.

(b) Calculation and Mitigation of Losses. In calculating amounts payable to an Indemnified Party, the amount of the Purchaser Losses or Shareholder Losses, as the case may be, (for purposes of this Section 11.5(b) individually a "Loss" and collectively "Losses" as the context requires) (i) shall not be duplicative of any other Loss for which an indemnification claim has been made; (ii) shall be computed net of any amounts actually recovered by such Indemnified Party under any insurance policy with respect to such Loss, after adjusting for any premium increases relating to such Loss; (iii) shall be reduced to take account of any net Tax benefit realized by such Indemnified Party arising from the incurrence or payment of any indemnity payments hereunder; and (iv) shall be reduced by any reversal of such Loss in a subsequent period except to the extent that the delay in recovery or reversal of such Loss creates an interest expense to the Indemnified Party. In computing the amount of any such Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit after the incurrence or payment of any indemnified Loss. Each Indemnified Party shall be obligated to use its commercially reasonable efforts to mitigate to the fullest extent practicable the amount of any Loss for which it is entitled to seek indemnification hereunder, and the costs of all such litigation efforts shall constitute Losses for purposes of the provisions set forth in this Article XI.
          (c) No Special Damages. There shall be no indemnification pursuant to this Agreement for any special, incidental, punitive, consequential, or similar damages solely with respect to claims made under Sections 11.1(a), 11.1(b), 11.2(a) or 11.2(b). There shall be no indemnification pursuant to this Agreement for any incidental, consequential or similar damages solely with respect to 11.1(i).

(d) Other Adjustments. Notwithstanding anything to the contrary contained in this Agreement in the event that any fact, event or circumstance which results in an adjustment to the Purchase Price (including the calculations contemplated by Sections 3.3 and 3.4 hereof) would also constitute a breach of or inaccuracy in any of the representations, warranties, covenants or agreements of an Indemnifying Party under this Agreement, the Indemnifying Party shall have no obligation to indemnify any Indemnified Party with respect to such breach or inaccuracy to the extent the Purchase Price has been adjusted in respect thereof.
(e) The Parties (and, by their acceptance of the benefits under this Agreement, each Purchaser Indemnified Party and Shareholder Indemnified Party) hereby agree that their sole and exclusive remedy after the Closing with respect to any and all Losses relating to any or all of this Agreement, the Company Business, the Company, the Company Subsidiaries and the Shares (other than Losses of or arising from fraud) shall be pursuant to the indemnification provisions set forth in this Article XI.
          Section 11.6   Investigations; Tax Treatment

..

          (a) The respective representations and warranties of the Parties contained in this Agreement or any certificate or other document delivered by any Party at or prior to the Closing and the rights to indemnification set forth in Article XI shall not be deemed waived or otherwise affected by any investigation made, or knowledge acquired, by a Party.

          (b) The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price unless otherwise required by applicable Law.

          Section 11.7   Sellers' Representations and Warranties

..   The  Parties acknowledge and agree that: (a) except  for  the representations and warranties of the Sellers expressly contained in Articles IV and V, neither the Sellers nor any of their
Affiliates, nor any of their respective directors, officers, employees, agents or representatives, nor any other Person acting on behalf of any foregoing Person, makes any representation or
warranty,   express   or  implied;  (b)  no  representations   or
warranties are made in the Ancillary Documents. Notwithstanding anything to the contrary in this Agreement or the Ancillary Documents, the Purchaser acknowledges and agrees that the Sellers make no representation or warranty with respect to, and nothing contained in this Agreement (including Articles IV and V hereof), in the Ancillary Documents or in any other agreement, document or instrument to be delivered in connection herewith or therewith is intended or shall be construed to be a representation or warranty (express or implied) of any of the Sellers, for any purpose of
this   Agreement  (including  this  Article  XI),  the  Ancillary
Documents or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of (x) the Preliminary Working Capital Statement and the Final Working Capital Statement, and (y) any financial reports, statements and data delivered or made available to the Sellers between the date hereof and the Closing Date whether pursuant to Section 7.3 hereof or otherwise.

          Section 11.8   Successors or Assigns

..   The  indemnification obligations of the Shareholder contained in  this  Article  XI  shall be binding upon the  successors  and
assigns   of  the  Shareholder  and,  as  a  condition   to   the
consummation of any acquisition transaction, shall be expressly assumed by any such successor or assign, effective immediately
upon   such  Person  becoming  a  successor  or  assign  of   the
Shareholder pursuant to documentation in form and substance reasonably acceptable to the Purchaser.

                           ARTICLE XII
                    MISCELLANEOUS PROVISIONS

          SECTION 12.1   Notices

..   All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the Party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by UPS Next Day Air (with evidence of delivery and postage and other fees prepaid) as follows:

     To the Purchaser
     or Parent:     United Parcel Service, Inc.
                    55 Glenlake Parkway
                    Atlanta, Georgia 30328
                    Attn:  Michael S. O'Farrell

     with a copy to:     United Parcel Service, Inc.
                    55 Glenlake Parkway
                    Atlanta, Georgia 30328
                    Attn:  Legal Department

     and to:        King & Spalding LLP
                    191 Peachtree Street
                    Atlanta, Georgia  30303-1763
                    Attn:  William R. Spalding, Esq.

     To the Sellers:     CNF Inc.
                    3240 Hillview Avenue
                    Palo Alto, CA 94304
                    Attn:  General Counsel

                    Menlo Worldwide, LLC
                    One Lagoon Drive
                    Suite 400
                    Redwood City, CA 94065
                    Attn:  Legal Department

     with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, CA  90071-3144
                    Attn:  Michael Gisser, Esq.

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person, (b) on the first (1st) Business Day after delivery to a UPS customer service representative if sent by UPS Next Day Air.

          Section 12.2   Schedules and Exhibits

..   The Schedules and Exhibits are hereby incorporated into  this
Agreement and are hereby made a part hereof as if set out in full herein.

          Section 12.3   Assignment; Successors in Interest

..   Notwithstanding anything contained in this Agreement  to  the contrary, no assignment or transfer by any Party of such Party's rights and obligations hereunder shall be made except with the prior written Consent of the other Parties; provided that the Purchaser shall, without the obligation to obtain the prior written Consent of any other Party, be entitled to assign this Agreement or all or any part of its rights or obligations hereunder, including the assignment of the Purchaser's right to purchase the Shares and the Conveyed Assets or portions thereof or otherwise consummate the transactions contemplated herein or in the Transfer Documentation, to one or more Affiliates of the Purchaser; provided further that no such assignment by the Purchaser shall release the Purchaser from any of its obligations hereunder or substitute any such assignee as a party hereto.
This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

          Section 12.4   Captions

..   The  titles, captions and table of contents contained  herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          Section 12.5   Controlling Law; Amendment

.. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without reference to its choice of law rules (other than Section 5-1401 of the New York General Obligations Law). This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

          Section 12.6   Consent to Jurisdiction, Etc

..   Each  Party hereby irrevocably agrees that any Legal  Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of New York or the federal courts located in the
State of New York, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this
Section 12.6 is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party hereby irrevocably waives the right to a trial by
jury.   In  addition,  each Party hereby waives,  and  shall  not
assert as a defense in any Legal Dispute, that (a) such Party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party's property is exempt or immune form execution, (d) such action, suit or proceeding is brought in an inconvenient forum or (e) the
venue  of such action, suit or proceeding is improper.   A  final
judgment  in  any  action, suit or proceeding described  in  this
Section 12.6 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

          Section 12.7   Severability

..   Any  provision hereof that is prohibited or unenforceable  in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each Party hereby waives any provision of law that renders any such provision prohibited or unenforceable in any respect.

          Section 12.8   Counterparts

..   This  Agreement may be executed in two or more  counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

          Section 12.9   Enforcement of Certain Rights

..   Nothing expressed or implied herein is intended, or shall  be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof (except as provided in Sections 11.5(e) and 12.14(a)).

          Section 12.10  Waiver

..   Any  agreement  on the part of a Party to  any  extension  or waiver  of any provision hereof shall be valid only if set  forth
in  an  instrument in writing signed on behalf of such Party.   A
waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be
construed   as  a  waiver  of  any  other  covenant,   agreement,
obligation, condition, representation or warranty. A waiver by any Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

          Section 12.11  Integration

..   This  Agreement  and the documents executed  pursuant  hereto supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof (except for that certain Confidentiality Agreement, dated as of September 3, 2004, by and between Parent and the Shareholder which shall survive termination of this Agreement) and constitute the entire agreement among the Parties with respect thereto.

          Section 12.12  Cooperation Following the Closing

..   Following the Closing, each Party shall deliver to the  other
Parties such further information and documents and shall execute and deliver to the other Parties such further instruments and agreements as any other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other Party the benefits hereof.

          Section 12.13  Transaction Costs

..   Except  as provided above or as otherwise expressly  provided herein, (a) the Purchaser shall pay its own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and counsel; and (b) the Shareholder shall pay its own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, and shall pay all fees, costs and expenses of the Company and the fees, costs and expenses of financial advisors, accountants and counsel to the Shareholder, Worldwide and the Company. All fees, costs and expenses related to or arising in connection with Transfers of the Conveyed Assets, the Excluded Assets, the Assumed Liabilities, the Excluded Liabilities, the Transferred Employees, the Logistics Contract Employees or the Excluded Employees to or from the Company and the Company Subsidiaries shall be borne by the Sellers.

          Section 12.14  Parent Guarantee.

          (a) Parent hereby unconditionally and irrevocably guarantees to the Sellers, each Seller Indemnified Party and their respective successors and permitted assigns the due and punctual payment  in full  of each obligation (each, an "Obligation" and collectively, the  "Obligations") of the Purchaser under this Agreement and the
Purchaser  Ancillary Documents.  Parent agrees that  if  for  any reason whatsoever the Purchaser shall fail or be unable to  duly,
punctually   and   fully   pay  any  Obligation,   Parent   shall
unconditionally pay the Obligation. Nothing shall discharge or satisfy the liability of Parent under the guarantee contained in this Section 12.14 except the full payment of the Obligations.
The guarantee contained in this Section 12.14 constitutes a guarantee of payment when due and not of collection.

(b) Subject to Section 12.14(d), the obligations of Parent under this Section 12.14 shall not be subject to any reduction, limitation, impairment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any Obligation.
Without limiting the generality of the foregoing, the obligations of Parent under the guarantee contained in this Section 12.14 shall not be discharged or impaired or otherwise affected by, (i) the failure of any Seller to assert any claim or demand or to enforce any right or remedy under this Section 12.14; (ii) any default, failure or delay, willful or otherwise, in the payment of all or any part of any Obligation; or (iii) any other act or omission or delay to do any other act which might in any manner or to any extent vary the risk of Parent or which would otherwise operate as a discharge of a guarantor as a matter of law, and Parent hereby waives (x) all presentments, demands for payment to the Purchaser, notices of protest for non-payment, notices of default, any other notice, any proof of reliance by any Seller upon the guarantee contained in this Section 12.14 or acceptance of the guarantee contained herein and all other formalities; (y) any rights to set-off, recoupments, claims, counterclaims; and
(z) any right to revoke or terminate this guarantee.
(c) In furtherance of the foregoing and not in limitation of any other right which the Sellers may have at law or in equity against Parent by virtue of the guarantee contained in this
Section 12.14, upon failure of the Purchaser to make any payment pursuant to any Obligation, when and as the same shall become due whether at closing, under any provision contained in this Agreement, any Ancillary Document or otherwise, Parent shall pay such Obligation.
          (d)  Notwithstanding anything to the contrary set forth in this
Section 12.14, Parent shall have the right to assert as a defense to any of its obligations hereunder any defense or exercise of rights that would be available to it had it entered into the Obligations directly in the place of the Purchaser.









                   [Signature Page to Follow]

           IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

                         UNITED PARCEL SERVICE OF AMERICA, INC.


                         By:   /s/ Thomas H. Delbrook
                               _______________________________
                         Name:     Thomas H. Delbrook
                               _______________________________

                         Title:    Assistant Treasurer
                               _______________________________


                         UNITED PARCEL SERVICE, INC.



                         By:   /s/ Thomas H. Delbrook
                               _______________________________
                         Name:     Thomas H. Delbrook
                               _______________________________

                         Title:    Assistant Treasurer
                               _______________________________


                         CNF INC.


                         By:   /s/ W. Keith Kennedy, Jr.
                             _________________________________
                         Name:     W. Keith Kennedy, Jr.
                              ________________________________
                         Title:    Chairman of the Board
                              ________________________________


                         MENLO WORLDWIDE, LLC


                         By: CNF Inc., its managing member



                        By:   /s/ W. Keith Kennedy, Jr.
                             _________________________________
                        Name:     W. Keith Kennedy, Jr.
                              ________________________________
                        Title:    Chairman of the Board
                              ________________________________